Exhibit 10.19

LOAN SALE AGREEMENT

between

MORTGAGEIT, INC.

as a seller

and

MORTGAGEIT HOLDINGS, INC.

as a seller

and

MORTGAGEIT SPV I

acting with respect to the REIT Sub-Trust

and acting with respect to the

TRS Sub-Trust

as the purchaser

Dated as of

August 4, 2004

i

SCHEDULES & ANNEXES

ii

THIS LOAN SALE AGREEMENT (as amended, supplemented or otherwise modified from time to time, this “Loan Sale Agreement” or “Agreement”), dated as of August 4, 2004, is made between MortgageIT, Inc., a New York corporation, as a seller (“MortgageIT”), MortgageIT Holdings, Inc., a Maryland corporation, as a seller (“MortgageIT Holdings”, and together with MortgageIT, the “Sellers”, and each, individually, a “Seller”), and MortgageIT SPV I, a Delaware statutory trust (the “Trust”), acting with respect to the REIT Sub-Trust and, separately, acting with respect to the TRS Sub-Trust as the purchaser.

WITNESSETH:

WHEREAS, pursuant to the terms of a Master Mortgage Loan Purchase Agreement, dated as of August 4, 2004, by and between MortgageIT, as the seller thereunder, and MortgageIT Holdings, as the purchaser thereunder (as amended, supplemented or otherwise modified and in effect from time to time, the “Originator’s Loan Sale Agreement”), MortgageIT Holdings will from time to time acquire REIT Mortgage Loans from MortgageIT;

WHEREAS, pursuant to the terms of this Loan Sale Agreement, MortgageIT Holdings desires from time to time to sell REIT Mortgage Loans to the REIT Sub-Trust and MortgageIT desires from time to time to sell TRS Mortgage Loans to the TRS Sub-Trust upon the terms and conditions hereinafter set forth;

WHEREAS, pursuant to the terms of a Mortgage Loan Repurchase Agreement, dated as of the date hereof, between the TRS Sub-Trust, as seller thereunder, and UBS, as the purchaser thereunder, (as amended, supplemented or otherwise modified and in effect from time to time, the “Loan Repurchase Agreement”), UBS Real Estate Securities Inc. (“UBS”) will from time to time acquire the TRS Mortgage Loans from the TRS Sub-Trust, subject to the TRS Sub-Trust’s obligation to repurchase such TRS Mortgage Loans and upon the terms and conditions set forth therein;

WHEREAS, the REIT Sub-Trust, UBS, and certain other entities are parties to the Note Purchase and Security Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified and in effect from time to time, the “Note Purchase Agreement”), pursuant to which certain parties thereto (the “Note Purchasers”), severally, have agreed, subject to the terms and conditions of the Note Purchase Agreement, to purchase the Notes issued thereunder by the REIT Sub-Trust (the “Notes”), which will be secured by the REIT Mortgage Loans owned by the REIT Sub-Trust and will be held from time to time by the entities that are parties to the Note Purchase Agreement as Noteholders (each a “Noteholder”) and UBS is acting thereunder as agent for the Note Purchasers and the Noteholders (in that capacity, the “Agent”);

WHEREAS, pursuant to the terms of the Note Purchase Agreement, the REIT Sub-Trust will from time to time pledge the REIT Mortgage Loans to secure the Notes;

WHEREAS, pursuant to the terms of a Mortgage Loan Purchase Agreement, dated as of the date hereof, between the TRS Sub-Trust and UBS (as amended, supplemented or otherwise modified and in effect from time to time, the “Loan Purchase Agreement”), and a Mortgage Loan Participation Agreement, dated as of the date hereof between the TRS Sub-Trust and UBS (as amended, supplemented or otherwise modified and in effect from time to time, the

“Loan Participation Agreement”) UBS will from time to time acquire TRS Mortgage Loans or Participation Certificates backed by TRS Mortgage Loans from the TRS Sub-Trust upon the terms and conditions set forth therein.

WHEREAS, each of MortgageIT, MortgageIT Holdings and the Trust agree that all representations, warranties, covenants and agreements made by it herein will be for the benefit of other parties hereto and will be assigned by the Trust (1) with respect to the TRS Mortgage Loans, to UBS, and (2) with respect to the REIT Mortgage Loans, to UBS for the benefit of UBS, the Note Purchasers and the Noteholders; and

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01       Definitions.  For all purposes of this Loan Sale Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the definitions contained in the Definitions List attached as Schedule 1 to this agreement.  As used in this Loan Sale Agreement, the following terms shall have the following meanings:

“Agency Approvals”:  As defined in Section 3.01(a)(ix) of this Agreement.

“Event of Default”:     As defined in the Loan Repurchase Agreement.

ARTICLE II

SALE AND CONTRIBUTION OF MORTGAGE LOANS

SECTION 2.01       Acquisition; Capital Contribution.

(a)           On the Effective Date and on any Note Purchase Date thereafter until and including the Termination Date, MortgageIT Holdings will sell and does hereby sell, and the REIT Sub-Trust will purchase and does hereby purchase, REIT Mortgage Loans owned by MortgageIT Holdings, whether now existing or hereafter arising, without recourse (except as provided in Sections 3.02 and 4.01(a) hereof).  After each such sale, ownership in the REIT Mortgage Loans will be vested in and attributed to the REIT Sub-Trust.  In connection with such sale, to the extent that the fair market value of the REIT Mortgage Loans sold hereby by MortgageIT Holdings exceeds the cash consideration received by it in connection therewith, then simultaneously with such sale, MortgageIT Holdings shall be deemed to have made a new contribution of capital to the REIT Sub-Trust in the amount of such excess, which shall be recorded by the Administrator pursuant to Section 5.06 of the Trust Agreement.

As of the date hereof and on any Purchase Date thereafter until and including the date on which the Loan Repurchase Agreement, the Loan Purchase Agreement and the Loan Participation Agreement are terminated or cease to be effective, MortgageIT will sell and does hereby sell, and the TRS Sub-Trust will purchase and does hereby purchase, the TRS Mortgage Loans owned by MortgageIT, whether now existing or hereafter arising, without recourse (except as provided in Sections 3.02 and 4.01(a) hereof).  After each such sale, ownership in the TRS Mortgage Loans will be vested in and attributed to the TRS Sub-Trust.  In connection with such sale, to the extent that the fair market value of the TRS Mortgage Loans sold hereby by MortgageIT exceeds the cash consideration received by it in connection therewith, then simultaneously with such sale, MortgageIT shall be deemed to have made a new contribution of capital to the TRS Sub-Trust in the amount of such excess, which shall be recorded by the Administrator pursuant to Section 5.06 of the Trust Agreement.

(b)           On the Effective Date, MortgageIT shall sell, along with the TRS Mortgage Loans, all of its rights and benefits under each Takeout Commitment to the full extent permitted by the Takeout Investor, to deliver the Mortgage Loans specified therein to the Takeout Investor and to receive the Takeout Proceeds therefore from the Takeout Investor.  On the Effective Date, MortgageIT Holdings shall also sell all of its rights and benefits under the Originator’s Loan Sale Agreement to the REIT Sub-Trust, along with the REIT Mortgage Loans, including its rights and benefits under each Takeout Commitment to the full extent permitted by the Takeout Investor, to deliver the Mortgage Loans specified therein to the Takeout Investor and to receive the Takeout Proceeds therefore from the Takeout Investor.  The REIT Sub-Trust shall have the right to exercise any and all of MortgageIT Holdings’ rights under the Originator’s Loan Sale Agreement and shall be entitled to all of the benefits of MortgageIT Holdings thereunder to the extent provided for in such sale.

(c)           In connection with the sale and contribution described in Section 2.01(b) above, MortgageIT Holdings agrees to record and file, at its expense, financing statements in the relevant jurisdictions (and thereafter will file continuation statements with respect to such financing statements) with respect to all of the REIT Mortgage Loans contributed and to be transferred by it to the REIT Sub-Trust pursuant to this Loan Sale Agreement, meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect and to maintain the perfection of, the transfer, conveyance and contribution of the Mortgage Loans from such Seller to the REIT Sub-Trust and the pledge of the REIT Collateral from the REIT Sub-Trust to UBS, and to deliver a file-stamped copy of such financing statements or other evidence of such filings to UBS on or prior to the initial Note Purchase Date; provided, however, that the related Mortgage Files (including each original executed Mortgage) will not be physically delivered to UBS but instead will be held by the Custodian.

In connection with the sale and contribution described in Section 2.01(b) above, MortgageIT agrees to record and file, at its expense, financing statements in the relevant jurisdictions (and thereafter will file continuation statements with respect to such financing statements) with respect to all of the TRS Mortgage Loans contributed and to be transferred by it to the TRS Sub-Trust pursuant to this Loan Sale Agreement, meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect and to maintain the perfection of, the transfer, conveyance and contribution of the Mortgage Loans from such Seller to the TRS Sub-Trust and the sale of the TRS Collateral from the TRS Sub-Trust to UBS, and to deliver a file-stamped copy of such financing statements or other evidence of such filings to UBS on or prior to the initial Purchase Date; provided, however, that the related Mortgage Files (including each original executed Mortgage) will not be physically delivered to UBS but instead will be held by the Custodian.

(d)           Notwithstanding anything to the contrary, MortgageIT and the TRS Sub-Trust intend the sale and transfer of the TRS Mortgage Loans to UBS under the Loan Repurchase Agreement, this Loan Sale Agreement or the Loan Participation Agreement to be sales of the TRS Mortgage Loans rather than borrowings secured by the Mortgage Loans for legal purposes.

(e)           If in any enforcement suit or legal proceeding it is held that either Servicer may not enforce a Mortgage on the ground that it is not a real party in interest or holder entitled to enforce the Mortgage, the related Sub-Trust shall, at the expense of the related Seller, take such steps as such Servicer deems necessary to enforce the Mortgage, including bringing suit in the such Sub-Trust’s name.

(f)            Pursuant to Section 2.01(a) hereof, MortgageIT Holdings from time to time may convey additional REIT Mortgage Loans to REIT Sub-Trust by delivering a Loan Purchase Detail with respect to such Eligible Mortgage Loan to REIT Sub-Trust on the related Note Purchase Date.  Pursuant to Section 2.01(a) hereof, MortgageIT from time to time may convey additional TRS Mortgage Loans to TRS Sub-Trust by delivering a Loan Purchase Detail with respect to such Eligible Mortgage Loan to TRS Sub-Trust on the related Purchase Date.

(g)           Except for the obligations of each Seller hereunder with respect to any breach of a representation, warranty or covenant made herein and except as otherwise specified in Section 3.02(d), the sale and conveyance of the Eligible Mortgage Loans will be without recourse to such Seller.

(h)           The Trust acknowledges that each Seller is selling the Mortgage Loans on a “servicing released” basis, with MortgageIT, Inc. acting as the TRS Servicer, with respect to the TRS Mortgage Loans, and MortgageIT Holdings, Inc. acting as Master Servicer, with respect to the REIT Mortgage Loans.

SECTION 2.02       Delivery of Submission Packages.  Pursuant to Section 2 of the Custodial Agreement, in connection with each assignment and conveyance, the related Seller shall on behalf of and at the direction of the Trust deliver to, and deposit with the Custodian at the times contemplated by the Custodial Agreement, the Submission Packages and a related Loan Purchase Detail, as applicable with respect to each of the Mortgage Loans to be sold to the Trust and pledged or sold by the Trust to UBS.

SECTION 2.03       Intention of the Parties; Grant of Security Interest.  It is the intention of the parties hereto that each transfer of the Eligible Mortgage Loans to be made pursuant to the terms hereof shall constitute an absolute assignment and a sale or capital contribution of such Eligible Mortgage Loan by the related Seller to the Trust and not a loan.  In the event, however, that a court of competent jurisdiction were to hold that any such transfer constitutes a loan and not a sale or capital contribution, it is the intention of the parties hereto that this Loan Sale Agreement is deemed to be a security agreement and that such Seller shall be deemed to have granted to the Trust as of the date hereof a first priority perfected security interest in all of such Seller’s right, title and interest in, to and under each Mortgage Loan and all related Mortgage Documents whether now or hereafter acquired and wherever located, and all income and proceeds thereof.  With respect to each REIT Mortgage Loan, it is the intention of the parties hereto that each transfer of the REIT Mortgage Loans to be made pursuant to the terms hereof shall constitute an absolute assignment and a sale or capital contribution of such REIT Mortgage Loan by MortgageIT Holdings to the REIT Sub-Trust and not a loan.  With respect to each TRS Mortgage Loan, it is the intention of the parties hereto that each transfer of the TRS Mortgage Loans to be made pursuant to the terms hereof shall constitute an absolute assignment and a sale or capital contribution of such TRS Mortgage Loan by MortgageIT to the TRS Sub-Trust and not a loan.  In the event, however, that a court of competent jurisdiction were to hold that any such transfer constitutes a loan and not a sale or capital contribution, it is the intention of the parties hereto that this Loan Sale Agreement is deemed to be a security agreement and that each Seller shall be deemed to have granted to the related Sub-Trust as of the date hereof a first priority perfected security interest in all of such Seller’s right, title and interest in, to and under each Mortgage Loan and all related Mortgage Documents whether now or hereafter acquired and wherever located, and all income and proceeds thereof.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.01       Representations and Warranties.

(a)           MortgageIT Holdings hereby makes the following representations and warranties to the REIT Sub-Trust, and understands that the benefit of these representations and warranties will be assigned by the REIT Sub-Trust to UBS.  Such representations and warranties are made as of the date hereof and as of any Note Purchase Date, with respect to Mortgage Loans transferred to the REIT Sub-Trust on such date and shall survive each assignment, transfer and conveyance by MortgageIT Holdings of the REIT Mortgage Loans to the REIT Sub-Trust and its successors and assigns.  MortgageIT hereby makes the following representations and warranties to the TRS Sub-Trust, and understands that the benefit of these representations and warranties will be assigned by the TRS Sub-Trust to UBS.  Such representations and warranties are made as of the date hereof and as of any Purchase Date, with respect to TRS Mortgage Loans transferred to the TRS Sub-Trust on such date and shall survive each assignment, transfer and conveyance by MortgageIT of the TRS Mortgage Loans to the TRS Sub-Trust and its successors and assigns:

(i)            All representations and warranties made and all information (including, without limitation, any financial information concerning MortgageIT Holdings) and documents or copies of documents furnished by MortgageIT Holdings to the REIT Sub-Trust pursuant to or in connection with this Loan Sale Agreement are and will be true and correct at the time when made and at all times thereafter or, if limited to a specific date, as of the date to which they refer.  All representations and warranties made and all information (including, without limitation, any financial information concerning MortgageIT) and documents or copies of documents furnished by MortgageIT to the TRS Sub-Trust pursuant to or in connection with this Loan Sale Agreement are and will be true and correct at the time when made and at all times thereafter or, if limited to a specific date, as of the date to which they refer;

(ii)           Such Seller is duly organized, validly existing and in good standing under the laws of the state of its organization or of the United States of America and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in the state where the Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by Seller.  No licenses or approvals obtained by Seller have been suspended or revoked by any court, administrative agency, arbitrator or governmental body and no proceedings are pending which might result in such suspension or revocation.  Seller has all requisite power and authority (including, if applicable, corporate power) to execute and deliver this Loan Sale Agreement and each Transaction Document to which it is a party and to perform in accordance herewith and therewith; the execution, delivery and performance of this Loan Sale Agreement and each Transaction Document to which it is a party (including all instruments of transfer to be delivered pursuant to the Transaction Documents to which it is a party) by such Seller and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized.  Each of the Transaction Documents to which it is a party evidences the valid, binding and enforceable obligation of such Seller and all requisite action (including, if applicable, corporate action) has been taken by Seller to make each Transaction to which it is a party valid and binding upon Seller in accordance with its terms, except as such terms may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principals of equity.

(iii)          No approval of the transactions contemplated by the Transaction Documents to which it is a party from the OTS, the NCUA, the FDIC or any similar federal or state regulatory authority having jurisdiction over such Seller is required, or if required, such approval has been obtained.  There are no actions or proceedings pending or affecting such Seller which would adversely affect its ability to perform hereunder.  The transfers, assignments and conveyances provided for herein and therein are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

(iv)          The consummation of the transactions contemplated by this Loan Sale Agreement and each Transaction Document to which it is a party are in the ordinary course of business of such Seller and will not result in the breach of any term or provision of the charter, by-laws or other organizational document of such Seller or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture, loan or credit agreement or other instrument to which such Seller, the Mortgage Loans or any of such Seller’s property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which such Seller, the Mortgage Loans or any of such Seller’s property is subject;

(v)           Each Transaction Document to be executed by such Seller pursuant hereto and thereto is and will be valid, binding and subsisting obligations of such Seller, enforceable in accordance with its respective terms, except as such terms may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principals of equity.  No consents or approvals are required to be obtained by such Seller or its Parent Company for the execution, delivery and performance of each such Transaction Document by such Seller;

(vi)          MortgageIT Holdings has not pledged any interest in any REIT Mortgage Loan to any person other than the REIT Sub-Trust, and upon delivery of a REIT Mortgage Loan to the REIT Sub-Trust, the REIT Sub-Trust will be the sole owner thereof, free and clear of any Lien, claim or encumbrance.  MortgageIT has not sold any interest in any TRS Mortgage Loan to any person other than the TRS Sub-Trust, and upon delivery of a TRS Mortgage Loan to the TRS Sub-Trust, the TRS Sub-Trust will be the sole owner thereof, free and clear of any Lien, claim or encumbrance

(vii)         All information relating to such Seller that such Seller has delivered or caused to be delivered to the Trust, including, but not limited to, all documents related to the Transaction Documents to which it is a party or such Seller’s financial statements, and all such information hereafter furnished by such Seller, does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein or herein in light of the circumstances under which they were made, not misleading.  Such Seller has disclosed in writing any and all facts relating to such Seller that materially and adversely affect or may materially and adversely affect the business operations or financial condition of such Seller or the ability of such Seller to perform its obligations under the Transaction Documents to which it is party.  Since the furnishing of such documents or information, there has been no change, nor any development or event involving a prospective change that would render any of such documents or information untrue or misleading in any material respect;

(viii)        There are no actions, suits or proceedings pending, or to the knowledge of such Seller threatened, including any claims for which an action, suit or proceeding has not been commenced, against or affecting such Seller or any of its assets in any court or before any arbitrator or before any governmental commission, board, bureau or other administrative agency that, in any such case, if adversely determined, would have a Material Adverse Effect on the financial condition or business of such Seller or the ability of such Seller to perform under this Loan Sale Agreement and each Transaction Document to which it is a party and each Funding Confirmation;

(ix)           If applicable, with respect to each Mortgage Loan sold by such Seller hereunder, such Seller (and each servicer) is approved by Ginnie Mae as an approved issuer, Fannie Mae as an approved lender, Freddie Mac as an approved seller/servicer (as the case may be) and by FHA as an approved mortgagee and by VA as an approved VA lender, in each case in good standing (such collective approvals and conditions, “Agency Approvals”), with no event having occurred or such Seller (or any subservicer) having any reason whatsoever to believe or suspect will occur prior to the purchase of the Mortgage Loan by the related Agency, including, without limitation, a change in insurance coverage which would either make such Seller (or any servicer) unable to comply with the eligibility requirements for maintaining all such Agency Approvals or require notification to the relevant Agency or to HUD, FHA or VA.  Should such Seller (or any servicer), for any reason, cease to possess all such Agency Approvals, or should notification to the relevant Agency or to HUD, FHA or VA be required, such Seller shall so notify the Trust immediately in writing.  Notwithstanding the preceding sentence, such Seller shall take all necessary action to maintain all of its (and each servicer’s) Agency Approvals at all times during the term of this Loan Sale Agreement.  Such Seller (and any servicer) has adequate financial standing, servicing facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same types as may from time to time constitute Mortgage Loans pursuant to the related Servicing Agreement and in accordance with Accepted Servicing Practices;

(x)            The Custodian is an eligible custodian under the Agency Guide and Agency Program;

(xi)           Such Seller and its Subsidiaries have filed all federal income tax returns and all other material tax returns that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by it or any of its Subsidiaries, except for any such taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided and any taxes the failure of which to pay would not have a Material Adverse Effect.  The charges, accruals and reserves on the books of such Seller and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of such Seller, adequate;

(xii)          The consolidated Tangible Net Worth of the Sellers is not less than $175,000,000.  The ratio of the Sellers’ consolidated Total Indebtedness to Tangible Net Worth is not greater than 20:1;

(xiii)         Neither Seller nor any of its Subsidiaries is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended;

(xiv)        Upon the filing of financing statements on Form UCC-1 naming the Trust as “Secured Party”, such Seller as “Debtor” and describing the Mortgage Loans, in the jurisdictions and recording offices listed on Schedule 4 attached hereto, the security interests granted hereunder in the Mortgage Loans will constitute fully perfected security interests under the Uniform Commercial Code in all right, title and interest of such Seller in, to and under such Mortgage Loans, which can be perfected by filing under the Uniform Commercial Code;

(xv)         As of the date hereof, such Seller’s chief executive office is located at 33 Maiden Lane, New York, New York 10038.  As of the date hereof, and during the four months immediately preceding the date hereof, such Seller’s sole jurisdiction of organization is, and has been, New York (with respect to MortgageIT) or Maryland (with respect to MortgageIT Holdings);

(xvi)        Such Seller’s exact legal name is, and has been, as to MortgageIT, for the immediately preceding four months and, as to MortgageIT Holdings, since its incorporation, as set forth on the signature page hereto;

(xvii)       Except as listed in Schedule 3 to this Loan Sale Agreement, such Seller has not used any trade names, fictitious names, assumed names or “doing business as” names since its incorporation;

(xviii)      Such Seller has not merged with, or acquired all or substantially all of the assets of, any other person or entity within the immediately preceding year, excluding MortgageIT’s merger with MortgageIT Acquisition Corp. with MortgageIT as the surviving corporation, that was consummated on or before the date hereof;

(xix)         The Transaction Documents to which such Seller is a party, any other document contemplated hereby or thereby and each sale of a Mortgage Loan have not been and will not be entered into fraudulently by such Seller hereunder or the Custodian, or with the intent to hinder, delay or defraud any of such Seller’s creditors or the Trust;

(xx)          Such Seller has complied with all applicable anti-money laundering laws and regulations, including, without limitation, the USA Patriot Act of 2001 (collectively, the “Anti-Money Laundering Laws”); such Seller has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws.  No Mortgage Loan is subject to nullification pursuant to Executive Order 13224 (the “Executive Order”) or the regulations promulgated by the Office of Foreign Assets Control of the United States Department of the Treasury (the “OFAC Regulations”) or in violation of the Executive Order or the OFAC Regulations, and no Mortgagor is subject to the provisions of such Executive Order or the OFAC Regulations nor listed as a “blocked person” for purposes of the OFAC Regulations;

(xxi)         The consideration received by such Seller upon the sale of each Mortgage Loan will constitute reasonably equivalent value and fair consideration for the ownership interest in each Mortgage Loan; and

(xxii)        With respect to each REIT Mortgage Loan as of the related Note Purchase Date, MortgageIT Holdings hereby represents and warrants that such REIT Mortgage Loan was originated within 90 days of the date such REIT Mortgage Loan was first sold to the REIT Sub-Trust hereunder.  With respect to TRS Mortgage Loan as of the related Purchase Date, MortgageIT hereby represents and warrants that such TRS Mortgage Loan was originated within 30 days of the date such TRS Mortgage Loan was first sold to the TRS Sub-Trust hereunder.

(b)           MortgageIT hereby represents and warrants to the TRS Sub-Trust as of the date hereof and as of each Purchase Date, (i) with respect to the Escrow Agent Wire Instructions, MortgageIT received such instructions on the letterhead of the Escrow Agent and such instructions are true and correct and (ii) MortgageIT has inserted the Closing Instruction Letter Insert in each Closing Instruction Letter for all Wet Fundings and Dry Fundings structured as Closing Transactions.

(c)           MortgageIT hereby represents and warrants to the TRS Sub-Trust as of the date hereof and as of each Purchase Date, with respect to each Wet Funding or Dry Funding structured as a Closing Transaction, an insured closing letter from each Escrow Agent that is not a title insurance company is included in the Credit File and MortgageIT shall promptly, upon request of the TRS Sub-Trust, send to the TRS Sub-Trust (i) a copy of any such insured closing letter and (ii) a complete list of all Escrow Agents MortgageIT has approved to act as an Escrow Agent.

(d)           MortgageIT Holdings  hereby represents, warrants and covenants to the REIT Sub-Trust with respect to each REIT Mortgage Loan as of the related Note Purchase Date, each of the representations and warranties set forth on Schedule 2 hereto is true and correct in all respects.  MortgageIT  hereby represents, warrants and covenants to the TRS Sub-Trust with respect to each TRS Mortgage Loan as of the related Purchase Date, each of the representations and warranties set forth on Schedule 2 hereto is true and correct in all respects.

The representations and warranties of each Seller in this Section 3.01 and Schedule 2 hereto are unaffected by and supersede any provision in any endorsement of any Mortgage Loan or in any assignment with respect to such Mortgage Loan to the effect that such endorsement or assignment is without recourse or without representation or warranty.

(e)           The Trust hereby makes the following representations and warranties for the benefit of each Seller, UBS, the Note Purchasers and the Noteholders.  Such representations and warranties are made as of the date hereof and each Note Purchase Date or Purchase Date, as applicable, and shall survive each sale, assignment, transfer and conveyance by such Seller of the Mortgage Loans to the Trust and its successors and assigns.

(i)            Existence.  The Trust (a) is a statutory trust duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect; and (c) is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except where failure so to qualify would not be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect;

(ii)           Legal Name.  The legal name of the Trust is MortgageIT SPV I and the Trust has not changed its name since its organization and since its organization the Trust did not use, nor does the Trust now use, any trade names, fictitious names, assumed name or “doing business as” names;

(iii)          Power and Authority.  The Trust has the power and authority to execute and deliver this Loan Sale Agreement and each other Transaction Document to which it is a party, and to carry out their respective terms; the Trust has duly authorized the receipt from such Seller, and the pledge or sale to UBS of all of its right, title and interest in the Eligible Mortgage Loans and other Collateral by all necessary action; and the execution, delivery, and performance of this Loan Sale Agreement, and each other Transaction Document to which it is a party, have been duly authorized by the Trust by all necessary action;

(iv)          Due Execution and Delivery.  This Loan Sale Agreement and each other Transaction Document to which it is a party have been duly executed and delivered on behalf of the Trust;

(v)           Binding Obligations. This Loan Sale Agreement, and the other Transaction Documents to which the Trust is a party, when duly executed and delivered, will constitute legal, valid, and binding obligations of the Trust enforceable against the Trust in accordance with their respective terms subject as to enforceability to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);

(vi)          No Violation.  The consummation of the transactions contemplated by and the fulfillment of the terms of this Loan Sale Agreement will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the organizational documents of the Trust, or any material term of any indenture, agreement, mortgage, deed of trust, or other instrument to which the Trust is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its Properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust, or other instrument, or violate any law or any order, injunction, writ, rule, or regulation applicable to the Trust of any court or of any federal or state regulatory body, administrative agency, or other Governmental Authority having jurisdiction over the Trust or any of its Properties which would have a Material Adverse Effect on the Mortgage Loans;

(vii)         No Proceedings.  There are no proceedings or investigations pending, or, to the knowledge of the Trust, threatened, before any court, regulatory body, administrative agency, or other tribunal or Governmental Authority (A) asserting the invalidity of this Loan Sale Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Loan Sale Agreement, or (C) seeking any determination or ruling that might (in the reasonable judgment of the Trust) materially and adversely affect the performance by the Trust of its obligations under, or the validity or enforceability of, this Loan Sale Agreement or each other Transaction Document for which it is a party;

(viii)        No Consent Required.  The Trust is not required to obtain the consent of any other Person, or any consent, license, approval or authorization or registration or declaration with, any Governmental Authority, bureau or agency in connection with the execution, delivery or performance of this Loan Sale Agreement and the Transaction Documents to which it is a party, except for such as have been obtained, effected or made, except for filings and recordings in respect of the Liens created pursuant to the Facility Agreements;

(ix)           Jurisdiction of Organization. On the Effective Date, the Trust’s jurisdiction of organization is Delaware;

(x)            Absence of Event.  No event has occurred which adversely affects the Trust’s operations or its ability to perform its obligations under the Transaction Documents to which it is a party;

(xi)           Subsidiaries.  The Trust has no subsidiaries; and

(xii)          Non-Consolidation.  The REIT Sub-Trust is operated in such a manner that it would not be substantively consolidated in the bankruptcy estate of MortgageIT Holdings such that the separate existence of the REIT Sub-Trust and MortgageIT Holdings would be disregarded in the event of a bankruptcy or insolvency of such Seller.  The TRS Sub-Trust is operated in such a manner that it would not be substantively consolidated in the bankruptcy estate of MortgageIT such that the separate existence of the TRS Sub-Trust and MortgageIT would be disregarded in the event of a bankruptcy or insolvency of such Seller

SECTION 3.02       Repurchase of Mortgage Loans by the Sellers.

(a)           Upon discovery of a breach of any of the representations or warranties set forth in Schedule 2 hereto that materially adversely affects the value or the Trust’s interest in any Mortgage Loan or materially adversely affects the related Submission Package, as the case may be, or if the related Seller fails to cause delivery of evidence of filing or copies of any UCC financing statement in accordance with the terms of this Loan Sale Agreement (any such event, a “Warranty Event”), in the case of a REIT Mortgage Loan, MortgageIT Holding shall repurchase such REIT Mortgage Loan by remitting to the REIT Sub-Trust the Repurchase Amount with respect to such Mortgage Loan as provided in Section 3.02(b) and, in the case of a TRS Mortgage Loan, MortgageIT shall repurchase such Mortgage Loan by remitting to the TRS Sub-Trust the Repurchase Amount with respect to such Mortgage Loan as provided in section 3.02(b).  In addition, if either the REIT Sub-Trust or the TRS Sub-Trust is required to repurchase a Mortgage Loan that it has sold or pledged to UBS, or to take any remedy with respect to any Mortgage Loan as a result of a Warranty Event or as a result of such Sub-Trust’s or MortgageIT, in the case of TRS Sub-Trust, or MortgageIT Holdings’, in the case of the REIT Sub-Trust, breach of any of their respective representations, warranties or covenants under any of the Transaction Documents, with respect to any TRS Mortgage Loan, MortgageIT shall have a responsibility to repurchase such Mortgage Loan from the TRS Sub-Trust, and with respect to any REIT Mortgage Loan, MortgageIT Holdings shall have a responsibility to repurchase such Mortgage Loan from the REIT Sub-Trust, and/or take any such remedial action.  Notwithstanding the references above to the obligations of the related Seller to take the required actions, in the event that the related Seller does not take any such required action within one Business Day, then the other Seller shall have the obligation to take such action immediately.

(b)           In consideration of its repurchase of a REIT Mortgage Loan, MortgageIT Holdings shall remit the Repurchase Amount to the REIT Sub-Trust for application in accordance with the Note Purchase Agreement, within one (1) Business Day of discovery of any such breach or failure.  In consideration of its repurchase of a TRS Mortgage Loan, MortgageIT shall remit the Repurchase Amount to the TRS Sub-Trust for application in accordance with the Loan Repurchase Agreement, as applicable, within one (1) Business Day of discovery of any such breach or failure.

(c)           In the event that MortgageIT fails to take the actions required of it by paragraph (a) or (b) above with respect to a TRS Mortgage Loan within one (1) Business Day of the day on which its performance is required, then MortgageIT Holdings shall immediately take such action.  Similarly, in the event that MortgageIT Holdings fails to take the actions required of it by paragraph (a) or (b) above with respect to a REIT Mortgage Loan, within one (1) Business Day of the day on which its performance is required, then MortgageIT shall immediately take such action.

(d)           Except as may be set forth in this Loan Sale Agreement, it is understood and agreed that the obligations of each Seller with respect to a breach as provided in this Section 3.02 constitute the sole remedy against such Seller for such breach available to the related Sub-Trust.  The representations and warranties set forth in Section 3.01 shall survive the sale and contribution of the Mortgage Loans to the Trust and the pledge of the Collateral to UBS.

(e)           Except as provided in this Section 3.02 and in Section 4.01(a), upon MortgageIT’s transfer of its interests in the TRS Mortgage Loans to the TRS Sub-Trust, MortgageIT  will not bear any further risk with respect to the ultimate collectibility of the TRS Mortgage Loans or the adequacy of the collateral securing the TRS Mortgage Loans.  Except as provided in this Section 3.02 and in Section 4.01(a), upon MortgageIT Holding’s transfer of its interests in the Mortgage Loans to the REIT Sub-Trust, MortgageIT Holding’s will not bear any further risk with respect to the ultimate collectibility of the REIT Mortgage Loans or the adequacy of the collateral securing the REIT Mortgage Loans.

ARTICLE IV

COVENANTS

SECTION 4.01       Covenants of Sellers.  Each Seller hereby covenants and agrees with the Trust, UBS, the Note Purchasers and the Noteholders with respect to itself as follows:

(a)           MortgageIT Holdings agrees that it will pay to UBS (for application in accordance with the terms of the Note Purchase Agreement), any unpaid REIT Related Limited Recourse Obligations which may become due and owing under each applicable agreement, but remain unpaid on the first Business Day after the relevant amount became due, (i) on the day on which such Seller is given notice of the circumstances, if the notice is given at or before 10:00 a.m., New York City time, on a Business Day, or (ii) on the Business Day following the day such notice is given, if it is given after that time on a Business Day or on a day that is not a Business Day.  MortgageIT agrees that it will pay to UBS (for application in accordance with the terms of the Loan Repurchase Agreement, the Loan Purchase Agreement and the Loan Participation Agreement), any unpaid TRS Related Limited Recourse Obligations which may become due and owing under each applicable agreement, but remain unpaid on the first Business Day after the relevant amount became due, (i) on the day on which such Seller is given notice of the circumstances, if the notice is given at or before 10:00 a.m., New York City time, on a Business Day, or (ii) on the Business Day following the day such notice is given, if it is given after that time on a Business Day or on a day that is not a Business Day.  In the event that MortgageIT Holdings does not honor in full any such claim relating to a REIT Related Limited Recourse Obligation within such one (1) Business Day period, or in the event that MortgageIT does not honor in full any such claim relating to a TRS Related Limited Recourse Obligation within such one (1) Business Day period, then the other Seller shall have the obligation to honor such obligation within one Business Day.  In no event, however, shall the aggregate amount of the REIT Related Limited Recourse Obligations and the TRS Related Limited Recourse Obligations

for the Sellers, on a combined basis, exceed 10% of the greater of (i) the total principal amount of Notes then outstanding under the Note Purchase Agreement plus the aggregate outstanding principal balance of all TRS Mortgage Loans sold to UBS and (ii) the Facility Limit.

(b)           Such Seller shall deliver to the Trust:

(i)            Within one hundred twenty (120) days after the end of each fiscal year of such Seller, consolidated balance sheets of such Seller and its consolidated subsidiaries and the related consolidated statements of income showing the financial condition of such Seller and its consolidated subsidiaries as of the close of such fiscal year and the results of operations during such year, and a consolidated statement of cash flows, as of the close of such fiscal year, setting forth, in each case, in comparative form the corresponding figures for the preceding year, all the foregoing consolidated financial statements to be reported on by, and to carry the report (acceptable in form and content to the Trust) of an independent public accountant of national standing acceptable to the Trust;

(ii)           Within thirty (30) days after the end of each of the first eleven months of each fiscal year of such Seller, unaudited consolidated balance sheets and consolidated statements of income, all to be in a form acceptable to the Trust, showing the financial condition and results of operation of such Seller and its consolidated subsidiaries on a consolidated basis as of the end of each month and for the then elapsed portion of the fiscal year, setting forth, in each case, in comparative form the corresponding figures for the corresponding periods of the preceding fiscal year, certified by a financial officer of such Seller (acceptable to the Trust) as presenting fairly the financial position and results of operations of such Seller and its consolidated subsidiaries and as having been prepared in accordance with GAAP consistently applied, in each case, subject to normal year-end audit adjustments;

(iii)          On the last Business Day of each month (or at any time upon the Trust’s request), a report, in a form acceptable to the Trust, detailing the Interest Rate Protection Agreements entered into by such Seller.  Additionally, within thirty (30) days after the end of each month, together with the report described above, such Seller shall provide a certification from a financial officer of such Seller in the form attached hereto as Annex 2;

(iv)          Promptly upon receipt thereof, a copy of each other report submitted to such Seller by its independent public accountants in connection with any annual, interim or special audit of such Seller;

(v)           Promptly upon becoming aware thereof, notice of (1) the commencement of, or any determination in, any legal, judicial or regulatory proceedings, (2) any dispute between such Seller or its Parent Company and any governmental or regulatory body, (3) any event or condition, which, in any case of (1) or (2), if adversely determined, would have a material adverse effect on (A) the validity or enforceability of this Agreement, (B) the financial condition or business operations of such Seller, (C) the Agency Approvals of such Seller or (D) the ability of such Seller to fulfill its obligations under this Agreement, (4) any material adverse change in the business, operations, prospects or financial condition of such Seller, including, without limitation, the insolvency of such Seller or its Parent Company or (5) any material change in any interest rate swap, cap or collar agreements and any other applicable hedging arrangements providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations;

(vi)          Promptly upon becoming available, copies of all financial statements, reports, notices and proxy statements sent by its Parent Company, such Seller or any of such Seller’s consolidated subsidiaries in a general mailing to their respective stockholders and of all reports and other material (including copies of all registration statements under the Securities Act of 1933, as amended) filed by any of them with any securities exchange or with the Securities and Exchange Commission or any governmental authority succeeding to any or all of the functions of said Commission;

(vii)         Promptly upon becoming available, copies of any press releases issued by its Parent Company or such Seller and copies of any annual and quarterly financial reports and any reports on Form H-(b)12 which its Parent Company or such Seller may be required to file with the OTS or comparable reports which a Parent Company or such Seller may be required to file with the FDIC or any other federal banking agency containing such financial statements and other information concerning such Parent Company’s or such Seller’s business and affairs as is required to be included in such reports in accordance with the rules and regulations of the OTS, the FDIC or such other banking agency, as may be promulgated from time to time;

(viii)        Such supplements to the aforementioned documents and such other information regarding the operations, business, affairs and financial condition of its Parent Company, such Seller or any of its consolidated subsidiaries as the Trust may request;

(ix)           Prior to the date of the first purchase of a Mortgage Loan by the Trust under this Agreement, and at the request of the Trust at any time thereafter, a copy of an Officer’s Certificate in the form attached hereto as Annex 1 together with a copy of (1) the articles of incorporation, certificate of formation or other organizational documents of such Seller and any amendments thereto certified by the Secretary of State of such Seller’s jurisdiction of organization, (2) a copy of such Seller’s by-laws, operating agreement or other internal governing documents, together with any amendments thereto, (3) a copy of the resolutions or other internal governing documents or other organizational document adopted by such Seller’s Board of Directors or a similar governing body authorizing such Seller to enter into each Transaction Document to which it is a party and authorizing one or more of its officers to execute the documents related to each such Transaction Document, and (4) a certificate of incumbency and signature of each officer of such Seller executing any document in connection with this Agreement and each Transaction Document to which it is a party;

(x)            Evidence that all other actions necessary or, in the opinion of the Trust, desirable to perfect and protect the Trust’s interest in the Mortgage Loans and other Collateral have been taken, including, without limitation, duly executed and filed Uniform Commercial Code financing statements on Form UCC-1; and

(xi)           Promptly upon becoming aware thereof, notice of any name under which such Seller or any of its affiliates conducts business.

(c)           Such Seller shall take all necessary action to maintain its Agency Approvals at all times during the term of this Agreement.  If, for any reason, such Seller ceases to maintain such Agency Approvals, such Seller shall so notify the Trust immediately.

(d)           MortgageIT will report each sale of a TRS Mortgage Loan to the TRS Sub-Trust as a sale of the ownership interest in such TRS Mortgage Loan and MortgageIT Holdings will report each sale of a REIT Mortgage Loan to the REIT Sub-Trust as a sale of the ownership interest in such REIT Mortgage Loan.  It is acknowledged that each such transaction shall be disregarded for federal income tax purposes.

(e)           MortgageIT will be solvent at all relevant times prior to, and will not be rendered insolvent by, any sale of a TRS Mortgage Loan to the TRS Sub-Trust.  MortgageIT Holdings will be solvent at all relevant times prior to, and will not be rendered insolvent by, any sale of a REIT Mortgage Loan to the REIT Sub-Trust.

(f)            MortgageIT will not sell any TRS Mortgage Loan to the TRS Sub-Trust with any intent to hinder, delay or defraud any of its creditors.  MortgageIT Holdings  will not sell any REIT Mortgage Loan to the REIT Sub-Trust with any intent to hinder, delay or defraud any of its creditors.

(g)           Such Seller shall comply, in all material respects, with all laws, rules and regulations to which it is or may become subject.

(h)           MortgageIT shall, upon request of the TRS Sub-Trust, promptly execute and deliver to the TRS Sub-Trust all such other and further documents and instruments of transfer, conveyance and assignment, and shall take such other action as the TRS Sub-Trust may require to more effectively transfer, convey, assign to and vest in the TRS Sub-Trust and to put the TRS Sub-Trust in possession of the property to be transferred, conveyed, assigned and delivered hereunder and otherwise to carry out more effectively the intent of the provisions under this Agreement.  MortgageIT Holdings shall, upon request of the REIT Sub-Trust, promptly execute and deliver to the REIT Sub-Trust all such other and further documents and instruments of transfer, conveyance and assignment, and shall take such other action as the REIT Sub-Trust may require to more effectively transfer, convey, assign to and vest in the REIT Sub-Trust and to put the REIT Sub-Trust in possession of the property to be transferred, conveyed, assigned and delivered hereunder and otherwise to carry out more effectively the intent of the provisions under this Agreement.

(i)            If applicable, MortgageIT, as the Administrator for the Trust, shall ensure that all Takeout Proceeds paid by a Takeout Investor resulting from a Takeout Commitment of any Mortgage Loan are paid to UBS by the Takeout Investor in accordance with UBS’s Wire Instructions to Trust (as defined in the Custodial Agreement).

(j)            Such Seller shall pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained, and any taxes, assessments and governmental charges or levies the failure of which to pay or discharge would not have a material adverse effect.

(k)           Such Seller covenants and agrees to take all actions required of it in compliance with the terms of the Electronic Tracking Agreement.

(l)            Such Seller covenants and agrees that it will not (1) consolidate or merge or enter into any analogous reorganization or transaction with any Person, unless such other Person is engaged in the mortgage banking business and such Seller is the surviving entity; (2) liquidate, wind up or dissolve (or suffer any liquidation or dissolution); (3) cease actively to engage in the business of origination, acquiring or servicing Mortgage Loans or make any other material change in the nature or scope of the business in which such Seller engaged as of the date of this Agreement; (4) sell, assign, lease, convey, transfer or otherwise dispose of (whether in one transaction or a series of transactions) all or any substantial part of such Seller’s business or assets, whether now owned or acquired after the date of this Agreement and without the prior written consent of the Trust; (5) acquire by purchase or in any other transaction all or substantially all of the business or property of, or stock or other ownership interests of, any Person, without the prior written consent of the Trust; (6) change its jurisdiction of organization, without the prior written consent of the Trust; nor (7) permit any subsidiary of such Seller to do or to take any of the foregoing actions.

(m)          Such Seller shall not, and shall not permit its partners, principal shareholders and owners to, guaranty, endorse or otherwise in any way become responsible or be responsible for any obligations of such Seller or any other Person.

(n)           Unless such Seller shall have given the Trust at least 30 days’ prior written notice, such Seller shall not (i) change its name, organizational identity or jurisdiction of organization or (ii) merge with or into, acquire all or substantially all of the assets of, or transfer all or substantially all of its assets to, any other person or entity.

(o)           Such Seller shall not permit, for any Test Period, Net Income for such Test Period, before income taxes for such Test Period and distributions made during such Test Period, to be less than $1.00.

(p)           The consolidated Tangible Net Worth of the Sellers shall not be less than the sum of (A) $175,000,000 plus (B) 90% of capital contributions made since August 4, 2004.  The Sellers shall not permit the ratio of their consolidated Total Indebtedness to Tangible Net Worth to exceed 20:1.

(q)           Such Seller shall not move its chief executive office from the address referred to in Section 3.01(xv) or change its jurisdiction of organization unless it shall have provided the Trust thirty (30) days’ prior written notice of such change.

(r)            Immediately upon notice of a Lien or any circumstance which could give rise to a Lien on the Mortgage Loans, such Seller will defend the Mortgage Loans against, and will take such other action as is necessary to remove, any Lien, security interest or claim on or to the Mortgage Loans (other than any security interest created under the Facility Agreements), and such Seller will defend the right, title and interest of the Trust in and to any of the Mortgage Loans against the claims and demands of all persons whomsoever.

(s)           If such Seller gains possession of a Submission Package, such Seller shall hold such Submission Package in trust for the Trust, immediately notify the Trust of the specific Submission Package being held by such Seller and promptly deliver such Submission Package via overnight courier in accordance with the Trust’s instructions.

(t)            Such Seller, hereby agrees, jointly and severally with the other Seller, to indemnify, defend and hold the Trust, UBS, the Note Purchasers, the Noteholders, and their respective Affiliates and each of their respective officers, directors, employees, agents, trustees and advisors (each, an “Indemnified Party”) harmless from and against any and all loss, liability, damage, judgment, claim, deficiency, or expense (including interest, penalties, reasonable attorneys’ fees and amounts paid in settlement) payable to a Person that is not a party to any of the Transaction Documents, or payable by a party to a Transaction Document to another party to a Transaction Document, if any of them may become subject thereto, insofar as such loss, liability, damage, judgment, claim, deficiency, or expense arises out of or is based upon a breach by either Seller or by the Trust of its representations, warranties or covenants under any of the Transaction Documents to which it is a party, or any information set forth in this Loan Sale Agreement or any of the Transaction Documents or in any schedule delivered by such Seller hereunder or thereunder, being untrue in any material respect at any time or relating to or arising out of this Loan Sale Agreement or any other Transaction Document that results from anything other than any Indemnified Party’s gross negligence or willful misconduct.  Such Seller, jointly and severally with the other Seller, may offer to assume the defense of any action brought against any Indemnified Party; provided that the counsel proposed to handle the defense be satisfactory to such Indemnified Party in its sole discretion.  If the Indemnified Party agrees to such an arrangement, then the Sellers shall not be liable for any separate counsel for such Indemnified Party.  In no event will an Indemnified Party be liable for a settlement effected without its prior consent.  The obligations of such Seller under this Section 4.01(t) shall be considered to have been relied upon by the Trust, UBS, the Note Purchasers, the Noteholders, the Servicers, and the Custodian and shall survive the execution, delivery, and performance of this Loan Sale Agreement regardless of any investigation made by the Trust, UBS, any Note Purchaser, any Noteholder, the Servicers, the Custodian or on their behalf of any of them.  THE INDEMNIFICATION OBLIGATIONS OF EACH SELLER PURSUANT TO THE PRECEDING PROVISIONS OF THIS PARAGRAPH SHALL APPLY REGARDLESS OF ANY NEGLIGENCE OR OTHER FAULT ON THE PART OF THE PURCHASER, UBS, ANY NOTE PURCHASER, ANY NOTEHOLDER, THE SERVICERS, THE CUSTODIAN OR ANY OF THEIR RESPECTIVE OFFICERS, EMPLOYEES, TRUSTEES OR AGENTS EXCEPT AS EXPRESSLY STATED IN THIS PARAGRAPH.

Such Seller also agrees to reimburse an Indemnified Party as and when billed by such Indemnified Party for all such Indemnified Party’s costs and expenses incurred in connection with the enforcement or the preservation of such Indemnified Party’s rights (including third-party beneficiary rights of UBS, the Note Purchasers and the Noteholders) under this Loan Sale Agreement or any of the Transaction Documents, including, without limitation, the reasonable fees and disbursements of one counsel for the Note Purchasers and the Noteholders as a group.  In addition, such Seller shall pay as and when billed by UBS all of the out-of-pocket costs and expenses (including reasonable fees and expenses of counsel) incurred by UBS in connection with the development, preparation and execution of, and any amendment, supplement or modification to, the Transaction Documents or any other documents prepared in connection therewith.  MortgageIT shall pay as and when billed by UBS all of the out-of-pocket costs and expenses incurred in connection with the consummation and administration of the transactions contemplated by the Transaction Documents, including, without limitation, (i) all the fees, disbursements and expenses of counsel to UBS and (ii) all the due diligence, inspection, testing and review costs and expenses incurred by UBS with respect to the Collateral, including, but not limited to, those costs and expenses incurred by UBS relating to due diligence.

Notwithstanding anything to the contrary, any payments under this Section 4.01(t) relating to a TRS Mortgage Loan, the TRS Sub-Trust  or MortgageIT shall be made by MortgageIT.  In the event such payment is not made within one Business Day of the date such payment is due, MortgageIT Holdings shall have the obligation to make such payment immediately.  Notwithstanding anything to the contrary, any payments under this Section 4.01(t) relating to a REIT Mortgage Loan, the REIT Sub-Trust  or MortgageIT Holdings shall be made by MortgageIT Holdings.  In the event such payment is not made within one Business Day of the date such payment is due, MortgageIT shall have the obligation to make such payment immediately.

(u)           The financial statements and books and records of such Seller shall reflect the separate existence of the Trust and shall also include a footnote substantially to the effect set forth in Annex 3.

SECTION 4.02       Purchaser Covenants.  The Trust hereby covenants and agrees with each Seller, UBS, the Note Purchasers and the Noteholders as follows:

(a)           Mortgagor’s Quiet Enjoyment.  The Trust hereby acknowledges and agrees that its rights in the Mortgaged Property are expressly subject to the rights of the related Mortgagors in such Mortgaged Property pursuant to the applicable Mortgage Loans.  The Trust covenants and agrees that, so long as a Mortgagor shall not be in default of any of the provisions of the applicable Mortgaged Loan, neither the Trust nor any assignee of the Trust will disturb the Mortgagor’s quiet and peaceful possession of the related Mortgaged Property and the Mortgagor’s use thereof for its intended purpose.

(b)           Operation of the Trust.  The Trust shall be operated in the following manner, with a view toward assuring that it would not be substantively consolidated with or in the trust estate of another Person (that is, such that the separate legal existence of the Trust and such Person would be disregarded) and in that regard, the Trust shall:

(i)            be a limited purpose statutory trust whose primary activities are restricted as provided in the Trust Agreement as in effect on the date of this Loan Sale Agreement;

(ii)           not engage in any action that would cause the separate legal identity of the Trust not to be respected, including, without limitation, (a) holding itself out as being liable for the debts of any other party or (b) acting other than through its duly authorized agents;

(iii)          not be involved in the day-to-day management of each Seller;

(iv)          not incur, assume or guarantee any indebtedness except for such indebtedness as may be incurred by the REIT Sub-Trust in connection with the issuance of the Notes;

(v)           not commingle its funds, assets and records relating thereto with those of either Seller or any other entity;

(vi)          entitle the separate creditors of the Trust to be satisfied out of the Trust’s assets and not permit its assets to be made available to any other Person except as expressly contemplated in the Trust Agreement;

(vii)         act solely in its own name in the conduct of its business, including business correspondence and other communications, and shall conduct its business so as not to mislead others as to the identity of the entity with which they are concerned;

(viii)        maintain records and books of account and shall not commingle its records and books of account with the records and books of account of any other Person;

(ix)           not engage in any business or activity other than in accordance with or relating to the Trust Agreement and its continuation as a Delaware statutory trust;

(x)            not form, or cause to be formed, any subsidiaries;

(xi)           comply with all restrictions and covenants in, and shall not fail to comply with the formalities established in, the Trust Agreement;

(xii)          maintain its assets separately from the assets of either Seller (including through the maintenance of a separate bank account);

(xiii)         manage its day-to-day business without the involvement of either Seller;

(xiv)        not act as an agent of either Seller, except to the limited extent provided in the Transaction Documents;

(xv)         maintain at all times an Administrator (which may be either Seller) to perform the duties contemplated in the Administration Agreement; and

(xvi)        maintain a separate office from that of either Seller.

(c)           Existence.  The Trust will keep in full effect its existence, rights and status as a Delaware statutory trust and, if applicable, will obtain and preserve its qualification to do business in each jurisdiction which permits such qualification and in which it is necessary to protect the validity and enforceability of this Loan Sale Agreement, any other Transaction Document to which it is a party or any of the Mortgage Loans and to perform its duties under this Loan Sale Agreement and each other Transaction Document to which it is a party.

SECTION 4.03       Pledge of Mortgage Loans.  MortgageIT Holdings understands that the REIT Sub-Trust intends to pledge and assign the benefits of this Agreement, along with the REIT Mortgage Loans to UBS, for the benefit of UBS, the Note Purchasers and the Noteholders pursuant to the Note Purchase Agreement.  MortgageIT understands that the TRS Sub-Trust intends to sell the benefits of this Agreement, along with the TRS Mortgage Loans to UBS.  Each Seller agrees that such assignee of the REIT Sub-Trust or TRS Sub-Trust, as applicable, may exercise the rights of such Sub-Trust hereunder and shall be entitled to all of the benefits of such Sub-Trust hereunder to the extent provided for in such pledge and assignment.

ARTICLE V

CONDITIONS PRECEDENT

SECTION 5.01       Conditions to the Trust Obligations.  The obligations of the REIT Sub-Trust to accept the transfer of REIT Mortgage Loans on each Note Purchase Date and the TRS Sub-Trust to accept the transfer of TRS Mortgage Loans on each Purchase Date shall be subject to the satisfaction of the following conditions:

(a)           All representations and warranties of each Seller contained in this Loan Sale Agreement and in the Transaction Documents shall be true and correct on the Execution Date and on each Note Purchase Date or Purchase Date, as applicable, with the same effect as though such representations and warranties had been made on such date;

(b)           All information concerning the Mortgage Loans provided to the Trust shall be true and correct as of the related Note Purchase Date or Purchase Date, as applicable, in all material respects;

(c)           Each Seller shall have delivered to the Trust a Loan Purchase Detail with respect to the Mortgage Loans as of the related Note Purchase Date or Purchase Date, as applicable, and shall have substantially performed all other obligations required to be performed by the provisions of this Loan Sale Agreement;

(d)           Each Seller shall have recorded and filed, at its expense, any financing statement with respect to the Mortgage Loans and the other Mortgage Loans to be transferred from time to time to the Trust pursuant to this Loan Sale Agreement meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the transfer of the Mortgage Loans and the other Mortgage Loans from such Seller to the Trust, and shall deliver a file-stamped copy of such financing statements or other evidence of such filings to the Trust and UBS;

(e)           All corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Loan Sale Agreement shall be satisfactory in form and substance to the Trust, and the Trust shall have received from each Seller copies of all documents (including, without limitation, records of corporate proceedings) relevant to the transactions herein contemplated as the Trust may reasonably have requested; and

(f)            All respective conditions necessary to vest in the Trust good title, free and clear of all Liens (other than Liens permitted in the proviso contained in Section 4.01(s) hereof), to its respective Mortgage Loans shall have been satisfied.

ARTICLE VI

TERMINATION

SECTION 6.01       Termination.  The respective obligations and responsibilities of each Seller and the Trust created by this Loan Sale Agreement shall terminate upon the latest of (i) the maturity or other liquidation of the last Mortgage Loan and the disposition of any amounts received upon disposition of any defaulted Mortgage Loans; and (ii) the termination of the Facility Agreements in accordance with the terms thereof; provided, however, that the indemnifications contained in Section 4.01(t) herein shall survive the termination of this Loan Sale Agreement.

SECTION 6.02       Effect of Termination.  No termination or rejection or failure to assume the executory obligations of this Loan Sale Agreement in the bankruptcy of either Seller or the Trust shall be deemed to impair or affect the obligations pertaining to any executed sale or executed obligations, including, without limitation, pre-termination breaches of representations and warranties by such Seller or the Trust.  Without limiting the foregoing, prior to termination, the failure of either Seller to pay a Repurchase Amount shall not render such transfer or obligation executory, nor shall the continued duties of the parties pursuant to Article 4 or Section 7.06 of this Loan Sale Agreement render an executed sale executory.

ARTICLE VII

MISCELLANEOUS PROVISIONS

SECTION 7.01       Amendment.  This Loan Sale Agreement may be amended from time to time by the parties hereto only with the prior written consent of UBS and, to the extent specified in the Facility Agreements.

SECTION 7.02       GOVERNING LAW; JURISDICTION.

(a)           THIS LOAN SALE AGREEMENT AND ANY AMENDMENT HEREOF PURSUANT TO SECTION 7.01 SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CHOICE OF LAW PRINCIPLES) APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES UNDER THIS LOAN SALE AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(b)           EACH SELLER AND THE PURCHASER HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(1)           TO THE EXTENT PERMITTED BY LAW, SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS LOAN SALE AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE PERSONAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(2)           CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(3)           AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH IN OR PURSUANT TO THIS LOAN SALE AGREEMENT FOR NOTICES; AND

(4)           AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

SECTION 7.03       Notices.  All demands, notices, and communications under or in connection with this Loan Sale Agreement shall be in writing and shall be deemed to have been duly given, made and received (i) when delivered against receipt of registered or certified mail or upon actual receipt of registered or certified mail, postage prepaid, return receipt requested; (ii) when delivered by courier with appropriate evidence of receipt; or (iii) upon transmission via facsimile with appropriate evidence of receipt (a) in the case of each Seller, at the following address: 33 Maiden Lane, New York, NY 10038, Attention: John R. Cuti and Michael A. Zigrossi, Fax No.: (212) 651-4689 (b) in the case of the Trust, c/o the Administrator, at the following address: 33 Maiden Lane, New York, NY 10038, Attention:  Larry P. Lewis, Fax No.: (212) 651-4689, with a copy to Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, facsimile number: (302) 636-4140 or (302) 636-4141; Attention: Corporate Trust Administration, and (c) in the case of the UBS, 1285 Avenue of the Americas, New York, New York 10019, Attention: Robert Carpenter and George A. Mangiaracina, facsimile number: (212) 713-9597.  Any party may alter the address to which communications are to be sent by giving notice of such change of address in conformity with the provisions of this Section 7.03 for giving notice and by otherwise complying with any applicable terms of this Loan Sale Agreement.

SECTION 7.04       Severability of Provisions.  If any one or more of the covenants, agreements, provisions, or terms of this Loan Sale Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Loan Sale Agreement and shall in no way affect the validity or enforceability of the other provisions of this Loan Sale Agreement.

SECTION 7.05       Assignment.  Notwithstanding anything to the contrary contained in this Loan Sale Agreement, this Loan Sale Agreement and the respective rights and duties of each Seller and the Trust hereunder may not be assigned or otherwise transferred by either Seller or the Trust (as applicable), without the prior written consent of the other parties to this Loan Sale Agreement, UBS and such of the Note Purchasers and Note Holders as are required under the Note Purchase Agreement.  Whether or not expressly stated, all representations, warranties, covenants and agreements of each Seller and the Trust in this Loan Sale Agreement, or in any document delivered by any of them in connection with this Loan Sale Agreement, shall be for the benefit of, and shall be exercisable by, UBS.

SECTION 7.06       Further Assurances.  The Sellers and the Trust each agrees to do such further reasonable acts and things and to execute and deliver to UBS such additional assignments, agreements, powers and instruments as are required by UBS in its sole reasonable discretion or pursuant to the direction of the Majority Investors to carry into effect the purposes of this Loan Sale Agreement or to better assure and confirm unto UBS, the Note Purchasers and the Noteholders their rights, powers and remedies hereunder.

SECTION 7.07       No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of the Trust or either Seller or UBS or any Note Purchaser or Noteholder, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise hereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privilege provided by law.

SECTION 7.08       Counterparts.  This Loan Sale Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which shall constitute one and the same instrument.

SECTION 7.09       Binding Effect: Third-Party Beneficiaries.  This Loan Sale Agreement will inure to the benefit of and be binding upon the parties hereto.  UBS, the Note Purchasers and the Noteholders are intended third party beneficiaries of this Loan Sale Agreement.

SECTION 7.10       Merger and Integration.  Except as specifically stated otherwise herein, this Loan Sale Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, relating thereto are superseded by this Loan Sale Agreement.  This Loan Sale Agreement may not be modified, amended, waived or supplemented except as provided herein.

SECTION 7.11       Headings.  The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

SECTION 7.12       Schedules and Exhibits.  The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Loan Sale Agreement and are incorporated into this Loan Sale Agreement for all purposes.

SECTION 7.13       No Bankruptcy Petition Against the Trust.  Each Seller agrees that, prior to the date that is one year and one day after the payment in full of the Notes and all amounts payable under the Facility Agreements, it will not institute against the Trust, or join any other Person in instituting against the Trust, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under the laws of the United States or any state of the United States.  This Section 7.13 shall survive the termination of this Loan Sale Agreement.

SECTION 7.14       No Recourse.  It is expressly understood and agreed by the parties hereto that (a) this Loan Sale Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as trustee of the Trust, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by an Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Loan Sale Agreement or any other related documents.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Loan Sale Agreement to be duly executed by their respective officers as of the day and year first above written.

MORTGAGEIT, INC.
as a Seller

By:	/s/ JOHN R. CUTI
Name: John R. Cuti
Title: Secretary

MORTGAGEIT HOLDINGS, INC.
as a Seller

By:	/s/ JOHN R. CUTI
Name: John R. Cuti
Title: Secretary

MORTGAGEIT SPV I, acting with respect to the REIT Sub-Trust, as Purchaser

By:	Wilmington Trust Company,
not in its individual capacity but solely as Owner Trustee under the Trust Agreement

By:	/s/ Janel R. Havrilla
Name:	Janel R. Havrilla
Title:	Financial Services Officer

MORTGAGEIT SPV I, acting with respect to the TRS Sub-Trust, as Purchaser

By:	Wilmington Trust Company,
not in its individual capacity but solely as Owner Trustee under the Trust Agreement

By:	/s/ Janel R. Havrilla
Name:	Janel R. Havrilla
Title:	Financial Services Officer

[Signature Page To Loan Sale Agreement]

Schedule 1

DEFINITIONS LIST

“1934 Act” shall mean the Securities and Exchange Act of 1934, as amended.

“Accepted Servicing Practices” shall mean, with respect to each Mortgage Loan, such standards which comply with the applicable standards and requirements under: (i) an applicable Agency Program and related provisions of the applicable Agency Guide pursuant to which the related Mortgage Loan is intended to be purchased, and/or (ii) any applicable FHA and/or VA program and related provisions of applicable FHA and/or VA servicing guidelines, and (iii) the terms of the related Mortgage Loan documents and applicable law.

“Acknowledgment Agreement” shall mean the document, similar to the attached Exhibit F to the REIT Servicing Agreement, to be executed by the Master Servicer and the REIT Servicer on or prior to each subsequent Closing Date, which document shall include a Mortgage Loan Schedule, which document reflects the addition of Mortgage Loans (including those Mortgage Loans acquired by the Master Servicer through bulk acquisitions in accordance with Section 7.05 of the REIT Servicing Agreement) which are subject to the terms and conditions of the REIT Servicing Agreement.

“Act of Insolvency” shall mean, with respect to any Person, (a) the commencement by such Person as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law, or such Person seeking the appointment of a receiver, trustee, custodian or similar official for such Person or any substantial part of its property, or (b) the commencement of any such case or proceeding against such Person, or another’s seeking such appointment, or the filing against such Person of an application for a protective decree which (1) is consented to or not timely contested by such Person, (2) results in the entry of an order for relief, such an appointment, the issuance of such a protective decree or the entry of an order having a similar effect, or (3) is not dismissed within sixty (60) days, (c) the making by such Person of a general assignment for the benefit of creditors, (d) the admission in writing by such Person that it is unable to pay its debts as they become due or the nonpayment generally by such Person of its debts as they become due, or (e) any governmental authority or agency or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the property of such Person or of any of its Affiliates, or shall have taken any action to displace the management of such Person or of any of its Affiliates or to curtail its authority in the conduct of the business of such Person or of any of its Affiliates.

“Actual Note Issuance Proceeds” shall have the meaning provided in Section 3.09(d) of the Note Purchase Agreement.

“Adjustable Rate Mortgage Loan” shall mean a Mortgage Loan which provides for the adjustment of the Mortgage Interest Rate payable in respect thereto.

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“Adjustment Date” shall mean, with respect to each Adjustable Rate Mortgage Loan, the date set forth in the related Note on which the Mortgage Interest Rate on the Adjustable Rate Mortgage Loan is adjusted in accordance with the terms of the Note.

“Administration Agreement” shall mean the Administration Agreement dated as of August 4, 2004, between the Trust and the Administrator, as amended, supplemented or otherwise modified from time to time.

“Administrator” shall mean MortgageIT, in its capacity as administrator of the Trust pursuant to the Administration Agreement, or any successor in such capacity.

“Affiliate” shall mean with respect to any Person, any “affiliate” of such Person, as such term is defined in the Bankruptcy Code, other than a natural person.  It is specifically agreed that the Trust, the REIT Sub-Trust, the TRS Sub-Trust, MortgageIT and MortgageIT Holdings are “Affiliates” of each other.

“Agency” shall mean Ginnie Mae, Freddie Mac or Fannie Mae, as applicable, and their successors thereto.

“Agency Approvals” shall have the meaning given to such term in the Loan Repurchase Agreement, the Loan Purchase Agreement or the Loan Participation Agreement, as applicable.

“Agency Eligible Mortgage Loan” shall mean a mortgage loan that is in strict compliance with the eligibility requirements for swap or purchase by the designated Agency, under the applicable Agency Guide and/or applicable Agency Program.

“Agency Guide” shall mean the Ginnie Mae Mortgage-Backed Securities Guide; the Fannie Mae Selling Guide and the Fannie Mae Servicing Guide; the Freddie Mac Guide; as applicable, in each case as such Agency Guide may be amended from time to time.

“Agency Program” shall mean the specific purchase program under the relevant Agency Guide or as otherwise approved by the relevant Agency.

“Agent’s Account” shall mean UBS’s account, Account No. 930 1 035581, for the account of UBS Real Estate Securities Inc. Conduit Funding, JPMorgan Chase Bank, ABA No. 021000021, or such other account as may be identified as Agent’s Account by notice from UBS to the Trust and the Purchasers.

“ALTA” shall mean the American Land Title Association or any successor thereto.

“Ancillary Income” shall have the meaning assigned to such term in the REIT Servicing Agreement or the TRS Servicing Agreement, as applicable.

“Anticipated Delivery Date” shall mean, with respect to a Security, the date specified in the related Form HUD 11705 (Schedule of Subscribers), Fannie Mae Form 2014 (Delivery Schedule), or Freddie Mac Form 939 (Settlement and Information Multiple

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Registration Form), as applicable, on which it is anticipated that Delivery of the Security by the Applicable Agency will be made, pursuant to the Loan Participation Agreement.

“Applicable Agency Documents” shall mean the documents listed on Exhibit B-2 or Exhibit B-3 to the Custodial Agreement, as applicable.

“Applicable Covenant” shall mean any financial covenants imposed upon the Trust, MortgageIT or MortgageIT Holdings under any Other Financing Document.

“Applicable Guide” shall mean, with respect to each Takeout Investor, the applicable guide published by such Takeout Investor setting forth the requirements each Mortgage Loan needs to satisfy in order to be eligible for purchase by such Takeout Investor, as such guide may be amended or supplemented from time to time.

“Applicable Margin” shall be the applicable rate set forth on the Funding Confirmation.

“Assignee” shall mean, with respect to the Loan Purchase Agreement, the Loan Repurchase Agreement, the Custodial Agreement and any Mortgage Loan, any assignee of UBS pursuant to a sale, pledge or rehypothecation of the Mortgage Loan.

“Assignment of Mortgage” shall mean an assignment of the Mortgage or, with respect to Cooperative Loans, the Proprietary Lease, notice of transfer or equivalent instrument, in recordable form, which when recorded is sufficient under the laws of the jurisdiction where the related Mortgaged Property is located to reflect of record the sale of the Mortgage Loan.

“Authorized Signatory” shall the meaning given to such term in the Loan Repurchase Agreement, Loan Participation Agreement and the Loan Purchase Agreement, as applicable.

“Automated Boarding” shall mean, with respect to a Mortgage Loan, the successful, complete and timely electronic transfer of the related Electronic File to the servicing database of the Servicer.

“Bailee Letter” shall mean a Fannie Mae Bailee Letter or a Conduit Bailee Letter, as applicable.

“Bankruptcy Code” shall mean the United States Bankruptcy Code of 1978, as amended from time to time.

“Best Efforts” shall mean the efforts determined to be reasonably diligent by the Master Servicer or the Servicer, as the case may be, in its sole discretion.  Such efforts do not require the Master Servicer or the Servicer, as the case may be, to enter into any litigation, arbitration or other legal or quasi-legal proceeding, nor do they require the Master Servicer or the Servicer, as the case may be, to advance or expend fees or sums of money in addition to those specifically set forth in the Servicing Agreements.

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“Blocked Account” shall mean, both collectively and individually, each of the accounts established by the Servicer under the Blocked Account Agreement for the benefit of UBS, which is subject to a security interest in favor of UBS.

“Blocked Account Agreement” shall mean the Blocked Account Agreement dated as of August 4, 2004, among the Servicer, the TRS Sub-Trust, UBS and HSBC Bank as the depository bank, as amended, supplemented or otherwise modified from time to time.

“Borrowing Base” shall mean the aggregate Collateral Value of all Eligible Mortgage Loans.

“Borrowing Base Deficiency” shall have the meaning provided in Section 3.12(a) of the Note Purchase Agreement.

“Breakage Fee” shall mean as to any prepayment occurring with fewer than five (5) Business Days’ prior notice of intent to prepay (except for any prepayment expressly excepted hereunder from the Breakage Fee), an amount equal to the sum of (a) the interest that would otherwise accrue on an “actual/360” basis, on the principal balance of the Notes prepaid, over a period of five (5) Business Days, at a rate equal to the Eurodollar Rate plus the Applicable Margin, plus (b) all reasonable losses, expenses and liabilities that arise from such prepayment, including without limitation, any loss and expense on liabilities incurred by reason of liquidating or reemployment of deposits or other funds required by the Noteholders to fund the Notes (but excluding anticipated profits).

“Business Day” shall mean any day other than (i) a Saturday or Sunday or other day on which banks located in the City of New York, New York are authorized or obligated by law or executive order to be closed, or (ii) any day on which UBS is closed for business, provided that notice thereof shall have been given not less than seven calendar days prior to such day.

“Capital Lease Obligations” shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP and the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

“Cash Equivalents” shall mean (a) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of 90 days or less from the date of acquisition and overnight bank deposits of any commercial bank having capital and surplus in excess of $5,000,000, (c) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than thirty days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least “A-1” or the equivalent thereof by S&P or “P-1” or the equivalent thereof by Moody’s and in either case maturing within 90 days after the day of acquisition, (e) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or

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territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least “A” by S&P or “A” by Moody’s, (f) securities with maturities of 90 days or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition, or (g) shares of money market, mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

“Cash Window Submission Package” shall mean the documents listed on Exhibit B-1 to the Custodial Agreement, which shall be delivered by the Trust, MortgageIT or MortgageIT Holdings to the Custodian in connection with each Cash Window Transaction.

“Cash Window Transaction” shall mean a transaction initiated by UBS’s delivery of a Request for Certification which identifies Fannie Mae or Freddie Mac as the Takeout Investor but does not include a Conversion Code.

“Certificate of Trust” shall have the meaning assigned to that term in Section 2.1 of the Trust Agreement.

“Certificate Register” and “Certificate Registrar” shall mean the register of Owner Trust Certificates maintained, and the registrar appointed, respectively, pursuant to Section 11.1 of the Trust Agreement.

“Certificateholder” or “Holder” shall mean, with respect to any Owner Trust Certificate, the Person in whose name such Owner Trust Certificate is registered on the Certificate Register.  Initially, the Depositors shall be the Holders of all the Owner Trust Certificates.

“Certificateholder Funds” shall mean, with respect to any Payment Date and (i) with respect to the REIT Certificates, an amount equal to the sum of all amounts received by the REIT Servicer in respect of the REIT Mortgage Loans, minus all amounts then due and payable by the REIT Sub-Trust to the Noteholders, net of any amounts payable or reimbursable to the Owner Trustee relating to the REIT Mortgage Loans pursuant to Section 6.2 of the Trust Agreement, and (ii) with respect to the TRS Certificates, all amounts received by the TRS Servicer in respect of the TRS Mortgage Loans, minus all amounts then due and payable by the TRS Sub-Trust to UBS, net of any amounts payable or reimbursable to the Owner Trustee with respect to the TRS Mortgage Loans pursuant to Section 6.2 of the Trust Agreement.

“Certification” shall mean, with respect to a Mortgage Loan, the full performance by the Custodian of the procedures set forth in Sections 4(a) and 4(b) of the Custodial Agreement.

“Certification Code” shall mean a Mortgage Loan Absentee Code, a Mortgage Loan Approval Code or a Mortgage Loan Suspension Code.

“Certification Report” shall mean a Request for Certification to which Custodian has added its Certification Codes and, when a Certification Code indicates suspension, applicable

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Exception Codes, and which is transmitted by Custodian to UBS in an appropriate data layout provided by UBS.

“Closing Date” shall mean August 4, 2004, or for any group of REIT Mortgage Loans, the date upon which such REIT Mortgage Loans become subject to the REIT Servicing Agreement.

“Closing Instruction Letter” shall mean, with respect to each Wet Mortgage Loan which is being originated in part by the proceeds of a Closing Transaction, the instruction letter of the Trust, MortgageIT or MortgageIT Holdings with respect to such origination which is acknowledged by the Escrow Agent.

“Closing Instruction Letter Insert” shall mean a paragraph in the form of Exhibit S to the Loan Repurchase Agreement which shall be inserted into the Closing Instruction Letter.

“Closing Loan Purchase Detail” shall mean a loan purchase detail, prepared by a Sub-Trust to UBS via electronic transmission containing all information specified on Exhibit A of the Loan Repurchase Agreement or Exhibit H of the Note Purchase Agreement, as applicable (as such information may be amended from time to time by notice from UBS to such Sub-Trust), in a form acceptable to UBS, regarding the characteristics of a Mortgage Loan being pledged by such Sub-Trust to UBS under a Closing Transaction.

“Closing Transaction” shall mean any sale of a Mortgage Loan by a Sub-Trust to UBS, structured as either a wet funding or a dry funding, wherein UBS wires the Disbursement Amount in accordance with the Escrow Agent Standing Wire Instructions, subject, in the case of a TRS Mortgage Loan, to an obligation of the TRS Sub-Trust to repurchase such Mortgage Loan pursuant to the Loan Repurchase Agreement.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto.

“Collateral” shall mean, collectively the REIT Collateral and the TRS Collateral.

“Collateral Receipt” shall mean with respect to each Mortgage Loan, the receipt by Custodian on a Business Day of a Submission Package relating thereto.

“Collateral Receipt Adjustment” shall mean the process initiated by Collateral Receipt wherein the Pass-Through Rate on a Wet Mortgage Loan is reduced, effective from the date of Collateral Receipt through one calendar day prior to the Repurchase Date.

“Collateral Receipt Date” shall mean with respect to each Mortgage Loan, the Business Day on which a Collateral Receipt occurs.

“Collateral Value” shall have the meaning set forth in the Pricing Side Letter.

“Collection Account” shall mean the separate account or accounts created and maintained by the REIT Servicer pursuant to Section 3.04 of the REIT Servicing Agreement,

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which shall be entitled “GMAC Mortgage Corporation, as the REIT Servicer, in trust for UBS Real Estate Securities Inc. and its assignees.”

“Collections” shall mean, collectively, all collections and proceeds on or in respect of the Mortgage Loans, excluding collections required to be paid to the REIT Servicer or a Mortgagor on the Mortgage Loans.

“Commitment” shall mean a commitment executed by Takeout Investor and MortgageIT on Takeout Investor’s letterhead evidencing Takeout Investor’s agreement to purchase one or more Mortgage Loans from MortgageIT and MortgageIT’s agreement to sell one or more Mortgage Loans to an investor in a forward trade by the applicable Commitment Expiration Date.

“Commitment Expiration Date” shall mean with respect to any Commitment, the expiration date thereof.

“Condemnation Proceeds” shall mean all awards, compensation and settlements in respect of a taking of all or part of a Mortgaged Property by exercise of the power of condemnation or the right of eminent domain, whether permanent or temporary, to the extent such awards, compensation or settlements are not required to be delivered to the related Mortgagor in accordance with the terms of the related Mortgage.

“Conduit” shall mean any of the Entities listed on Schedule A to the Custodial Agreement, as amended or supplemented from time to time.

“Conduit Bailee Letter” shall mean the master bailee letter, in the form of Exhibit C-2 to the Custodial Agreement, for use by Custodian in connection with the delivery of a Conduit Submission Package; provided, however, for the purposes of delivering the related Conduit Submission Package, excluding (i) a copy of the Commitment, (ii) the Warehouse Lender’s Release or Trust’s Release, as applicable, and (iii) the original Assignment of Mortgage, in blank, to a Conduit.

“Conduit Funding Program” shall mean a program pursuant to the terms of the Custodial Agreement and the Loan Purchase Agreement.

“Conduit Submission Package” shall mean the documents listed on Exhibit C-1 to the Custodial Agreement required to be delivered by the Trust, MortgageIT or MortgageIT Holdings to Custodian under the Conduit Funding Program.

“Conduit Transaction” shall mean a transaction initiated by UBS’s delivery of a Request for Certification which identifies a Conduit as the Takeout Investor but does not include a Conversion Code.

“Confidential Information” shall have the meaning given to such term in the Pricing Side Letter or the REIT Servicing Agreement, as applicable.

“Confirmation” shall mean a confirmation confirming a trade between MortgageIT or MortgageIT Holdings and Takeout Investor.

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“Conversion Code” shall mean, with respect to a Mortgage Loan, the conversion code set forth in Part II of Exhibit F to the Custodial Agreement, entered by UBS, along with the Program Code, in the “PROG CODE” column of the related Request for Certification indicating that (i) such Mortgage Loan was previously acquired by UBS in a Dry Transaction and (ii) a Conversion Submission Package shall be received by Custodian on the applicable Delivery Date.

“Conversion Loan Purchase Detail” shall mean a loan purchase detail, prepared by the Trust and delivered by the Trust to UBS via electronic transmission containing the information set forth on Exhibit C to the Loan Repurchase Agreement, in a form acceptable to UBS, regarding the characteristics of a Mortgage Loan that is subject to repurchase and that is subsequently offered to UBS under the Conduit Funding Program.

“Conversion Submission Package” shall mean one of the sets of documents listed on Exhibit D to the Custodial Agreement, which shall be delivered by the Trust, MortgageIT or MortgageIT Holdings to Custodian in connection with each Conversion Transaction.

“Conversion Transaction” shall mean, with respect to a Mortgage Loan, a transaction initiated by UBS’s delivery to Custodian of a Request for Certification containing a Conversion Code.  A Conversion Transaction shall always be preceded by a Dry Transaction.

“Cooperative Apartment” shall mean a dwelling unit in a multi-dwelling building owned or leased by a Cooperative Corporation, which unit the Mortgagor has an exclusive right to occupy pursuant to the terms of a Proprietary Lease in accordance with the laws of the state in which the building is located.

“Cooperative Corporation” shall mean the entity that holds title (fee or an acceptable leasehold estate) to a Cooperative Apartment and which governs such Cooperative Apartment, which Cooperative Corporation must qualify as a Cooperative Housing Corporation under Section 216 of the Code.

“Cooperative Loan” shall mean a Mortgage Loan evidenced by a Mortgage Note and secured by a first lien against the Cooperative Ownership Interest in a Cooperative Apartment and by the related Proprietary Lease.

“Cooperative Ownership Interest” shall mean, with respect to any Cooperative Loan, the ownership interest in a single Cooperative Apartment, including (i) the shares issued by the Cooperative Corporation, (ii) the leasehold interests in the Cooperative Apartment and (iii) all attendant right, title, and interest thereto.

“Corporate Trust Office” shall mean the principal corporate trust office of the Owner Trustee at which, at any particular time, its corporate trust business is administered, which office at the date hereof is located at the address of the Owner Trustee set forth in Section 12.4 of the Trust Agreement.

“Costs” shall have the meaning given to such term in Section 13.03(a) of the Note Purchase Agreement.

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“Covered Persons” shall have the meaning given to such term in Section 9(k) of the Note Purchase Agreement.

“Credit File” shall mean all papers and records of whatever kind or description, whether developed or originated by Servicer or others, required to document or service the Mortgage Loan; provided however, that such Mortgage Loan papers, documents and records shall not include any Mortgage Loan papers, documents or records which are contained in the Dry Submission Package.

“Cross-Default Event” shall have the meaning given to such term in Section 9(k) of the Note Purchase Agreement.

“Cross-Payment” shall mean the dollar amount of (x) any REIT Related Obligation which is satisfied by either the TRS Trust Estate (including the proceeds thereof) or by MortgageIT from corporate funds, or (y) any TRS Related Obligation which is satisfied by either the REIT Trust Estate (including the proceeds thereof) or by MortgageIT Holdings from corporate funds.

“Cumulative Position File” shall mean a list of all Mortgage Loans held by Custodian on each day which includes all information which would be on a Certification Report and additionally includes the shipping information for each Mortgage Loan which has been released from Custodian’s possession (i.e., airbill number, federal express tracking code or other identifying information).

“Custodial Agreement” shall mean the Custodial Agreement, dated as of August 4, 2004, among the Trust, the Custodian, MortgageIT, MortgageIT Holdings and UBS, as the same shall be modified and supplemented and in effect from time to time.

“Custodial Fee” shall mean, with respect to any Mortgage Loans, the amount set forth on the related Funding Confirmation as the “Custodial Fee.”

“Custodian” shall mean JPMorgan Chase Bank, as custodian under the Custodial Agreement, and its successors and permitted assigns thereunder.

“Cut-off Date” shall mean, with respect to the transfer of servicing by the Master Servicer to the REIT Servicer for any group of Mortgage Loans, the date specified by the Master Servicer to the REIT Servicer in the related Mortgage Loan Schedule.

“Defective Mortgage Loan” shall have the meaning given to such term in the Loan Repurchase Agreement, the Loan Purchase Agreement or the Loan Participation Agreement, as applicable.

“Deficient Valuation” shall mean, in connection with bankruptcy proceedings with respect to a Mortgagor, a binding determination that, based upon the value of the Mortgaged Property, the lien of the related Mortgage secures an amount of indebtedness that is less than the outstanding amount stated in the related Note.

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“Delinquent” shall mean if any payment due on the Mortgage Loan is not made by the close of business on the Due Date for such Mortgage Loan.  A Mortgage Loan is “30 days Delinquent” if such payment has not been received by the close of business on the Due Date immediately succeeding the month in which such payment was due.  Similarly for “60 days Delinquent,” “90 days Delinquent” and so on.

“Delivery” shall mean the later to occur of (a) the issuance of the related Security and (b) the transfer of all of the right, title and ownership interest in that Security to UBS.

“Delivery Date” shall mean, with respect to a Mortgage Loan, the date set forth on the related Request for Certification in the “DELIVERY DATE” column, which shall be either (1) the Note Purchase Date or (2) the Business Day on which Trust desires the applicable portion of the related Submission Package be sent by Custodian to the Takeout Investor, i.e., one Business Day prior to the Business Day on which Trust desires the applicable portion of the Submission Package to be received by the Takeout Investor.

“Delivery Directive” shall mean, with respect to each Mortgage Loan being offered for sale or being pledged by Trust to UBS pursuant to a Conduit Transaction or a Cash Window Transaction, the delivery directive, set forth in Part IV of Exhibit F to the Custodial Agreement, used by UBS in a notice delivered via electronic transmission in the form of Exhibit M to the Custodial Agreement, to direct Custodian to deliver the related Submission Package in accordance with the Delivery Instructions.

“Delivery Instructions” shall mean, with respect to a Mortgage Loan, instructions prepared by the Administrator, in the form of Exhibit N to the Custodial Agreement, indicating the address for the delivery by Custodian of the applicable portion of the related Submission Package.

“Depositor” shall mean each of MortgageIT and MortgageIT Holdings, in its capacity as Depositors under the Trust Agreement (collectively, the “Depositors”).

“Designated Agent” shall mean, with respect to the Trust, any of the individuals identified in Exhibit J to the Note Purchase Agreement and any Responsible Officer of the Owner Trustee.

“Desired Funding Date” shall mean, with respect to REIT Mortgage Loans, the Business Day indicated by the REIT Sub-Trust on the related Wet-Ink Funding Detail or Loan Purchase Detail, as applicable, on which the REIT Sub-Trust desires to pledge a Mortgage Loan, and with respect to TRS Mortgage Loans, the Business Day indicated by the TRS Sub-Trust on the Closing Loan Purchase Detail, on which the TRS Sub-Trust desires UBS to purchase a Mortgage Loan via a Wet Funding or a Dry Funding or the Business Day indicated by the TRS Sub-Trust on the Rewarehousing Loan Purchase Detail, on which the TRS Sub-Trust desires UBS to purchase a Mortgage Loan via a Dry Funding.

“Determination Date” shall mean the last day of the month immediately preceding the related Remittance Date (or if such day is not a Business Day, the Business Day immediately preceding such day).

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“Disbursement Amount” shall mean, with respect to a Mortgage Loan, the amount set forth on the related Wet-Ink Funding Detail, Loan Purchase Detail, Closing Loan Purchase Detail or Rewarehousing Loan Purchase Detail as the “Disbursement Amount”.

“Discount” shall mean, with respect to each Mortgage Loan sold to UBS, the amount, determined by UBS in its sole discretion, set forth on the related Funding Confirmation as the “Discount.”

“Disposition Fee” shall mean the fee outlined in Schedule II attached to and incorporated in the REIT Servicing Agreement.

“Distressed Mortgage Loan” shall mean any Mortgage Loan which is 60 or more days delinquent at the end of each calendar month.

“Document File” shall mean the Credit File and the Dry Submission Package.

“Dollars” and “$” shall mean lawful money of the United States of America.

“Dry Funding” shall mean either (i) a Closing Transaction initiated by the delivery by the Trust, via electronic transmission to UBS of a Closing Loan Purchase Detail and the receipt by Custodian of a Dry Submission Package or (ii) a Rewarehousing Transaction initiated by the delivery by the Trust, via electronic transmission to UBS, of a Rewarehousing Loan Purchase Detail, a Warehouse Lender’s or Trust’s Release and the Custodian’s receipt of a Dry Submission Package.

“Dry Mortgage Loan” or “Dry Ink Mortgage Loan” shall mean a Mortgage Loan with respect to which (i) Custodian has received a Dry Submission Package and (ii) with respect to a TRS Mortgage Loan, no Repurchase has occurred.

“Dry Submission Package” shall mean the documents listed in Exhibit A to the Custodial Agreement required to be delivered by the Trust, MortgageIT or MortgageIT Holdings to Custodian in connection with each Dry Transaction pursuant to the Custodial Agreement.

“Dry Transaction” shall mean a transaction initiated by UBS’s delivery to Custodian of a Request for Certification, which does not identify a Takeout Investor, and which does not include a Conversion Code.

“Due Date” shall mean the day of the month on which the Monthly Payment is due on the Mortgage Loan.

“Due Diligence Review” shall mean the performance by UBS of any or all of the reviews permitted under Section 13.14 of the Note Purchase Agreement with respect to any or all of the Mortgage Loans.

“Due Period” shall mean, with respect to each Payment Date, the period commencing on the first day of the month preceding the month of the Payment Date and ending on the last day of the month preceding the month of the Payment Date.

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“Effective Date” shall mean, with respect to the REIT Mortgage Loans, the date upon which the conditions precedent set forth in Section 6.01 of the Note Purchase Agreement shall have been satisfied, and, with respect to the TRS Mortgage Loans, August 4, 2004.

“Electronic Agent” shall mean MERSCORP, Inc., or its successor or assigns.

“Electronic Agent Agreement” shall mean that certain agreement (if any) between the Electronic Agent, UBS and the Trust, as amended, supplemented or otherwise modified from time to time.

“Electronic File” shall mean a file in transferable electronic format that includes all data essential to service a Mortgage Loan, including, but not limited to, the following information with regard to each Mortgage Loan:

i.                                          the origination loan number,

ii.                                       customer name, billing address and street address (if different),

iii.                                    unpaid principal balance,

iv.                                   the amount of periodic installments and the date(s) to which principal, interest and any escrows have been paid,

v.                                      the accrued but unpaid interest up to and including the Closing Date,

vi.                                   a ledger history reflecting all receipts and disbursements, and data, consistent with Schedule III to the REIT Servicing Agreement, sufficient to calculate any applicable late charge, prepayment penalty and any other applicable contractual fee, charge or penalty.

“Electronic Transmission” shall mean the delivery of information in an electronic format acceptable to the applicable recipient thereto.

“Electronic Tracking Agreement” shall mean the Electronic Tracking Agreement, dated as of August 4, 2004, among UBS, the Trust, MortgageIT, MortgageIT Holdings, an electronic agent and MERS, as the same shall be amended, supplemented or otherwise modified from time to time.

“Eligible Account” shall mean (i) an account or accounts maintained with a depository institution the short-term debt obligations of which are rated AA or better by S&P, or (ii) an account or accounts the deposits in which are fully insured by the FDIC, or (iii) a trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity, the debt obligations of which are rated A-1 or better by S&P.

“Eligible Investments” shall mean any one or more of the following obligations or securities:

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a.     direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by the United States of America or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States of America, or Freddie Mac senior debt obligations, but excluding any of such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption;

b.     c.             demand and time deposits in, certificates of deposit of, bankers’ acceptances issued by or federal funds sold by any depository institution or trust company (including the Owner Trustee or its agent acting in their respective commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company or its ultimate parent has a short-term uninsured debt rating in one of the two highest available rating categories of S&P and the highest available rating category of Moody’s and provided that each such investment has an original maturity of no more than 365 days;

d.             any other demand or time deposit or deposit which is fully insured, by the FDIC; and

e.             Freddie Mac participation certificates and other Freddie Mac guaranteed mortgage-backed securities and senior debt obligations;

f.      repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) rated “A” or higher by S&P and rated “A2” or higher by Moody’s; provided, however, that collateral transferred pursuant to such repurchase obligation must be of the type described in clause (i) above and must (A) be valued daily at current market prices’ plus accrued interest or (B) pursuant to such valuation, be equal, at all times, to 105% of the cash transferred by the Owner Trustee in exchange for such collateral and (C), be delivered to the Owner Trustee or, if the Owner Trustee is supplying the collateral, an agent for the Owner Trustee, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certificated securities;

g.     securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any State thereof and that are rated by a Rating Agency in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

h.     commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by a Rating Agency in its highest short-term unsecured debt rating available at the time of such investment;

i.      units of money market funds registered under the Investment Company Act of 1940 including funds managed or advised by the Owner Trustee or an affiliate thereof having a rating by S&P of “AAA-G,” “AAA-m”, or “AA-m”, and if rated by Moody’s, rated “Aaa,” “Aa1” or “Aa2”; and

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j.      any other obligation or security acceptable to the Trust (as certified by a letter from the Trust to the Servicer);

provided, that no such investment shall be an Eligible Investment if such investment evidences either (a) the right to receive interest-only payments with respect to the obligations underlying such investments or (b) both principal and interest payments derived from obligations underlying such investment where the principal and interest payments with respect to such investment provide a yield to maturity exceeding 120% of the yield to maturity at par of such underlying obligation.

“Eligible Mortgage Loan” shall mean a Mortgage Loan as to which the representations and warranties made by the Trust in Schedule 2 to the Loan Sale Agreement are correct; provided that in no event shall a land installment contract or similar lending arrangement be an Eligible Mortgage Loan.

“Eligible Owner Trustee” shall mean a bank (within the meaning of Section 2(a)(5) of the Investment Company Act) that meets the requirements of Section 26(a)(1) of the Investment Company Act, that is not an Affiliate of either Depositor or an Affiliate of any Person involved in the organization or operation of either Depositor, that is organized and doing business under the laws of any state or the United States of America, that is authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the Trust Agreement, that has, or whose parent corporation has, a combined capital and surplus and undivided profits of at least $100,000,000 and that is subject to supervision or examination by federal or state authority. If such bank publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this definition the combined capital, surplus and undivided profits of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

“Entity” shall mean any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” shall mean any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which the Trust is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which the Trust is a member.

“Errors and Omissions Insurance Policy” shall mean an errors and omissions insurance policy to be maintained by the TRS Servicer pursuant to Section 4.11 of the TRS Servicing Agreement.

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“Escrow Account” shall have the meaning given to such term in the TRS Servicing Agreement, with respect to the TRS Mortgage Loans, and the REIT Servicing Agreement, with respect to the REIT Mortgage Loans.

“Escrow Agent” shall mean the agent appointed by the Title Insurance Company to administer the closing of a Mortgage Loan or, with respect to a REIT Mortgage Loan, any entity set forth on Exhibit N to the Note Purchase Agreement, which has been approved by the Agent in its sole discretion or any other entity approved by the Agent in its sole discretion.

“Escrow Agent Standing Wire Instructions” shall mean the wire instructions of the Escrow Agent set forth in the applicable Loan Purchase Detail or Wet-Ink Funding Detail, as applicable, from the Trust, MortgageIT or MortgageIT Holdings to UBS for use when UBS wires Disbursement Amounts for Wet Fundings and Dry Fundings structured as Closing Transactions or in connection with the funding of Wet-Ink Mortgage Loans.

“Escrow Instruction Letter” shall mean with respect to each Wet-Ink Mortgage Loan which is being funded with a Disbursement Amount, the instruction letter of the Note Issuer with respect to such origination which is acknowledged by the Escrow Agent, in substantially the form of Exhibit M to the Note Purchase Agreement.

“Escrow Mortgage Loans” shall mean the REIT Mortgage Loans for which the REIT Servicer has established an Escrow Account for items constituting Escrow Payments.

“Escrow Payment” shall mean, with respect to any Mortgage Loan, the amounts constituting any of ground-rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Obligor with the Mortgagee pursuant to the Mortgage or any other document.

“Estimated Note Issuance Proceeds” shall have the meaning provided in Section 3.09(e) of the Note Purchase Agreement.

“Eurodollar Rate” shall mean, with respect to each Interest Period a Note is outstanding, the rate per annum equal to the rate appearing at page 5 of the Telerate Screen as one-month LIBOR at or about 9:00 a.m., New York City time, on the first day of such Interest Period and if such rate shall not be so quoted, the rate per annum at which the Reference Bank is offered Dollar deposits at or about 9:00 a.m., New York City time, on such date by prime banks in the London interbank eurodollar market for delivery on such day for a period of thirty (30) days and in an amount comparable to the amount of the Notes to be outstanding on such day.  The Eurodollar Rate shall be reset by UBS as described above and UBS’s determination of Eurodollar Rate shall be conclusive upon the parties absent manifest error on the part of UBS.

“Event of Default” shall have the meaning given to such term in the Note Purchase Agreement, the Loan Repurchase Agreement, the Loan Purchase Agreement, the Loan Sale Agreement or the REIT Servicing Agreement, as applicable.

“Exception Code” shall mean each of the exception codes set forth in Part V of Exhibit F to the Custodial Agreement, placed by Custodian on a Certification Report indicating

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missing documents, incomplete documents and deficiencies in documents reviewed by Custodian.

“Executive” shall mean each of the Chief Executive Officer and the Chief Financial Officer who are incumbent as of the date of the Note Purchase Agreement.

“Existing Financing Documents” shall mean, collectively, (i) that certain Warehousing  Credit  and Security Agreement, dated as of August 1, 2003, by and between MortgageIT, Inc. and Residential Funding Corporation, as may be amended  from  time to time, and all other documents or agreements executed in  connection  therewith,  (ii)  that  certain Amended and Restated Master Repurchase  Agreement among MortgageIT, Inc., MortgageIT Holdings, Inc. and Merrill  Lynch Mortgage Capital Inc., dated as of August 4, 2004, as may be amended from  time  to  time,  and  all  other  documents or agreements executed in connection therewith, and (iii) that certain Note Purchase Agreement by and among MortgageIT, Inc. and Technology Investment Capital Corp., dated as of March  29,  2004,  as  may  be  amended from time to time, and all other documents or agreements executed in connection therewith.

“Expected Delivery Date” shall mean the date identified on a Request for Certification as the “Expected Delivery Date of Mortgage File”, which shall be the date on which Trust, MortgageIT or MortgageIT Holdings has informed UBS that a Submission Package will be received by Custodian from Trust, MortgageIT or MortgageIT Holdings.

“Facility Agreements” shall mean the Note Purchase Agreement, the Loan Repurchase Agreement, the Loan Purchase Agreement and the Loan Participation Agreement.

“Facility Default” shall mean a default or Event of Default under any of the Facility Agreements.

“Facility Limit” shall have the meaning set forth in the Pricing Side Letter.

“Fannie Mae” shall mean the Federal National Mortgage Association, or any successor thereto.

“Fannie Mae Bailee Letter” shall mean the master bailee letter, in the form of Exhibit B-4, for use by Custodian in connection with the delivery to Fannie Mae of the Cash Window Submission Package, excluding (i) the original Assignment of Mortgage, in blank, (ii) the Warehouse Lender’s Release or Trust’s Release, as applicable, (iii) all modification agreements relating to a Mortgage, (iv) the Delivery Instructions and (v) a copy of the Commitment.

“Fannie Mae Commitment” shall mean a commitment executed by Fannie Mae and MortgageIT evidencing Fannie Mae’s agreement to purchase one or more Mortgage Loans from MortgageIT and MortgageIT’s agreement to sell one or more Mortgage Loans to Fannie Mae by the applicable Commitment Expiration Date under the Applicable Guide.

“Fatal Exception” shall mean the assignment by the Custodian of a Mortgage Loan Absentee Code or a Mortgage Loan Suspension Code to a Mortgage Loan.

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“FDIC” shall mean Federal Deposit Insurance Corporation or any successor thereto.

“Federal Funds Rate” shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by UBS from three federal funds brokers of recognized standing selected by it in good faith.

“FHA” shall mean the Federal Housing Administration, or any successor thereto.

“Fidelity Bond” shall mean a fidelity bond to be maintained by the TRS Servicer pursuant to Section 4.11 of the TRS Servicing Agreement.

“Final Recovery Determination” shall mean, with respect to any defaulted Mortgage Loan or any REO Property, a determination made by the REIT Servicer that all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and any other payments and recoveries which the REIT Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered.

“Fitch” shall mean Fitch IBCA or its successors and assigns.

“Fixed Rate Mortgage Loan” shall mean a Mortgage Loan which provides for a fixed Mortgage Interest Rate payable with respect thereto.

“Freddie Mac” shall mean the Federal Home Mortgage Loan Mortgage Corporation, or any successor thereto.

“Freddie Mac Commitment” shall mean a commitment executed by Freddie Mac and MortgageIT evidencing Freddie Mac’s agreement to purchase one or more Mortgage Loans from MortgageIT and MortgageIT’s agreement to sell one or more Mortgage Loans to Freddie Mac by the applicable Commitment Expiration Date under the Applicable Guide.

“Freddie Mac Guide” shall mean the Freddie Mac Sellers’ and Servicers’ Guide, as such may hereafter from time to time be amended.

“Freddie Mac Program” shall mean the Freddie Mac Home Mortgage Guarantor Program or the Freddie Mac FHA/VA Home Mortgage Guarantor Program, as described in the Freddie Mac Guide.

“Funding Confirmation” shall have the meaning given to such term in the Note Purchase Agreement, the Loan Repurchase Agreement or the Loan Purchase Agreement, as applicable.

“Funding Percentage” shall initially mean 100% with respect to UBS, as the sole Purchaser, but if, at any time after the date of the Note Purchase Agreement, UBS transfers all or any part of its option hereunder to purchase Notes with the consent of the Trust, “Funding

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Percentage” at any time thereafter shall mean, with respect to each Purchaser, the percentage of all Purchasers’ funding options hereunder to purchase Notes that such Purchaser at the time retains after taking into account all prior transfers of all or part of such option of such Purchaser.

“Future Financing Document” shall mean any mortgage loan warehouse financing agreement, regardless of form (e.g., loan agreement, note purchase agreement, repurchase agreement) for performing or non-performing loans entered into by MortgageIT, MortgageIT Holdings or any Affiliate thereof.

“GAAP” shall mean the generally accepted accounting principles as in effect from time to time in the United States of America.

“Ginnie Mae” or “GMNA” shall mean the Government National Mortgage Association or any successor thereto.

“Governmental Authority” shall mean, in relation to any Person, any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person, any of its Subsidiaries or any of its Properties.

“Guarantee” shall mean, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise); provided that the term “Guarantee” shall not include (i) endorsements for collection or deposit in the ordinary course of business, or (ii) obligations to make any servicing advances, escrow advances or other obligations in respect of a Mortgaged Property.  The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.  The terms “Guarantee” and “Guaranteed” used as verbs shall have correlative meanings.

“Hold Directive” shall mean with respect to each Mortgage Loan being offered by Trust for sale to UBS pursuant to a Conduit Transaction or a Cash Window Transaction, the hold directive, set forth in Part IV of Exhibit F to the Custodial Agreement, delivered by Trust via electronic transmission in a notice in the form of Exhibit M to the Custodial Agreement to direct Custodian to continue to hold the related Submission Package.

“HUD” shall mean the United States Department of Housing and Urban Development or its successors and assigns.

“Incomplete MERS Designated Mortgage Loan” shall have the meaning given to such term in Article XXII of the Electronic Tracking Agreement.

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“Incremental Pass-Through Rate” shall mean the amount by which the Pass-Through Rate is increased upon the occurrence of (i) a Commitment Expiration Date, (ii) any event giving Purchaser the right to elect a remedy pursuant to Section 3 of the Loan Purchase Agreement, (iii) the Scheduled Repurchase Date (as defined in the Loan Repurchase Agreement), or (iv) the occurrence of any event giving UBS the right to elect a remedy pursuant to Section 7 of the Loan Repurchase Agreement, which amount shall be set forth in a Funding Confirmation as the “Incremental Pass-Through Rate.

“Indebtedness” shall mean, for any Person:  (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days after the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person; (f) obligations of such Person under repurchase agreements, sale/buy-back agreements or like arrangements; (g) Indebtedness of others Guaranteed by such Person; (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; and (i) Indebtedness of general partnerships of which such Person is secondarily or contingently liable (other than by endorsement of instruments in the course of collection), whether by reason of any agreement to acquire such indebtedness or to supply or advance sums or otherwise.  Liabilities relating to securitizations are not “Indebtedness,” except in the case of the Trust on a non-consolidated basis.

“Indemnified Party” shall have the meaning given to such term in Section 13.03(a) of the Note Purchase Agreement.

“Index” shall mean with respect to each Adjustable Rate Mortgage Loan and with respect to each related interest rate adjustment date, the index as specified in the related Mortgage Note.

“Insurance Proceeds” shall mean with respect to each Mortgage Loan, all proceeds of any insurance policy or other insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

“Insured Depository Institution” shall have the meaning given to such term by Section 1813(c)(2) of Title 12 of the United States Code, as amended from time to time.

“Interest” shall have the meaning given to such term in Section 12.15(a) of the Note Purchase Agreement.

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“Interest Period” shall mean, with respect to the Notes, (i) initially, the period commencing on the Note Purchase Date on which a Note is purchased hereunder from the REIT Sub-Trust and ending on the last Business Day of the month in which that period commences, and (ii) thereafter, each period commencing on and including the day which immediately follows the last day of the preceding Interest Period and ending on the last day of the month which immediately follows such last day of the preceding Interest Period.  In addition, if the Maturity Date occurs as a result of any of the events described in clauses (i) through (iii) in the definition thereof, then the most recently commenced Interest Period with respect to the Notes shall end on the day prior to such Maturity Date.

“Interest Rate Adjustment Date” shall mean with respect to an Adjustable Rate Mortgage Loan, the date on which the Mortgage Interest Rate is adjusted with respect to such Mortgage Loan.  The first Interest Rate Adjustment Date for each Adjustable Rate Mortgage Loan is set forth on the Mortgage Loan Schedule.

“Interest Rate Protection Agreement” shall mean, with respect to any or all of the Mortgage Loans, any short sale of U.S. Treasury security, or futures contract, or mortgage related security, or Eurodollar futures contract, or options related contract, or interest rate swap, cap or collar agreement or similar arrangements entered into solely to provide for protection against fluctuations in interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies, acceptable to UBS.

“Interim Funder” shall mean, with respect to each MERS Designated Mortgage Loan, the Person named on the MERS System as the interim funder pursuant to the MERS Procedures Manual.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended.

“IRS” shall mean the Internal Revenue Service, or any successor thereto.

“Issuance Date” shall mean, with respect to a Security, the first day of the month in which the Security is issued.

“Legal File” shall have the meaning given to such term in the REIT Servicing Agreement.

“Liabilities” shall have the meaning specified in Section 6.2(b) of the Trust Agreement.

“Lien” shall mean any mortgage, lien, pledge, charge, security interest or similar encumbrance.

“Limited Power of Attorney” shall mean a limited power of attorney, in the form of Exhibit K to the Custodial Agreement, executed by Trust and delivered to Custodian, authorizing Custodian to prepare Mortgage Note endorsements in the form indicated thereon.

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“Liquidation Proceeds” shall mean the amounts, other than Insurance Proceeds and Condemnation Proceeds, received in connection with the liquidation of a defaulted Mortgage Loan through trustee’s sale, foreclosure sale or otherwise, other than amounts received following the acquisition of REO Property.

“Liquidation Proceeds” shall mean cash (exclusive of REO Disposition Proceeds) received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee’s sale, foreclosure sale or otherwise, or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

“Loan Identification Data” shall mean the applicable information regarding a Mortgage Loan, set forth on a Request for Certification, which shall include UBS’s reference number, the name of UBS’s applicable program, the Mortgage Loan number, the MERS Identification Number, the last name of the Mortgagor, the address of the Mortgaged Property, the face amount of the Mortgage Note, the number of months to maturity of the Mortgage Loan, and the interest rate borne by the Mortgage Note and, solely with respect to Cash Window Transactions, Conduit Transactions and Conversion Transactions, the name of the Takeout Investor, the sale price of the Mortgage Loan to the Takeout Investor, the commitment number, the Commitment Expiration Date, the Delivery Date, the Release Payment, and the name of the Warehouse Lender.

“Loan Participation Agreement” shall mean the Mortgage Loan Participation Agreement, dated as of August 4, 2004, between the TRS Sub-Trust, as seller, and UBS, as participant, as amended, supplemented or otherwise modified from time to time.

“Loan Purchase Agreement” shall mean the Mortgage Loan Purchase Agreement, dated as of August 4, 2004, between the TRS Sub-Trust and UBS, as amended, supplemented or otherwise modified from time to time.

“Loan Purchase Detail” shall have the meaning given to such term in the Note Purchase Agreement or the Loan Purchase Agreement, as applicable.  With respect to the Loan Repurchase Agreement, “Loan Purchase Detail” shall mean a Conversion Loan Purchase Detail, Closing Loan Purchase Detail or Rewarehousing Loan Purchase Detail, as applicable.

“Loan Repurchase Agreement” shall mean the Mortgage Loan Repurchase Agreement, dated as of August 4, 2004, among the TRS Sub-Trust and UBS, as amended, supplemented or otherwise modified from time to time.

“Loan Sale Agreement” shall mean the Loan Sale Agreement, dated as of August 4, 2004, among MortgageIT as a seller, MortgageIT Holdings as a seller, and the Trust as purchaser, as amended, supplemented or otherwise modified from time to time.

“Losses” shall mean any and all losses, claims, damages, liabilities or expenses (including reasonable attorneys’ fees) incurred by any Person(s) specified.

“Majority Investors” shall mean Majority Purchasers and Majority Noteholders.

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“Majority Noteholders” shall mean Noteholders of Notes whose principal amount outstanding is at least equal to 51% of the outstanding principal amount of all the Notes (not including any Notes known by UBS to be held by the REIT Sub-Trust or any of its Affiliates).

“Majority Purchasers” shall mean Purchasers with Funding Percentages at least equal to 51% in the aggregate (not including any Notes known by UBS to be held by the REIT Sub-Trust or any of its Affiliates).

“Manual Boarding” shall mean, with respect to a REIT Mortgage Loan, the manual entry of REIT Mortgage Loan data onto the Servicing database of the REIT Servicer, which can occur either when there is no Electronic File relating to a REIT Mortgage Loan or the related Electronic File is not transferred in a successful, complete and timely manner.

“Manufactured Housing” shall mean any manufactured home.

“Market Value” shall mean, with respect to the REIT Mortgage Loans, shall have the meaning given to such term in the Pricing Side Letter, and with respect to the TRS Mortgage Loans, the meaning given to such term in the Loan Repurchase Agreement.

“Master Servicer” shall mean MortgageIT Holdings, in its capacity as master servicer under the REIT Servicing Agreement, or its successors or assigns.

“Material Adverse Effect” shall mean a material adverse effect on (a) the Property, business, operations, financial condition or prospects of any specified Person, (b) the ability of any specified Person to perform its obligations under any of the Note Documents to which it is a party, (c) the validity or enforceability of any of the Note Documents, (d) the rights and remedies of UBS, any of the Purchasers or any of the Noteholders under any of the Note Documents, (e) the timely payment of the principal of or interest on the Notes or other amounts payable in connection therewith, (f) UBS’s security interest in the Collateral or (g) the Collateral as a whole.

“Maturity Date” shall mean, with respect to all Notes, the earliest to occur of (i) the Termination Date, (ii) such earlier date as is described in the related Request for Note Purchase, which such earlier date would be applicable to all existing and future Notes, or (iii) such earlier date on which the Note Purchase Agreement shall terminate in accordance with the provisions thereof or by operation of law (without prejudice to the provisions of the Note Purchase Agreement under which a Note’s maturity, and the REIT Sub-Trust’s related obligations to pay the principal thereof and interest thereon, may be accelerated).

“Maximum Purchase Price” shall mean, with respect to any TRS Mortgage Loan, the maximum price to be paid for such Mortgage Loan by UBS on the Purchase Date, which amount shall be determined by UBS in its sole discretion taking into account all relevant factors.  UBS shall notify the TRS Sub-Trust of the Maximum Purchase Price on or prior to the related Purchase Date and the acceptance by the TRS Sub-Trust of any such amount shall be deemed to indicate the TRS Sub-Trust’s agreement with UBS’s determination of such amount.

“Maximum Rate” shall mean with respect to each Adjustable Rate Mortgage Loan, the amount set forth in the Note as the maximum Mortgage Interest Rate thereunder.

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“MBS Swap Funding Program Selection Notice” shall mean a notification that identifies Mortgage Loans intended for the MBS Swap Funding Program provided by the TRS Sub-Trust to UBS either (i) on the Closing Loan Purchase Detail or Rewarehousing Loan Purchase Detail via the “MBS Swap Funding Program Designation” field or (ii) via a facsimile transmission in the form of Exhibit P to the Loan Repurchase Agreement, received by UBS prior to the Scheduled Repurchase Date, for any Mortgage Loans previously purchased without the “MBS Swap Funding Program Designation”.

“MBS Swap Funding Program” shall mean a program pursuant to the terms of the Loan Participation Agreement.

“MBS Swap Shipment Documents” shall mean, with respect to each Mortgage Loan for which an MBS Swap Funding Program Selection Notice has been provided, the documents required, as listed in Exhibit R to the Loan Repurchase Agreement, to be received by UBS from the TRS Sub-Trust via facsimile transmission, prior to UBS’s carrying out the TRS Sub-Trust’s instructions for the Request for Mortgage Loan Shipment.

“MBS Swap Submission Package” shall mean the documents required to be provided by the TRS Sub-Trust to UBS with respect to each purchase under the MBS Swap Funding Program, as described in the Loan Participation Agreement.

“MERS” shall mean Mortgage Electronic Registration Systems, Inc., a Delaware corporation, or any successor-in-interest thereto.

“MERS Designated Mortgage Loan” shall mean Mortgage Loans for which (a) MERS has been designated or will be designated as the mortgagee of record, as nominee for the Trust, in accordance with the MERS Procedure Manual and (b) UBS has been designated or will be designated as the Investor and Interim Funder on the MERS® System.

“MERS Eligible Mortgage Loan” shall mean any Mortgage Loan that has been designated by the Servicer as recordable in the name of MERS as nominee for the holder of the related Mortgage Loan.

“MERS Identification Number” shall mean the eighteen digit number permanently assigned to each MERS Designated Mortgage Loan.

“MERS Member” shall mean a Person that has the status and rights of a member of MERS with respect to specified mortgage loans in accordance with the MERS Procedures Manual.

“MERS Mortgage Loan” shall mean any Mortgage Loan as to which the related Mortgage, or an Assignment of Mortgage, has been or will be recorded in the name of MERS, as nominee for the holder from time to time of the related Mortgage Note.

“MERS Procedures Manual” shall mean the MERS Procedures Manual attached as Exhibit B to the Electronic Tracking Agreement, as it may be amended, supplemented or otherwise modified from time to time.

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“MERS Report” shall mean the schedule listing MERS Designated Mortgage Loans and other information prepared by the Electronic Agent pursuant to the Electronic Tracking Agreement.

“MERS® System” shall mean the Electronic Agent’s mortgage electronic registry system, as more particularly described in the MERS Procedures Manual.

“MIDANET” shall mean the Freddie Mac automated system by which sellers and servicers of mortgage loans to Freddie Mac transfer mortgage summary and record data or mortgage accounting and servicing information from their computer system or service bureau to Freddie Mac, as more fully described in the Freddie Mac Guide.

“Minimum Rate” shall mean with respect to each Adjustable Rate Mortgage Loan, the amount set forth in the Note as the minimum Mortgage Rate Interest thereunder.

“Monthly Payment” shall mean the scheduled monthly payment of principal and interest on a Mortgage Loan.

“Moody’s” shall mean Moody’s Investors Service, Inc. or its successor-in-interest.

“Mortgage” shall mean the mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first or second lien on the real property securing the Mortgage Note or, in the case of a Cooperative Loan, the related Security Agreement.

“Mortgage Documents” shall mean, with respect to a Mortgage Loan, the documents comprising the Submission Package for such Mortgage Loan.

“Mortgage File” shall mean, collectively, the Servicing File and the Legal File for any Mortgage Loan.

“Mortgage Impairment Insurance Policy” shall mean a mortgage impairment or blanket hazard insurance policy as described in Section 4.10 of the TRS Servicing Agreement.

“Mortgage Interest Rate” shall mean with respect to any Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan, as adjusted from time to time in accordance with the provisions of the Mortgage Note in the case of an Adjustable Rate Mortgage Loan.

“Mortgage Interest Rate Margin” shall mean with respect to Adjustable Rate Mortgage Loans, the percentage to be added to the specified Index identified in the related Note for the purpose of calculating the applicable Mortgage Interest Rate.

“Mortgage Loan” shall mean a first or second lien, residential, one to four family mortgage loan originated in accordance with the Underwriting Guidelines, which the Custodian has been instructed to hold for UBS pursuant to the Custodial Agreement (except in the case of Mortgage Loans sold pursuant to the Loan Participation Agreement, which shall be held by Freddie Mac), and which Mortgage Loan includes, without limitation, (i) a Mortgage Note and

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related Mortgage and (ii) all of the Trust’s right, title and interest in and to the Mortgaged Property covered by such Mortgage.  The term “Mortgage Loan” includes Cooperative Loans.

“Mortgage Loan Absentee Code” shall mean the mortgage loan absentee code, set forth in Part III of Exhibit F to the Custodial Agreement, placed by Custodian on a Certification Report to notify UBS that a Submission Package related to a Mortgage Loan listed on a Request for Certification is not in Custodian’s possession.

“Mortgage Loan Approval Code” shall mean the mortgage loan approval code, set forth in Part III of Exhibit F to the Custodial Agreement, placed by Custodian on a Certification Report to notify UBS that Custodian’s review of the applicable items in a Submission Package is complete and that such items satisfy all the applicable requirements set forth in Section 4(a) and Section 4(b).

“Mortgage Loan Documents” shall mean the originals of the Mortgage Notes evidencing the Mortgage Loans.

 “Mortgage Loan Maturity Date” shall mean the final maturity date as set forth on the Mortgage Note of a Mortgage Loan.

“Mortgage Loan Remittance Rate” shall mean, with respect to each Mortgage Loan, an annual rate of interest equal to the Mortgage Interest Rate.

“Mortgage Loan Schedule” shall have the meaning given to such term in the REIT Servicing Agreement.

“Mortgage Loan Suspension Code” shall mean the mortgage loan suspension code, set forth in Part III of Exhibit F to the Custodial Agreement, placed by Custodian on a Certification Report to notify UBS that Custodian’s review of the Submission Package has determined that one or more of the documents in the Submission Package are missing, incomplete or incorrect and/or do not satisfy one or more of the requirements set forth in Section 4(a) or Section 4(b).

“Mortgage Note” shall mean the original executed promissory note or other original evidence of indebtedness executed by the respective obligor to evidence such obligor’s indebtedness under the related Mortgage Loan containing all intervening endorsements, exhibits, riders and amendments thereto, if any, evidencing a complete chain of ownership from the originator to the Trust.

“Mortgaged Property” shall mean the real property (including all buildings and fixtures thereon and all additions, alterations and replacements made at any time with respect to the foregoing) and all other collateral securing repayment of the debt evidenced by a Mortgage Note or, in the case of a Cooperative Loan, the related Cooperative Ownership Interest.

“Mortgagee” shall mean the mortgagee or beneficiary named in the Mortgage and the successors and assigns of such mortgagee or beneficiary.

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“MortgageIT Holdings” shall mean MortgageIT Holdings, Inc., a Maryland corporation.

“MortgageIT” shall mean MortgageIT, Inc., a New York corporation.

“Mortgagor” shall mean the obligor on a Mortgage Note.

“Multiemployer Plan” shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been or are required to be made by the Trust or any ERISA Affiliate and that is covered by Title IV of ERISA.

“NCUA” shall mean the National Credit Union Administration, or any successor thereto.

“Net Income” shall mean, for any period, and with respect to a Person, the net income of the Person for such period as determined in accordance with GAAP.

“Net Worth” shall mean, with respect to any Person, as of any date of determination, all amounts which would be included under capital on a balance sheet of such Person at such date, determined in accordance with GAAP, less amounts owing to such Person from Affiliates.

“Non-Escrow Mortgage Loan” shall mean any Mortgage Loan which is not an Escrow Mortgage Loan.

“Non-United States Person” shall mean any Person other than a United States Person.

“Nonrecoverable Advance” shall mean any Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property which, in the good faith judgment of the Servicer after taking into account other preexisting liens and claims against such proceeds, will not or, in the case of a proposed advance, would not be ultimately recoverable from related late payments, Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

“Note” shall have the meaning provided in Section 2.01(a) of the Note Purchase Agreement.

“Noteholder” shall mean, in relation to any Note, the Person holding the Note, which initially shall be UBS.

“Note Documents” shall mean, collectively, the Note Purchase Agreement, the Loan Sale Agreement, the Notes, the Custodial Agreement, the Electronic Tracking Agreement and the REIT Servicing Agreement.

“Note Purchase” shall have the meaning provided in Section 2.01(a) of the Note Purchase Agreement.

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“Note Purchase Agreement” shall mean the Note Purchase and Security Agreement, dated as of August 4, 2004, among the REIT Sub-Trust, UBS and each Person party thereto as a Purchaser or a Noteholder from time to time, as amended, supplemented or otherwise modified from time to time.

“Note Purchase Date” shall mean the date on which a Note Purchase is made under the Note Purchase Agreement as contemplated in Section 2 thereto.

“Note Purchase Period” shall have the meaning set forth in Section 2.01(a) of the Note Purchase Agreement.

“Note Rate” shall mean the rate of interest borne by a Mortgage Note.

“Note Register” shall mean the register of the Notes maintained pursuant to Section 3.03 of the Note Purchase Agreement.

“Notice of Bailment” shall mean a notice, in the form of Schedule A to Exhibit B-4 or C-2 to the Custodial Agreement, as applicable, delivered by Custodian to Takeout Investor in connection with each delivery to Takeout Investor of the applicable portion of each Submission Package.

“Obligor” shall mean any Person obligated for payment of a Mortgage Loan or who has transferred or assigned any property interest to the Master Servicer to secure payment of such Mortgage Loan.

“Officer’s Certificate” shall mean, with respect to MortgageIT or MortgageIT Holdings, a certificate signed by the Chairman of the Board or the Vice Chairman of the Board or a President or a Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of MortgageIT or MortgageIT Holdings, as applicable, and delivered to UBS as required by the Custodial Agreement.

“Opinion of Counsel” shall mean a written opinion of counsel, who may, without limitation, but subject to the requirements of the Note Purchase Agreement, be employees or other counsel for either Depositor which are reasonably acceptable to the Owner Trustee.  The cost of such opinion shall be born by the Depositors, jointly and severally.

“Originator’s Loan Sale Agreement” shall mean the Master Mortgage Loan Purchase Agreement, dated as of August 4, 2004, between MortgageIT, as seller, and MortgageIT Holdings, as purchaser, as amended, supplemented or otherwise modified from time to time.

“Other Financing Documents” shall mean, collectively, the Existing Financing Documents together with the Future Financing Documents.

“OTS” shall mean the Office of Thrift Supervision, or any successor thereto.

“Overestimate Amount” shall have the meaning as set forth in Section 3.09(e) of the Note Purchase Agreement.

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“Ownership Interest” shall mean as to any Owner Trust Certificate, any ownership or security interest in such Owner Trust Certificate, including any interest in such Owner Trust Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

“Owner Trust Certificates” or “Certificates” shall mean, collectively, the REIT Certificates and the TRS Certificates.

“Owner Trust Estate” shall mean, collectively, the REIT Trust Estate and the TRS Trust Estate.

“Owner Trustee” shall mean Wilmington Trust Company or any successor not in its individual capacity but solely in its capacity as Owner Trustee under the Trust Agreement.

“Owner Trustee Fee” shall mean an initial fee, and an annual administration fee, payable to the Owner Trustee in August of each calendar year beginning in 2004, each payable to the Owner Trustee as compensation for the performance of it obligations under the Trust Agreement as set forth in the separate fee agreement between the Owner Trustee and MortgateIT, Inc.

“Pass-Through Rate” shall mean, with respect to each Mortgage Loan, the rate at which interest is passed through to UBS which initially shall be the rate of interest specified on a Funding Confirmation as the Pass-Through Rate.

“Parent Company” shall mean, with respect to any Person, a corporation or other entity owning at least 50% of the outstanding shares of voting stock of such Person.

“Participation Certificate” shall mean, with respect to a Freddie Mac Program, a certificate, in the form of Exhibit A to the Loan Participation Agreement, issued by MortgageIT, evidencing the 100% undivided ownership interest in the Mortgage Loans that are either (a) set forth on a copy of the Freddie Mac Form 11 (Mortgage Submission Schedule) attached to such Participation Certificate or (b) identified on a computer tape compatible with MIDANET as belonging to the mortgage loan pool described in such Participation Certificate.

“Payee Number” shall mean the code used by Fannie Mae to indicate the wire transfer instructions that will be used by Fannie Mae to purchase a Mortgage Loan.

“Payment Date” shall mean the 2nd Business Day of any month commencing in September 2004.

“PBGC” shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Percentage Interest” shall mean, with respect to each Sub-Trust, the percentage interest of beneficial ownership in such Sub-Trust evidenced by a Owner Trust Certificate as specified on the face thereof.

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“Performance Fee” shall mean, with respect to each Mortgage Loan, an amount, if any, equal to the Discount less the Custodial Fee, plus the Yield Compensation Adjustment plus or minus any other adjustments permitted under the Loan Purchase Agreement or the Loan Participation Agreement, as applicable, which amount, if any, shall be payable to the Trust by UBS as compensation to the Trust for its services under the Loan Purchase Agreement or the Loan Participation Agreement, as applicable.

“Permitted Transferee” shall mean any transferee of an Owner Trust Certificate other than a non-United States Person.

 “Periodic Rate Cap” shall mean with respect to each Adjustable Rate Mortgage Loan, the provision in the Mortgage Note that limits permissible increases and decreases in the Mortgage Interest Rate on any Adjustment Date.

“Person” shall mean any individual, corporation, company, voluntary association, partnership, joint venture, limited liability company, trust, unincorporated association or government (or any agency, instrumentality or political subdivision thereof).

“Plan” shall mean an employee benefit or other plan established or maintained by the Trust or any ERISA Affiliate and covered by Title IV of ERISA, other than a Multiemployer Plan.

“Post-Default Rate” shall mean, in respect of the principal amount of each Note outstanding or any other amount under the Note Purchase Agreement, any Note or any other Note Document that is not paid when due to UBS or any Noteholder (whether at stated maturity, by acceleration, by prepayment or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to six percent (6%) per annum plus the applicable Eurodollar Rate for each day such Post-Default Rate shall apply.

“Prepayment Charge” shall have the meaning given to such term in the TRS Servicing Agreement.

“Pricing Side Letter” shall mean the Pricing Side Letter, dated as of August 4, 2004, by and among the Trust, MortgageIT and MortgageIT Holdings and acknowledged and agreed to by UBS.

“Prime Rate” shall mean the interest rate equal to the prime rate of United States money center commercial banks as published from time to time in The Wall Street Journal.

“Principal Prepayment” shall mean any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any prepayment penalty or premium thereon, which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

“Program Code” shall mean each of the codes, set forth in Part I of Exhibit F to the Custodial Agreement, placed by UBS in the “PROG CODE” column of a Request for

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Certification indicating that the Mortgage Loan is being offered by MortgageIT or MortgageIT Holdings to UBS in a Dry Transaction, Cash Window Transaction or a Conduit Transaction, as applicable.

“Property” shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

“Proprietary Lease” shall mean, with respect to any Cooperative Apartment, a lease or occupancy agreement between a Cooperative Corporation and a holder of the related Cooperative Ownership Interest.

“Prospective Owner” shall have the meaning as set forth in Section 3.07(a) of the Note Purchase Agreement.

“Purchase Advice” shall mean, with respect to the Note Purchase Agreement or the Loan Purchase Agreement, an approved purchase list delivered to UBS by the Takeout Investor via electronic or facsimile transmission, confirming the amount of Takeout Proceeds allocable to each Mortgage Loan purchased by Takeout Investor.

“Purchase Date” shall mean, with respect to a Mortgage Loan, the date on which UBS purchases such Mortgage Loan from the TRS Sub-Trust.

“Purchase Price” shall have the meaning given to such term in the Loan Repurchase Agreement, the Loan Purchase Agreement or the Loan Participation Agreement, as applicable.

“Purchaser” shall have the meaning provided in the heading of the Note Purchase Agreement.

“Qualified Institutional Buyer” or “QIB” shall have the meaning as set forth in Rule 144A of the Securities Act, as amended from time to time.

“Qualified Purchaser” shall mean a “qualified purchaser” as defined in Section 2(a)(51) of the Investment Company Act.

“Rating Agency” shall mean Moody’s, Fitch or S&P or their respective successors and assigns.  If such agency and its successors are no longer in existence, “Rating Agency” shall be such nationally recognized statistical rating agency, or other comparable Person, designated by the Trust, notice of which designations shall be given to the Servicer.  References herein to the two highest long-term debt rating categories of a Rating Agency shall mean “A-2” or better and references herein to the highest short-term debt rating of a Rating Agency shall mean “Prime-1” and in the case of any other Rating Agency such references shall mean such rating categories without regard to any plus or minus.

“Receipt” shall mean the Delivery of a Security to UBS, following notice by the Trust to UBS, not later than 12:00 noon, New York City time, on the second business day prior to the applicable Settlement Date, of (a) the amount of any change in the principal amount of the Mortgage Loans backing such Security, and (b) the Mortgage Loan pool number applicable to

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such Security.  If the Trust fails to so notify UBS by such time, “Receipt” shall be deemed to have occurred on the later of (1) the second business day after the date on which the Trust provides such notification to UBS and (2) the date on which UBS receives Delivery of the Security.

“Recognition Agreement” shall mean, with respect to any Cooperative Loan, an agreement between the related Cooperative Corporation and the originator of such Mortgage Loan to establish the rights of such originator in the related Cooperative Apartment.

“Record Date” shall mean, with respect to the TRS Mortgage Loans, the Business Day immediately preceding the related Payment Date, and, with respect to the REIT Mortgage Loans, with respect to each Remittance Date, the last Business Day of the month immediately preceding the month in which such Remittance Date occurs.

“Reference Bank” shall mean the principal office in London, England, of UBS.

“Registration Statement” shall have the meaning as set forth in Section 2(a)(8) of the Securities Act.

“Regulations T, U and X” shall mean Regulations T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

“REIT Certificates” shall mean the certificates evidencing beneficial ownership interest in the REIT Trust Estate issued under the Trust Agreement.

“REIT Collateral” shall mean the meaning given to such term in Section 5.01(b) of the Note Purchase Agreement.

“REIT Mortgage Loans” shall mean the Mortgage Loans sold by MortgageIT Holdings to the REIT Sub-Trust under the Loan Sale Agreement or transferred into the REIT Trust Estate under the Trust Agreement, which are subject to the terms of the Note Purchase Agreement.

“REIT Related Limited Recourse Obligation” shall mean the obligation of MortgageIT Holdings to fund any deficiency in amounts due from the REIT Sub-Trust and not paid timely when so due by the Trust on behalf of the REIT Sub-Trust, as a result of the credit performance of any REIT Mortgage Loan, or as a result of any market movement.

“REIT Related Obligation” shall mean any REIT Related Recourse Obligation, any REIT Related Limited Recourse Obligation and any REIT Related Trust Obligation.

“REIT Related Recourse Obligation” shall mean any obligation of the Trust acting with respect to the REIT Sub-Trust, or any obligation of MortgageIT Holdings, which relates to a liability arising from a breach of any representation, warranty or covenant relating to the REIT Mortgage Loans, the servicing thereof, or MortgageIT Holdings, including any related indemnification or reimbursement obligations, as well as any obligation to pay or reimburse any party for such party’s fees or expenses.  No deficiencies arising as a result of the credit

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performance of any REIT Mortgage Loan, or as a result of any market movement, shall be a “REIT Related Recourse Obligation”.

“REIT Related Trust Obligation” shall mean any obligation of the REIT Sub-Trust.

“REIT Servicer” shall mean GMAC Mortgage Corporation in its capacity as REIT Servicer under the REIT Servicing Agreement.

“REIT Servicing Agreement” shall mean the REIT Servicing Agreement dated as of August 4, 2004, by and among the Master Servicer, the REIT Servicer, the REIT Sub-Trust and UBS, as amended, supplemented or otherwise modified from time to time.

“REIT Sub-Trust” shall mean the series (as such term is used in Section 3806(b)(2) of the Statutory Trust Statute) of the Trust whose corpus consists of the REIT Trust Estate and alternatively, as the context may require, a reference to “the REIT Sub-Trust” shall mean the Trust acting with respect to such series.

“REIT Trust Estate” shall mean the corpus of the REIT Sub-Trust created as of the date of the Trust Agreement and to be administered under the Trust Agreement, consisting of (i) all the right, title and interest of the REIT Sub-Trust in and to the REIT Mortgage Loans and all distributions thereon after the date of the Trust Agreement, (ii) all the right, title and interest of the REIT Sub-Trust in and to the REIT Servicing Agreement and any accounts created thereunder, (iii) the rights of the REIT Sub-Trust to enforce remedies against the Administrator under the Administration Agreement with respect to the REIT Mortgage Loans (provided that the REIT Sub-Trust retains the right to give instructions and directions to the Administrator thereunder), against MortgageIT Holdings, as a seller, under the Loan Sale Agreement and against MortgageIT Holdings, as a Depositor, under the Trust Agreement, (iv) all present and future claims, demands, causes and choses in action in respect of the foregoing, and (v) all proceeds of the foregoing of every kind and nature whatsoever, including, without limitation, all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property that at any time constitute all or part of or are included in the proceeds of the foregoing.

“REIT UBS Cash Sub-Account” shall mean the sub-trust account of the UBS Cash Account established and maintained by the REIT Sub-Trust at UBS under the conditions set forth in Section 12.16 of the Trust Agreement.

“Release Payment” shall mean the funds referred to in a Warehouse Lender’s Release or Trust’s Release, as applicable.

“REO Disposition” shall mean the final sale by the Servicer of any REO Property.

“REO Disposition Proceeds” shall mean all amounts received with respect to an REO Disposition pursuant to Section 4.14 of the TRS Servicing Agreement.

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“REO Property” shall mean a Mortgaged Property acquired by the Servicer on behalf of the Trust and the Agent (for the benefit of the Agent, the Purchasers and the Noteholders) as a result of the liquidation of a Mortgage Loan.

“Reportable Event” shall mean events that have been exempted from the reporting requirements thereunder by an exemption of general applicability issued by the Secretary of Labor under Section 110 of ERISA.

“Reporting Date” shall mean the Payment Date.

“Repurchase” shall mean, with respect to any Mortgage Loan, the transaction by which the Trust remits the Repurchase Price to UBS and simultaneously UBS purchases the Mortgage Loan with a netting of funds resulting, governed by the terms of the applicable UBS Purchase Program.

“Repurchase Amount” shall mean, with respect to a Mortgage Loan to be repurchased pursuant to the Loan Sale Agreement, a repurchase price equal to the sum of the principal balance of such Mortgage as of the date of its purchase thereunder by the related Sub-Trust, plus all accrued and unpaid interest on such principal balance computed, at the related interest rate, plus the amount of any unreimbursed Servicing Advances made by the related Servicer with respect to such Mortgage Loan, less any reductions in the principal balance of such Mortgage Loan previously remitted in accordance with the related Servicing Agreement, which repurchase price shall be either remitted directly to the Agent or deposited in the Blocked Account or any collection or custodial account maintained by GMAC as sub-servicer (as appropriate) not later than the Business Day after any Seller learns that the repurchase is required, after deducting therefrom any amounts received in respect of such repurchased Mortgage Loan or Mortgage Loans and being held in the Blocked Account or any collection or custodial account maintained by GMAC as sub-servicer for future payment to the extent such amounts have not yet been applied to principal or interest on such Mortgage Loan.

“Repurchase Date” shall mean, with respect to any Mortgage Loan, the date that the Trust remits the Repurchase Price to UBS.

“Repurchase Price” shall mean, with respect to each Mortgage Loan, an amount equal to the Purchase Price plus the Custodial Fee plus the product of the Purchase Price of the Mortgage Loan, the Pass-Through Rate and the number of calendar days from the Purchase Date to the Repurchase Date divided by 360.

“Request for Certification” shall mean a report detailing Loan Identification Data supplied by MortgageIT or MortgageIT Holdings to UBS, transmitted by UBS to Custodian either via facsimile in the form of Exhibit E to the Custodial Agreement or transmitted electronically in an appropriate data layout, regarding all Mortgage Loans being offered for sale or being pledged by Trust to UBS.

“Request for Mortgage Loan Shipment” shall mean notification provided by the Trust to UBS via facsimile transmission in the form of Exhibit Q to the Loan Repurchase Agreement, which presents Mortgage Loans to be delivered by UBS to Freddie Mac.

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“Request for Note Purchase” shall have the meaning provided in Section 3.09(a) of the Note Purchase Agreement.

“Required Investors” shall have the meaning given to such term in Section 12.04 of the Note Purchase Agreement.

“Requirement of Law” shall mean as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Residential Dwelling” shall mean, except as excluded below, any one of the following:

a one family dwelling, either attached or detached; or

a two to four family dwelling; or

a one family dwelling unit in a condominium project that meets the eligibility requirements of Fannie Mae; or

a one family dwelling, either attached or detached, in a planned unit development; or

a manufactured home recognized as a real property.

“RESPA” shall mean the Real Estate Settlement Procedures Act, as amended from time to time.

“Responsible Officer” shall mean, as to any Person other than the Owner Trustee, the chief executive officer or the chief financial officer of such Person, and as to the Trust, shall also mean any of the Designated Agents.  With respect to the Owner Trustee, “Responsible Officer” shall have the meaning given to such term in the Trust Agreement.

“Rewarehousing Loan Purchase Detail” shall mean a loan purchase detail, prepared and submitted by a Sub-Trust to UBS via electronic transmission containing the information specified on Exhibit B of the Loan Repurchase Agreement or Exhibit H of the Note Purchase Agreement, as applicable (as such information may be amended from time to time by notice from UBS to such Sub-Trust), in a form acceptable to UBS, regarding the characteristics of a Mortgage Loan being offered for sale by, such Sub-Trust to UBS under a Rewarehousing Transaction.

“Rewarehousing Transaction” shall mean any sale of a Mortgage Loan by a Sub-Trust to UBS structured as a Dry Funding wherein UBS wires the Disbursement Amount pursuant to the Warehouse Lender’s Wire Instructions or Trust’s Wire Instructions, as applicable, and, with respect to a TRS Mortgage Loan, subject to an obligation of the TRS Sub-Trust to repurchase such Mortgage Loan pursuant to the Loan Repurchase Agreement.

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“Re-warehouse Lender” shall mean any lender providing financing (including repurchase facilities) to either MortgageIT or MortgageIT Holdings, in any fractional amount for the purpose of originating or purchasing Mortgage Loans, which lender has a security interest in such Mortgage Loans as collateral for the obligations of such correspondent to such lender; provided, however, that the Re-warehouse Lender shall not include UBS.

“Re-warehouse Lender’s Release” shall mean a letter, substantially in the form of Exhibit E-3 to the Note Purchase Agreement (or such other form acceptable to UBS), from a Re-warehouse Lender to UBS, conditionally releasing all of such Re-warehouse Lender’s right, title and interest in certain Mortgage Loans identified therein upon receipt of payment by such Re-warehouse Lender.

“Second Mortgage Loan” shall mean a Mortgage Loan which constitutes a second priority mortgage lien with respect to the related Mortgaged Property.

“Second Mortgage Sub-Limit” shall have the meaning given to such term in the Pricing Side Letter.

“Secured Obligations” shall have the meaning provided in Section 5.01(c) of the Note Purchase Agreement.

“Securities Act of 1933”, “Securities Act” or “1933 Act” shall mean the Securities Act of 1933, as amended.

“Securities Intermediary” shall have the meaning given to such term in Section 8-102(a)(14) of the Uniform Commercial Code.

“Security” shall mean a modified pass-through mortgage-backed participation certificate, evidenced by a book-entry credit made by a Securities Intermediary that is a participant of the Federal Reserve Bank of New York, issued and guaranteed, with respect to timely payment of interest and ultimate payment of principal, by Freddie Mac and backed by a pool of Mortgage Loans, in substantially the principal amount and with substantially the other terms as specified with respect to such Security in the related Takeout Commitment, if any.

“Security Agreement” shall mean, with respect to any Cooperative Loan, the agreement between the owner of the related Cooperative Ownership Interest and the originator of the related Mortgage Note that defines the terms of the security interest in such Cooperative Ownership Interest and the related Proprietary Lease, which shall include any riders, addenda, assumption agreements, or modifications relating thereto.

“Servicing Termination Events” shall have the meaning given to such term in Section 4(d) of the Loan Participation Agreement.

“Servicing Transfer Date” shall mean the effective date of transfer of servicing from the REIT Servicer to a successor servicer, as provided in Section 10 of the REIT Servicing Agreement.

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“Senior Lien” shall mean, with respect to any Second Mortgage Loan, the first priority mortgage lien with respect to the related Mortgaged Property.

“Servicer” shall mean the TRS Servicer, with respect to the TRS Mortgage Loans, and the REIT Servicer, with respect to the REIT Mortgage Loans (and collectively, the “Servicers”).

“Servicing Advance” shall have the meaning given to such term in the TRS Servicing Agreement, with respect to the TRS Mortgage Loans, and the REIT Servicing Agreement, with respect to the REIT Mortgage Loans.

“Servicing Agreement” shall mean the REIT Servicing Agreement or the TRS Servicing Agreement, as applicable (and collectively, the “Servicing Agreements”).

“Servicing Compensation” shall mean the Servicing Fee and other amounts of additional servicing compensation to which the REIT Servicer is entitled pursuant to Section 5.01 of the REIT Servicing Agreement.

“Servicing Fee” shall mean with respect to each REIT Mortgage Loan and for any calendar month, an amount equal to one month interest (or in the event of any payment of interest which accompanies a Principal Prepayment in full or in part made by the Mortgagor during such calendar month, interest for the number of days covered by such payment of interest) at the Servicing Fee Rate on the same principal amount on which interest on such REIT Mortgage Loan accrues for such calendar month.

“Servicing Fee Rate” shall have the meaning given to such term in the REIT Servicing Agreement.

“Servicing File” shall mean, with respect to each TRS Mortgage Loan, the file retained by the TRS Servicer consisting of originals or copies of all Mortgage Loan Documents from the Mortgage File.

“Servicing Officer” shall mean any officer of the Servicer involved in or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Servicer to the Trust upon request, as such list may from time to time be amended.

“Servicing Records” shall have the meaning as set forth in the Servicing Agreement.

“Servicing Rights” shall mean any and all of the following: (a) any and all rights to service the Mortgage Loans; (b) any payments to or monies received by any Person for servicing the Mortgage Loans; (c) any late fees, penalties or similar payments with respect to the Mortgage Loans; (d) all agreements or documents creating, defining or evidencing any such servicing rights to the extent they relate to the Mortgage Loans and all rights of such Person thereunder; (e) escrow payments or other similar payments with respect to the Mortgage Loans and any amounts actually collected by such Person (through the Servicer or otherwise) with

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respect thereto subject to any superior right to such funds held by the Mortgagor; and (f) all accounts and other rights to payment related to any of the Mortgage Loans.

“Servicing Transfer Date” shall have the meaning given to such term in the TRS Servicing Agreement, with respect to the TRS Mortgage Loans, and the REIT Servicing Agreement, with respect to the REIT Mortgage Loans.

“Settlement Date” shall mean the date specified in a Takeout Commitment upon which the related Security is scheduled to be delivered, against payment, to the specified Takeout Investor.

“Settlement Information” shall mean the Purchase Advice or group of Purchase Advices which shall identify each Mortgage Loan by the Mortgagor’s name, and of which the aggregate disbursement amount equals the precise dollar amount of Takeout Proceeds to be received by UBS under the Loan Purchase Agreement and, when applicable, a Takeout Proceeds Identification Letter.

“Single Employer Plan” shall mean as to any Person any Plan of such Person which is not a Multiemployer Plan.

“Spread Fee Rate” shall mean (i) at any time after the occurrence of and during the continuation of a Default or an Event of Default, a rate per annum equal to 6% and (ii) at any other time, a rate per annum equal to 2%.

“Standard & Poor’s” or “S&P” shall mean Standard & Poor’s Ratings Services, a Division of McGraw-Hill, Inc., or its successor-in-interest.

“Statutory Trust Statute” shall have the meaning given to such term in Section 2.1 of the Trust Agreement.

“Strict Compliance” shall mean the compliance of MortgageIT and the Mortgage Loans subject to the Loan Participation Agreement with the requirements of the Freddie Mac Guide and as amended by any agreements between the TRS Sub-Trust and Freddie Mac, sufficient to enable MortgageIT to issue and Freddie Mac to issue and guarantee a Security, provided that until copies of any such agreements between MortgageIT and Freddie Mac have been provided to UBS by MortgageIT, such agreements shall be deemed, as between the TRS Sub-Trust and UBS, not to amend the requirements of the Freddie Mac Guide.

“Submission Package” shall mean, with respect to each Mortgage Loan, a Dry Submission Package, a Cash Window Submission Package, a Conduit Submission Package or a Conversion Submission Package, as applicable.

“Subsidiary” shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason

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of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Sub-Trust” shall have the meaning set forth in Section 2.1 of the Trust Agreement and shall pertain to either the REIT Sub-Trust or the TRS Sub-Trust.

“Sub-Trust Estate” shall mean either the REIT Trust Estate or the TRS Trust Estate, as applicable.

“Successor Servicer” shall mean an entity with the necessary Agency Approvals, as the circumstances may require, and designated by UBS, in accordance with the applicable Servicing Agreement, to replace GMAC Mortgage Corporation as REIT Servicer under the REIT Servicing Agreement and/or to replace MortgageIT as the TRS Servicer under the TRS Servicing Agreement.

“Supplemental Amount” shall mean, with respect to each Mortgage Loan, an amount equal to (i) the Disbursement Amount less (ii) the Purchase Price or the amount of the related Note Purchase, as applicable.

“Takeout Commitment” shall mean a commitment by a Takeout Investor in connection with a sale or securitization of one or more Mortgage Loans or Securities.  MortgageIT, as Administrator, shall do or cause to be done any and all things necessary and desirable in order to execute each Takeout Commitment, pursuant and subject to the terms of the Administration Agreement.

“Takeout Investor” shall mean a Person who has entered into an agreement with MortgageIT to purchase one or more Mortgage Loans on its own behalf or on behalf of a securitization trust or other securitization vehicle.

“Takeout Proceeds” shall mean the amount of funds Takeout Investor pays to UBS on a particular Business Day as identified by the related Settlement Information; provided, that the amount of such payment shall be calculated without regard to any set-off, counterclaim or any other adjustment resulting from transactions between MortgageIT and the Takeout Investor.

“Takeout Proceeds Identification Letter” shall mean a letter in the form of Exhibit K, delivered by the Administrator to UBS identifying Takeout Proceeds received UBS from an Agency or Takeout Investor which funds do not relate to Mortgage Loans purchased by UBS from the Trust.

“Tangible Net Worth” shall mean, with respect to any Person, as of a particular date,

(a)           all amounts which would be included under capital on a balance sheet of such Person at such date, determined in accordance with GAAP, less

(b)           (i)            all amounts owing to such Person from Affiliates thereof, and

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(ii)           intangible assets.

“Tax Return” shall have the meaning given to such term in Section 5.6 of the Trust Agreement.

“Tax Service Contract” shall mean a paid-in-full, life-of-loan tax service contract with Fidelity National Tax Service or another tax service provider acceptable to the Majority Investors in their sole discretion (exercised in good faith) with respect to a Mortgage Loan.

“Termination Date” shall mean August 3, 2005.

“Test Period” shall have the meaning given to such term in Section 8.12 of the Note Purchase Agreement.

“Title Insurance Company” shall mean a title insurance company acceptable to UBS (from a list to be furnished by the Trust) in its sole discretion.

“Total Indebtedness” shall mean, for any Person and for any period, the aggregate Indebtedness of such Person during such period less the amount of any nonspecific balance sheet reserves maintained in accordance with GAAP.

“Trade Assignment” shall mean a letter substantially in the form of Exhibit B to the Loan Participation Agreement.

“Trade Price” shall mean the trade price specified in a Takeout Commitment at which a Takeout Investor is obligated to purchase the Security specified in such Takeout Commitment.

“Trade Principal” shall mean, with respect to any Mortgage Loan, the outstanding principal balance of the Mortgage Loan multiplied by a percentage equal to the Trade Price.

“Transaction Documents” shall mean the Note Purchase Agreement, the Notes, the Custodial Agreement, the Loan Sale Agreement, the Originator’s Loan Sale Agreement, the Trust Agreement, the Servicing Agreements, the Administration Agreement, the Pricing Side Letter, the Loan Participation Agreement, the Loan Purchase Agreement, the Loan Repurchase Agreement and the Electronic Tracking Agreement.

“Transaction” shall mean any sale of a TRS Mortgage Loan by the TRS Sub-Trust to UBS pursuant to a Funding Confirmation under the Loan Repurchase Agreement or Loan Purchase Agreement, as applicable.

“Transfer” shall mean any direct or indirect transfer or other form of assignment of any Owner Trust Certificate.

“TRS Certificates” shall mean the certificates evidencing beneficial ownership interest in the TRS Sub-Trust Estate issued hereunder.

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“TRS Collateral” shall mean each of the following items or types of property, whether now owned or hereafter acquired, now existing or hereafter created and wherever located:  TRS Mortgage Loans, all mortgage loan documents (including, without limitation, all promissory notes, all servicing records, servicing agreements and any other collateral pledged or otherwise relating to such TRS Mortgage Loans), together with all files, documents, instruments, surveys, certificates, correspondence, appraisals, computer programs, computer storage media, accounting records and other books and records relating thereto, all mortgage guaranties and insurance (issued by governmental agencies or otherwise) and any mortgage insurance certificate or other document evidencing such mortgage guaranties or insurance relating to any TRS Mortgage Loan, the Participation Certificates, the Securities issued as contemplated by the Loan Purchase Agreement and all proceeds thereof, all Servicing Rights relating to the TRS Mortgage Loans, any servicing accounts established pursuant to any servicing agreement and all amounts on deposit therein, from time to time, all purchase agreements (including the Loan Sale Agreement) or other agreements or contracts relating to, constituting, or otherwise governing, any or all of the foregoing to the extent they relate to the TRS Mortgage Loans including the right to receive principal and interest payments with respect to the TRS Mortgage Loans and the right to enforce such payments, the TRS UBS Cash Sub-Account and all monies from time to time on deposit in the TRS UBS Cash Sub-Account, the Blocked Account and any other account under the TRS Servicing Agreement, the Takeout Commitments, all “general intangibles,” “accounts,” “chattel paper” and “investment property” as defined in the UCC relating to or constituting any and all of the foregoing, and any and all replacements, substitutions, distributions on or proceeds of any and all of the foregoing, free and clear of all adverse claims.

“TRS Mortgage Loans” shall mean the Mortgage Loans sold by MortgageIT to the TRS Sub-Trust under the Loan Sale Agreement, which may become subject to the terms of the Loan Repurchase Agreement, the Loan Purchase Agreement and/or the Loan Participation Agreement.

“TRS Related Limited Recourse Obligations” shall mean the obligation of MortgageIT to fund any deficiency in amounts due from the Trust on behalf of the TRS Sub-Trust and not paid timely when so due by the Trust on behalf of the TRS Sub-Trust, as a result of the credit performance of any TRS Mortgage Loan or as a result of any market movement.

“TRS Related Obligation” shall mean any TRS Related Recourse Obligation, any TRS Related Limited Recourse Obligation and any TRS Related Trust Obligation.

“TRS Related Recourse Obligation” shall mean any obligation of the Trust on behalf of the TRS Sub-Trust, or any obligation of MortgageIT, which relates to a liability arising from a breach of any representation, warranty or covenant relating to the TRS Mortgage Loans, the servicing thereof, or MortgageIT, including any related indemnification or reimbursement obligations, as well as any obligation to pay or reimburse any party for such party’s fees or expenses.  No deficiencies arising as a result of the credit performance of any TRS Mortgage Loan or as a result of any market movement shall be a “TRS Related Recourse Obligation”.

“TRS Related Trust Obligation” shall mean any obligation of the TRS Sub-Trust.

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“TRS Servicer” shall mean MortgageIT, in its capacity as TRS Servicer under the TRS Servicing Agreement.

“TRS Servicing Agreement” shall mean that certain servicing agreement dated as of August 4, 2004, by and among the TRS Servicer, the TRS Sub-Trust and UBS, as amended, supplemented or otherwise modified from time to time.

“TRS Sub-Trust” shall mean the series (as such term is used in Section 3806(b)(2) of the Statutory Trust Statute) of the Trust whose corpus consists of the TRS Trust Estate and alternatively, as the context may require, a reference to “the TRS Sub-Trust” shall mean the Trust acting with respect to such series.

“TRS Trust Estate” shall mean the corpus of the trust created as of the Closing Date and to be administered hereunder, consisting of (i) all the right, title and interest of the TRS Sub-Trust in and to the TRS Mortgage Loans and all distributions thereon after the Closing Date, (ii) all the right, title and interest of the TRS Sub-Trust in and to the TRS Servicing Agreement and any accounts created thereunder and under the Blocked Account Agreement, (iii) the rights of the TRS Sub-Trust to enforce remedies against the Administrator under the Administration Agreement with respect to the TRS Mortgage Loans (provided that the TRS Sub-Trust retains the right to give instructions and directions to the Administrator thereunder), against MortgageIT, as a Seller, under the Loan Sale Agreement and against MortgageIT, as a Depositor, under the Trust Agreement, (iv) all present and future claims, demands, causes and choses in action in respect of the foregoing, and (v) all proceeds of the foregoing of every kind and nature whatsoever, including, without limitation, all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property that at any time constitute all or part of or are included in the proceeds of the foregoing.

“TRS UBS Cash Sub-Account” shall mean the sub-trust account of the UBS Cash Account established and maintained by the TRS Sub-Trust at UBS under the conditions set forth in Section 12.16 of the Trust Agreement.

“Trust” shall mean MortgageIT SPV I, a Delaware statutory trust, established under the Trust Agreement.

“Trust Agent” shall mean any agent or attorney of the Owner Trustee or the Trust appointed by the Owner Trustee to execute one or more of the trust or powers hereunder, and shall include the Administrator.

“Trust Agreement” shall mean the Trust Agreement dated as of August 4, 2004, between MortgageIT, MortgageIT Holdings, and Wilmington Trust Company, as Owner Trustee, as amended, supplemented or otherwise modified from time to time.

“Trust Documents” shall mean, collectively, the Trust Agreement, the Owner Trust Certificates, the Note Purchase Agreement, the Note, the Custodial Agreement, the Servicing Agreements, the Loan Sale Agreement, the Originator’s Loan Sale Agreement, the Loan Purchase Agreement, the Loan Repurchase Agreement, the Loan Participation Agreement,

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the Blocked Account Agreement, the Electronic Tracking Agreement, the Pricing Side Letter and the Administration Agreement, as each of them may be amended, supplemented or otherwise modified from time to time.

“Trust Estate” shall mean, collectively, the REIT Trust Estate and the TRS Trust Estate.

“Trust’s Release” shall have the meaning given to such term in the Note Purchase Agreement, the Loan Repurchase Agreement, the Loan Purchase Agreement or the Custodial Agreement, as applicable.

“Trust’s Wire Instructions” shall have the meaning given to such term in the Loan Repurchase Agreement, the Loan Purchase Agreement or the Custodial Agreement, as applicable.

“UBS” shall mean UBS Real Estate Securities Inc. and its successors.

“UBS Cash Account” shall mean a separate cash account held by UBS under the conditions set forth in Section 12.16 of the Trust Agreement, which shall consist of the REIT UBS Cash Sub-Account and the TRS UBS Cash Sub-Account.

“UBS Cash Account Adjustment” shall mean an adjustment to the UBS Cash Account Balance pursuant to a UBS Cash Account Adjustment Notice.

“UBS Cash Account Adjustment Notice” shall mean the cash account adjustment notice, in the form of Exhibit L to the Note Purchase Agreement to be used by UBS to notify the related Sub-Trust of any adjustments to the UBS Cash Account Balance.

“UBS Cash Account Balance” shall mean as of any date, the net amount of funds in the REIT UBS Cash Sub-Account or the TRS UBS Cash Sub-Account, as applicable, on such date.

“UBS Cash Account Interest Accrual” shall mean the simple interest calculation posted on the last Business Day of each month resulting from the product of each Business Day’s UBS Cash Account Balance and UBS Cash Account Interest Rate.

“UBS Cash Account Interest Rate” shall mean with respect to each month, the average opening federal funds rate for such month or such other rate agreed to by the Trust and UBS.  The opening federal funds rate on a Business Day shall be counted as the UBS Cash Account Interest Rate until the next Business Day.

“UBS Purchase Program” shall mean UBS’s Conduit Funding Program or MBS Swap Funding Program, as applicable.

“UBS’s Payment” shall mean the amount set forth on the Request for Certification in the “RELEASE PAYMENT” column.

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“UBS’s Wire Instructions to Custodian” shall mean the wire instructions delivered by UBS to Custodian, in the form of Exhibit I-2 to the Custodial Agreement, executed by UBS, receipt of which has been acknowledged by Custodian specifying the wire address where all funds received in accordance with UBS’s Wire Instructions to Trust shall be transferred by Custodian.

“UBS’s Wire Instructions to Trust” shall mean the wire instructions, set forth on Exhibit I-1 to the Custodial Agreement, specifying the account which shall be used for the payment of all amounts due and payable by a Sub-Trust to UBS hereunder.

“UCC Financing Statement” shall mean a financing statement executed and filed pursuant to the Uniform Commercial Code, as in effect in the relevant jurisdiction.

“Underwriter” shall mean any party, including but not limited to a mortgage loan pool insurer, who underwrites a Mortgage Loan prior to its purchase by UBS.

“Underwriter’s Form” shall mean a Fannie Mae / Freddie Mac Form 1008/1077, HUD 92900WS, HUD92900.4, VA Form 26-6393, VA Form 26-1866, or a mortgage loan pool insurance certificate, as applicable, completed by an Underwriter with respect to a Mortgage Loan, indicating that such Mortgage Loan complies with its underwriting requirements.

“Underwriting Guidelines” shall mean the underwriting guidelines delivered by MortgageIT to UBS on or prior to the date hereof and as may be supplemented from time to time thereafter.

“Unidentified/Suspension Mortgage Loan Directive” shall mean a Delivery Directive or a Hold Directive, as applicable.

“Unidentified Mortgage Loans List” shall mean a list of Mortgage Loans for which Custodian has received the related Submission Packages from Trust, MortgageIT or MortgageIT Holdings but which have not been identified by UBS in a Request for Certification.  Such list shall include, with respect to each Mortgage Loan, the information set forth in Exhibit L to the Custodial Agreement.

“Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in any applicable jurisdiction.

“United States Person” shall mean a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof (except, in the case of a partnership, to the extent provided in regulations), or an estate whose income is subject to United States federal income tax regardless of its source, or a trust other than a “foreign trust” within the meaning of Section 7701(a)(31) of the Code.

“Voting Rights” shall mean, with respect to each Sub-Trust, that portion of the voting rights of all Owner Trust Certificates for such Sub-Trust which is allocated to any particular Owner Trust Certificate based on the percentage interest of such Owner Trust Certificate out of the total interests in such Sub-Trust.

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“VA” shall mean the Department of Veterans Affairs or any successor thereto.

“Warehouse Gestation Lender” shall mean, with respect to each MERS Designated Mortgage Loan, the Person named on the MERS® System as the warehouse gestation lender pursuant to the MERS Procedures Manual.

“Warehouse Lender” shall mean any lender providing financing (including repurchase facilities) to either MortgageIT or MortgageIT Holdings in any fractional amount for the purpose of originating or purchasing Mortgage Loans, which lender has a security interest in such Mortgage Loans as collateral for the obligations of MortgageIT or MortgageIT Holdings to such lender; provided, however, that the Warehouse Lender shall not include UBS.

“Warehouse Lender’s Release” shall have the meaning given to such term in any of the Facility Agreements or the Custodial Agreement, as applicable.

“Warehouse Lender’s Wire Instructions” shall have the meaning given to such term in any of the Facility Agreements or the Custodial Agreement, as applicable.

“Warehousing Transaction” shall mean any sale of a Mortgage Loan by the REIT Sub-Trust to the Agent structured as a wet funding wherein the Agent wires the purchase price of each Note Purchase in the form of immediately available funds to the account(s) identified by the REIT Sub-Trust in the related Request for Note Purchase for the payoff to a Warehouse Lender.

“Wet Funding” shall mean a Closing Transaction initiated by the delivery by a Sub-Trust, either via electronic or facsimile transmission to UBS, of a Closing Loan Purchase Detail and a pledge by such Sub-Trust to UBS to deliver to Custodian a Dry Submission Package or Conduit Submission Package by the Scheduled Collateral Receipt Date.

“Wet-Ink Funding Detail” shall mean a Wet-Ink Funding Detail, prepared by the REIT Sub-Trust and delivered by the Trust to the Agent via electronic transmission containing all information specified on Exhibit H to the Note Purchase Agreement (as such information may be amended from time to time by notice from the Agent to the Trust) in a form acceptable to the Agent, regarding the characteristics of a Mortgage Loan which is proposed to be funded as a Wet-Ink Mortgage Loan on or as of the Desired Funding Date.

“Wet-Ink Sub-Limit” shall have the meaning ascribed to such term in the Pricing Side Letter.

“Wet Mortgage Loan” or “Wet-Ink Mortgage Loan” shall mean a Mortgage Loan for which Custodian, on behalf of UBS, does not have physical possession of the related complete Submission Package and which the related Sub-Trust has agreed to sell to UBS all right, title and interest in, to and under such Mortgage Loan, free and clear of all Liens, pledges, charges, encumbrances or security interests of any nature pursuant to the Loan Repurchase Agreement or to pledge to the Agent for the benefit of the Agent and the Noteholders pursuant to Section 3.09(e) of the Note Purchase Agreement.

“Whole Loan Purchase Program” shall mean a program pursuant to the terms of the Custodial Agreement and the Loan Repurchase Agreement.

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“Wire Fee” shall mean with respect to each disbursement relating to a Closing Transaction under the Loan Repurchase Agreement or the Note Purchase Agreement or a Transaction under the Loan Purchase Agreement, as applicable, a fee payable to UBS by the related Sub-Trust as set forth in the Funding Confirmation.

“Withdrawal/Deposit Notice” shall have the meaning given to such term in the Note Purchase Agreement, the Loan Repurchase Agreement or the Loan Purchase Agreement, as applicable.

“Yield Compensation Adjustment” shall have the meaning given to such term in the Loan Purchase Agreement or the Loan Participation Agreement, as applicable.

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Schedule 2

REPRESENTATIONS AND WARRANTIES

PRIME; 1st and 2nd Liens

MortgageIT represents and warrants to the TRS Sub-Trust, with respect to each TRS Mortgage Loan and as of the related Purchase Date, and MortgageIT Holdings represents and warrants to the REIT Sub-Trust, with respect to each REIT Mortgage Loan and as of the related Note Purchase Date, that:

(i)                    Mortgage Loans as Described.  The Mortgage Loan and the related Funding Confirmation conform to the terms of this Agreement and the representations and warranties set forth herein are, and the Loan Purchase Detail is, complete, true and correct in all respects;

(ii)                   Payments Current.  All payments required to be made up to the related Purchase Date or Note Purchase Date, as applicable, for the Mortgage Loan under the terms of the Mortgage Note have been made and credited.  No payment required under the Mortgage Loan is delinquent.  With respect to each Monthly Payment since origination of the related Mortgage Loan, such Monthly Payment shall be made with respect to the Mortgage Loan on or within 30 days of its Due Date, all in accordance with the terms of the related Mortgage Note; and there has been no delinquency, exclusive of any period of grace, in any payment by the Mortgagor thereunder during the last twelve months;

(iii)                  No Outstanding Charges.  There are no defaults in complying with the terms of the Mortgage securing the Mortgage Loan, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable.  Except for (A) payments in the nature of escrow payments and (B) interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is greater to the day which precedes by one month the Due Date of the first installment of principal and interest, including, without limitation, taxes and insurance payments, neither Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is earlier, to the day which precedes by one month the Due Date of the first installment of principal and interest;

(iv)                  Original Terms Unmodified.  The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been recorded, if necessary to protect the interests of the Trust and which has been delivered to the Trust.  The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required by the policy, and its terms are reflected on the Funding Confirmation.  No Mortgagor has been released, in whole or in part, except in

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connection with an assumption agreement approved by the title insurer, to the extent required by the policy, and which assumption agreement is part of the Credit File delivered to the Trust and the terms of which are reflected in the Funding Confirmation;

(v)                   No Defenses.  The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at, or subsequent to, the time the Mortgage Loan was originated;

(vi)                  Hazard Insurance.  Pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by a an insurer acceptable to Fannie Mae and Freddie Mac against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located pursuant to insurance policies conforming to the requirements of Fannie Mae and Freddie Mac in an amount not less than the greatest of (i) 100% of the replacement cost of all improvements to the Mortgaged Property, (ii) the outstanding principal balance of the Mortgage Loan, or (iii) the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property, and consistent with the amount that would have been required as of the date of origination in accordance with that required by Fannie Mae and Freddie Mac.  If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Flood Insurance Administration is in effect which policy conforms to the requirements of Fannie Mae and Freddie Mac.  All individual insurance policies contain a standard mortgagee clause naming such Seller and its successors and assigns as mortgagee, and all premiums thereon have been paid and such policies may not be reduced, terminated or cancelled without 30 days’ prior written notice to the mortgagee.  The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor’s cost and expense, and to seek reimbursement therefor from the Mortgagor.  Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering the common facilities of a planned unit development.  The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Trust upon the consummation of the transactions contemplated by this Agreement.  Such Seller has not engaged in, and has no knowledge of the Mortgagor’s or any subservicer’s having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for therein, or the validity and binding effect of either, including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by such Seller;

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(vii)                 Compliance with Applicable Laws.  Any and all requirements of any federal, state or local law, including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, fair housing, predatory and abusive lending laws, or disclosure laws applicable to the Mortgage Loan have been complied with, the consummation of the transaction contemplated hereby will not involve the violation of any such laws or regulations and such Seller shall maintain in its possession, available for the Trust’s inspection, and shall deliver to Purchaser, upon demand,  evidence of compliance with all such requirements;

(viii)                No Satisfaction of Mortgage.  The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission.  Such Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, nor has such Seller waived any default resulting from any action or inaction by the Mortgagor;

(ix)                   Location and Type of Mortgaged Property.  The Mortgaged Property is a single parcel of fee simple property or a leasehold estate with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely accepted practice, the real property located in the state identified in the Funding Confirmation except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, the mortgaged property may be a leasehold estate and consists of a single parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual residential condominium unit in a low-rise condominium project, or an individual unit in a planned unit development, and that no residence or dwelling is (i) a mobile home or (ii) a manufactured home, except as provided below; provided, however, that any condominium unit or planned unit development shall meet the eligibility requirements of Fannie Mae and Freddie Mac and shall conform with MortgageIT’s underwriting guidelines. In the case of any Mortgaged Properties that are manufactured homes (a “Manufactured Home Mortgage Loan”), (i) such Manufactured Home Mortgage Loan conforms with the applicable Fannie Mae or Freddie Mac requirements regarding mortgage loans related to manufactured dwellings, (ii) the related manufactured dwelling is permanently affixed to the land, (iii) the related manufactured dwelling and the related land are subject to a Mortgage properly filed in the appropriate public recording office and naming such Seller as mortgagee, (iv) the applicable laws of the jurisdiction in which the related Mortgaged Property is located will deem the manufactured dwelling located on such Mortgaged Property to be a part of the real property on which such dwelling is located, and (v) such Manufactured Home Mortgage Loan is (x) a qualified mortgage under Section 860G(a)(3) of the Code and (y) secured by manufactured housing treated as a single family residence under Section 25(e)(10) of the Code.  No portion of the Mortgaged Property is used for commercial purposes; provided, that Mortgaged Properties which contain a home office shall not be considered as being used for commercial purposes as long as the Mortgaged Property has not been altered for commercial purposes and is not storing any chemicals or raw materials other than those commonly used for homeowner repair, maintenance and/or household purposes;

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(x)                    Valid First or Second Lien.  With respect to any Mortgage Loan other than a Cooperative Loan, the Mortgage is a valid, subsisting enforceable and perfected first or second lien on the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing.  The lien of the Mortgage is subject only to:

(1)           the lien of current real property taxes and assessments not yet due and payable;

(2)           covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the Mortgage Loan and (i) referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (ii) which do not adversely affect the appraised value of the Mortgaged Property set forth in such appraisal;

(3)           other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property; and

(4)           with respect to each Second Lien Mortgage Loan, a prior mortgage lien on the Mortgaged Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable (A) first lien and first priority perfected security interest with respect to each First Lien Mortgage Loan, or (B) second lien and second priority perfected security interest with respect to each Second Lien Mortgage Loan, in either case, on the property described therein and such Seller has full right to sell and assign the same to the Trust.  The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage; With respect to any Cooperative Loan, the related Security Agreement is a valid, subsisting and enforceable first priority security interest on the related shares issued by the Cooperative Corporation securing the Mortgage Note, subject only to (1) liens of the related Cooperative Corporation for unpaid assessments representing the Mortgagor’s pro rata share of the related Cooperative Corporation’s payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (2) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security interest intended to be provided by such Security Agreement.

(xi)                   Validity of Mortgage Loan Documents.  The Mortgage Note, the Mortgage and any other agreement executed and delivered by a Mortgagor or guarantor, if applicable, in connection with the Mortgage Loan are genuine, and each is the legal, valid and

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binding obligation of the maker thereof enforceable in accordance with its terms.  All parties to the Mortgage Note and the Mortgage and any other related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage and any other related agreement, and the Mortgage Note and the Mortgage and any other related agreement have been duly and properly executed by such parties.  The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading.  No fraud, error, negligence, misrepresentation or omission of fact with respect to a Mortgage Loan has taken place on the part of such Seller, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination or servicing of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan.  Such Seller has reviewed all of the documents constituting the Credit File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein;

(xii)                  Full Disbursement of Proceeds.  The Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with.  All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

(xiii)                 Ownership.  Such Seller is the sole legal, beneficial and equitable owner of record and, except with respect to MERS Designated Mortgage Loans, holder of the Mortgage Loan.  The Mortgage Loan is not assigned or pledged, and such Seller has good, indefeasible and marketable title thereto, and has full right to transfer and sell the Mortgage Loan therein to the Trust free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement and following the sale of each Mortgage Loan, the Trust will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest;

(xiv)                Doing Business.  All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) organized under the laws of such state, or (3) qualified to do business in such state, or (4) federal savings and loan associations or national banks having principal offices in such state, or (5) not doing business in such state;

(xv)                 Title Insurance.  Except with respect to any Cooperative Loan, the Mortgage Loan is covered by an ALTA lender’s title insurance policy (which, in the case of an Adjustable Rate Loan has an adjustable rate mortgage endorsement in the form of ALTA 6.0 or 6.1) or other generally acceptable form of policy of insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to

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do business in the jurisdiction where the Mortgaged Property is located, insuring such Seller, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan, and against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate and Monthly Payment, subject only to the exceptions contained in clauses (a), (b), and (c), and with respect to each Second Lien Mortgage Loan clause (d) of Paragraph (x) of this Schedule 1.  Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance.  Additionally, such lender’s title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein.  The title policy does not contain any special exceptions (other than the standard exclusions) for zoning and uses and has been marked to delete the standard survey exception or to replace the standard survey exception with a specific survey reading.  Such Seller, its successors and assigns is the sole insured of such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement.  No claims have been made under such lender’s title insurance policy, and no prior holder or servicer of the Mortgage, including such Seller, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy, including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by such Seller;

(xvi)                No Defaults.  There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither such Seller nor its predecessors have waived any default, breach, violation or event of acceleration.  With respect to each Second Lien Mortgage Loan, (i) the prior mortgage is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such prior mortgage or the related mortgage note, (iii) no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (A) the prior mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the Second Lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the prior mortgage;

(xvii)               No Mechanics’ Liens.  There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

(xviii)              Location of Improvements; No Encroachments.  All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property and no improvements on adjoining properties encroach upon the Mortgaged Property.  No improvement

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located on or being part of the Mortgaged Property is in violation of any applicable zoning and building law, ordinance or regulation;

(xix)                 Origination: Payment Terms.  The Mortgage Loan was originated by MortgageIT, Inc. or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203B and 211 of the National Housing Act or a savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a Federal or State authority.  No Mortgage Loan contains terms or provisions which would result in negative amortization. Principal payments on the Mortgage Loan commenced no more than 60 days after funds were disbursed in connection with the Mortgage Loan.  The Mortgage Interest Rate is adjusted, with respect to the Adjustable Rate Mortgage Loans, on each Interest Rate Adjustment Date to equal the applicable index plus the Gross Margin (rounded up or down to nearest 0.125%), subject to the Maximum Mortgage Interest Rate.  The Mortgage Note is payable on the first day of each month in equal monthly installments of principal and interest, which installments of interest, with respect to Adjustable Rate Mortgage Loans, are subject to change due to the adjustments to the Mortgage Interest Rate on each Interest Rate Adjustment Date, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from commencement of amortization.  In the case of a Balloon Loan, monthly payments are based on a fifteen (15) or thirty (30) year amortization schedule, as set forth in the related Mortgage Note, and a final monthly payment substantially greater than the preceding monthly payment which is sufficient to amortize the remaining principal balance of the Balloon Loan and to pay interest at the related Mortgage Interest Rate.  Interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months.  The Mortgage Note has the terms identified in the applicable Funding Confirmation.  The due date of the first payment under the Mortgage Note is no more than 60 days from the date of the Mortgage Note.  No Mortgage Loan is a Convertible Mortgage Loan;

(xx)                  Customary Provisions.  The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure.  Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee’s sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property.  There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption;

(xxi)                 Original Issue Discount.  The Mortgage Loan was originated free of any “original issue discount” with respect to which the owner of the Mortgage Loan could be deemed to have income pursuant to Sections 1271 et seq. of the Code;

(xxii)                Conformance with Underwriting Guidelines and Agency Standards.  The Mortgage Loan was underwritten in accordance with MortgageIT’s underwriting guidelines in effect at the time the Mortgage Loan was originated. The Mortgage Note and Mortgage are on

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forms acceptable to Fannie Mae or Freddie Mac and such Seller has not made any representations to a Mortgagor that are inconsistent with the mortgage instruments used;

(xxiii)               Occupancy of the Mortgaged Property.  The Mortgaged Property is lawfully occupied under applicable law.  All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities.  Such Seller has not received notification from any governmental authority that the Mortgaged Property is in material non-compliance with such laws or regulations, is being used, operated or occupied unlawfully or has failed to have or obtain such inspection, licenses or certificates, as the case may be.  Such Seller has not received notice of any violation or failure to conform with any such law, ordinance, regulation, standard, license or certificate.  The Mortgagor represented at the time of origination of the Mortgage Loan that the Mortgagor would occupy the Mortgaged Property as the Mortgagor’s primary residence;

(xxiv)               No Additional Collateral.  The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in Paragraph (x) above;

(xxv)                Deeds of Trust.  In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Trust to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor;

(xxvi)               Acceptable Investment.  The Mortgagor is not in bankruptcy or insolvent and such Seller has no knowledge of any circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor’s credit standing that can reasonably be expected to cause the Mortgage Loan to be an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Mortgage Loan.  As used herein, “knowledge” shall be deemed to include (A) knowledge of facts or conditions of which such Seller (including, without limitation, any of its directors, officers, agents or employees) either is actually aware or should have been aware under the circumstances with the exercise of reasonable care, due diligence and competence in discharging such Seller’s duties, (B) all matters of public record, and (C) the making of any representation or warranty that is inaccurate or incomplete, unless such Seller can demonstrate otherwise.  The term “due diligence” means the care which such Seller would exercise in obtaining and verifying information for a loan in which such Seller would be entirely dependent on the property securing such loan and on the borrower’s creditworthiness as security to protect its investment;

(xxvii)              Delivery of Mortgage Loan Documents.  The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered by such Seller under this Agreement have been delivered to the Trust or its Custodian.  Such Seller is in possession of a complete, true and accurate mortgage file in compliance with Section 2 of the Custodial Agreement, except for such documents the originals of which have been delivered to the Trust or the Custodian;

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(xxviii)             Due on Sale.  The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the Mortgagee thereunder;

(xxix)               Transfer of Mortgage Loans.  The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

(xxx)                Consolidation of Future Advances.  Any future advances made prior to the related Purchase Date or Note Purchase Date, as applicable, have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term.  The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac.  The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

(xxxi)               Mortgaged Property Undamaged.  There is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property.  The Mortgaged Property is free of damage and waste that may affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and each Mortgaged Property is in good repair;

(xxxii)              Collection Practices; Escrow Deposits; Adjustable Rate Mortgage Loan Adjustments.  The origination and collection practices used with respect to the Mortgage Loan have been in accordance with Accepted Servicing Practices and in all respects in compliance with all applicable laws and regulations, and have been in all respects legal and consistent with industry standards for mortgage loans of the same type as the Mortgage Loan.  With respect to escrow deposits and escrow payments (other than with respect to Second Lien Mortgage Loans for which the mortgagee under the prior mortgage lien is collecting Escrow Payments), all such payments are in the possession of such Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made.  All Escrow Payments have been collected in full compliance with state and federal laws.  An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item which remains unpaid and which has been assessed but is not yet due and payable.  No escrow deposits or Escrow Payments or other charges or payments due such Seller have been capitalized under the Mortgage or the Mortgage Note. All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal laws and the terms of the related Mortgage Note.  Any interest required to be paid pursuant to state and local laws has been properly paid and credited;

(xxxiii)             Appraisal.  Such  Seller has delivered to the Trust an appraisal of the Mortgaged Property signed prior to the approval of the Mortgage application by a appraiser qualified under Fannie Mae and Freddie Mac guidelines who (i) is licensed in the state where the Mortgaged Property is located, (ii) has no interest, direct or indirect, in the Mortgaged Property or in any Mortgage Loan or the security therefore, and (iii) does not receive compensation that is

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affected by the approval or disapproval of the Mortgage Loan.  The appraisal shall have been made within one hundred and eighty (180) days of the origination of the Mortgage Loan, be completed in compliance with the Uniform Standards of Professional Appraisal Practice, and all applicable federal, state and local laws and regulations, including but not limited to the relevant provisions of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989.  If the appraisal was made more than one hundred and twenty (120) days before the origination of the Mortgage Loan, such Seller shall have received and delivered to the Trust a recertification of the appraisal;

(xxxiv)             Servicemembers’ Civil Relief Act.  The Mortgagor has not notified such Seller, and such Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers’ Civil Relief Act;

(xxxv)              Environmental Matters.  The Mortgaged Property is free from any and all toxic or hazardous substances, including, without limitation, asbestos, and there exists no violation of any local, state or federal environmental law, rule or regulation.  There is no pending action or proceeding directly involving any Mortgaged Property of which such Seller is aware in which compliance with any environmental law, rule or regulation is an issue; and to the best of such Seller’s knowledge, nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;

(xxxvi)             No Construction Loans. No Mortgage Loan was made in connection with (a)  facilitating the trade-in or exchange of a Mortgaged Property or (b) the construction or rehabilitation of a Mortgaged Property;

(xxxvii)            No Denial of Insurance.  No action, inaction, or event has occurred and no state of fact exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable pool insurance policy, PMI Policy, special hazard insurance policy, or bankruptcy bond, irrespective of the cause of such failure of coverage.  In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by such Seller or any designee of such Seller or any corporation in which such Seller or any officer, director, or employee had a financial interest at the time of placement of such insurance;

(xxxviii)           Value of Mortgage Property.  Such Seller has no knowledge of any circumstances existing that should reasonably be expected to adversely affect the value or the marketability of the Mortgaged Property or the Mortgage Loan or to cause the Mortgage Loan to prepay during any period materially faster or slower than the Mortgage Loans originated by MortgageIT generally;

(xxxix)              Mortgagor Acknowledgment.  The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of adjustable rate mortgage loans in the case of Adjustable Rate Mortgage Loans and fixed rate mortgage loans in the case of Fixed Rate Mortgage Loans.  Such Seller shall maintain such statement in the mortgage file;

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(xl)                   UBS Purchase Program.  MortgageIT originated such Mortgage Loan in accordance with the requirements of a UBS Purchase Program;

(xli)                  Servicing Agreement. No servicing agreement other than the Servicing Agreements with Company have been entered into with respect to the Mortgage Loan, or any such servicing agreement has been terminated (without any termination fee) and there are no restrictions, contractual or governmental, which would impair the ability of Purchaser or Purchaser’s designees from servicing the Mortgage Loan;

(xlii)                 Regarding the Mortgagor.  The Mortgagor is one or more natural persons and/or trustees for an Illinois land trust or a trustee under a “living trust” and such “living trust” is in compliance with Fannie Mae guidelines for such trusts;

(xliii)                Predatory Lending Regulations; High Cost Loans.  None of the Mortgage Loans are (a) subject to, covered by or in violation of the Home Ownership and Equity Protection Act of 1994 (“HOEPA”), (b) classified as “high cost,” “covered,” “high risk home”, “threshold,” or “predatory” loans under any other applicable state, federal or local law, including any predatory or abusive lending laws (or similarly classified loans using different terminology under a law imposing heightened scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (c) in violation of any state law or ordinance comparable to HOEPA;

(xliv)               Qualified Mortgage.  The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) or any successor provision thereof of the Code;

(xlv)                Insurance.  Such Seller has caused or will cause to be performed any and all acts required to preserve the rights and remedies of the Trust in any insurance policies applicable to the Mortgage Loans, including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of coinsured, joint loss payee and mortgagee rights in favor of the Trust;

(xlvi)               Simple Interest Mortgage Loans.  None of the Mortgage Loans are simple interest Mortgage Loans;

(xlvii)              Prepayment Fee.  Except as set forth on the related Loan Purchase Detail, none of the Mortgage Loans are subject to a prepayment fee.  With respect to each Mortgage Loan that has a prepayment fee feature, each such prepayment fee is enforceable and will be enforced by such Seller for the benefit of the Trust, and each prepayment fee is permitted pursuant to federal, state and local law and is only payable (i) with respect to a Mortgage Loan originated prior to October 1, 2002, during the first 5 years of the term of the Mortgage Loan, and (ii) with respect to a Mortgage Loan originated on or after October 1, 2002, during the first 3 years of the term of the Mortgage Loan.  Each such prepayment fee is in an amount equal to the maximum amount permitted under applicable law.  With respect to any Mortgage Loan that contains a provision permitting imposition of a prepayment fee upon a prepayment prior to maturity: (i) prior to the loan’s origination, the Mortgagor agreed to such prepayment fee in exchange for a monetary benefit, including but not limited to a rate or fee reduction, (ii) prior to the loan’s origination, the Mortgagor was offered the option of obtaining a Mortgage Loan that did not

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require payment of such a prepayment fee, (iii) the prepayment fee is disclosed to the Mortgagor in the loan documents pursuant to applicable state and federal law, and (iv) notwithstanding any state or federal law to the contrary, such Seller shall not impose such prepayment fee in any instance when the mortgage debt is accelerated as the result of the Mortgagor’s default in making the loan payments;

(xlviii)             Flood Certification Contract.  Such Seller shall have obtained a paid in full, life of loan, transferable flood certification contract for each Mortgage Loan and shall assign all such contracts to the Trust.

(xlix)                No Equity Participation.  No document relating to the Mortgage Loan provides for any contingent or additional interest in the form of participation in the cash flow of the Mortgaged Property or a sharing in the appreciation of the value of the Mortgaged Property.  The indebtedness evidenced by the Mortgage Note is not convertible to an ownership interest in the Mortgaged Property or the Mortgagor and such Seller has not financed nor does it own directly or indirectly, any equity of any form in the Mortgaged Property or the Mortgagor;

(l)                    Proceeds of Mortgage Loan.  The proceeds of the Mortgage Loan have not been and shall not be used to satisfy, in whole or in part, any debt owed or owing by the Mortgagor to such Seller or any Affiliate or correspondent thereof;

(li)                   Mortgage Submitted for Recordation.  The Mortgage either has been or will promptly be submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located;

(lii)                  Endorsements.  Each Mortgage Note has been endorsed by such Seller for its own account and not as a fiduciary, trustee, trustor or beneficiary under a trust agreement;

(liii)                 LTV, PMI Policy.  No Mortgage Loan has an LTV greater than 100% or, with respect to an FHA Loan, the applicable Agency approved limits.  Each Mortgage Loan with an LTV in excess of 80% is and will be insured as to payment defaults by a PMI Policy, unless otherwise provided for in MortgageIT’s underwriting guidelines, acceptable to Fannie Mae and in an amount of coverage meeting the requirements set forth with respect to such insurance policies in the Fannie Mae Guides until such Mortgage Loan is no longer required under the terms of the Fannie Mae Guides to be so insured.  All provisions of such PMI Policy have been and are being complied with, such policy is valid and remains in full force and effect, and all premiums due thereunder have been paid.  No action, inaction, or event has occurred and no state of facts exists that has, or will result in the exclusion from, denial of, or defense to coverage by the PMI Policy.  Any Mortgage Loan subject to a PMI Policy obligates the Mortgagor thereunder to maintain the PMI Policy and to pay all premiums and charges in connection therewith.  The Mortgage Interest Rate for each Mortgage Loan as set forth on the mortgage loan schedule is net of any such insurance premium;

(liv)                 Accuracy of Information.  All information provided to the Trust by such Seller with respect to the Mortgage Loans is accurate in all material respects;

(lv)                  Single Premium Credit Insurance.  No Mortgagor was required to purchase any credit life, disability, accident or health insurance product as a condition of

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obtaining the extension of credit.  No Mortgagor obtained a prepaid single premium credit life, disability, accident or health insurance policy in connection with the origination of the Mortgage Loan; None of the proceeds of the Mortgage Loan were used to purchase or finance single-premium credit life or disability insurance policies or any comparable insurance;

(lvi)                 Ground Leases.  The Mortgage Loan is not secured by the Mortgagor’s interest in a Ground Lease except to the extent permitted pursuant to paragraph (ix) of this Schedule 1, and if such Mortgage Loan is secured by the Mortgagor’s interest in a Ground Lease:

(1)           The Ground Lease or a memorandum thereof has been duly recorded, the Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage, does not restrict the use of the Mortgaged Property by the lessee or its successors and assigns in a manner that would adversely affect the security provided by the related Mortgage, and there has not been a material change in the terms of the Ground Lease since its recordation, with the exception of written instruments which are part of the related mortgage file;

(2)           The Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the related ground lessor’s related fee interest;

(3)           The Ground Lease either (i) has a term which extends not less than ten years beyond the maturity date of the related Mortgage Loan or (ii) grants the lessee the option to extend the term of the lease for a period (in the aggregate) which exceeds ten years beyond the maturity date of the related Mortgage Loan;

(4)           The Ground Lease is valid, in good standing, and in full force and effect;

(5)           The lessee is not in default under any provision of the lease;

(6)           The mortgagee under the Mortgage Loan is given at least 30 days’ notice of any default and an opportunity to cure any defaults under the Ground Lease or to take over the Mortgagor’s rights under the Ground Lease;

(7)           The Ground Lease does not contain any default provisions that could give rise to forfeiture or termination of the Ground Lease except for the non-payment of the Ground lease rents; and

(8)           The Ground Lease provides that the leasehold can be transferred, mortgaged and sublet an unlimited number of times either without restriction or on payment of a reasonable fee and delivery of reasonable documentation to the lessor.

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(lvii)                Origination Date.   With respect to each REIT Mortgage Loan as of the related Note Purchase Date, the Origination Date is no earlier than ninety (90) days prior to the date such REIT Mortgage Loan was first purchased by Purchaser.  With respect to each TRS Mortgage Loan as of the related Purchase Date, the Origination Date is no earlier than ninety (90) days prior to the date such TRS Mortgage Loan was first sold to the Trust hereunder;

(lviii)               No Exception.  Custodian has not noted any material exceptions on a Certification Report (as defined in the Custodial Agreement) with respect to the Mortgage Loan which would materially and adversely affect the Mortgage Loan or Purchaser’s ownership of the Mortgage Loan, unless consented to by Purchaser;

(lix)                  MIP Insurance.  With respect to each Mortgage Loan insured by HUD or the VA, all insurance premiums (“MIP”) payable to HUD or the VA, as applicable, in connection with such Mortgage Loan were paid within the timeframe required by such Agency to avoid the imposition of any late fees or penalty fees;

(lx)                   MIP Insurance Certificate. With respect to each Mortgage Loan insured by HUD or the VA, such Seller has received the related insurance certificate from the applicable agency evidencing such insurance within 60 days of the origination date of such Mortgage Loan;

(lxi)                  MIP Documents. With respect to each Mortgage Loan insured by HUD or the VA, such Seller has submitted all documents required by the applicable Agency to insure such Mortgage Loan (regardless of whether such documents are required to be contained in the related Document File) within 30 days of the origination date of such Mortgage Loan;

(lxii)                 MIP Access. With respect to each Mortgage Loan insured by HUD or the VA, such Seller has provided access to Purchaser to the lender number, password or any other information that may be required by the applicable Agency or otherwise for Purchaser to verify that the related MIP payments have been made;

(lxiii)                Borrower Credit Files. With respect to each Mortgage Loan, such Seller has fully and accurately furnished complete information on the related borrower credit files to Equifax, Experian and Trans Union Credit Information Company, in accordance with the Fair Credit Reporting Act and its implementing regulations, on a monthly basis and such Seller for each Mortgage Loan will furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company, on a monthly basis;

(lxiv)               Lending Practices. No predatory or deceptive lending practices, including but not limited to, the extension of credit to the applicable Mortgagor without regard for said Mortgagor’s ability to repay the Mortgage Loan and the extension of credit to said Mortgagor which has no apparent benefit to said Mortgagor, were employed by the originator of the Mortgage Loan in connection with the origination of the Mortgage Loan.  Each Mortgage Loan is in compliance with the anti-predatory lending eligibility for purchase requirements of the Fannie Mae Guides;

(lxv)                Georgia Fair Lending Act. No Mortgage Loan is a “High Cost Home Loan” as defined in the Georgia Fair Lending Act, as amended (the “Georgia Act”).  No

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Mortgage Loan secured by real property or a manufactured home located in the State of Georgia was originated (or modified) on or after October 1, 2002 through and including March 6, 2003;

(lxvi)               New York “high-cost home loans”. No Mortgage Loan (a) is secured by property located in the State of New York; (b) had an unpaid principal balance at origination of $300,000 or less, and (c) has an application date on or after April 1, 2003, the terms of which Mortgage Loan equal or exceed either the APR or the points and fees threshold for “high-cost home loans”, as defined in Section 6-L of the New York State Banking Law;

(lxvii)              Loan Products. No Mortgagor was encouraged or required to select a Mortgage Loan product offered by the Mortgage Loan’s originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of the Mortgage Loan’s origination, such Mortgagor did not qualify taking into account credit history and debt to income ratios for a lower cost credit product then offered by the Mortgage Loan’s originator or any affiliate of the Mortgage Loan’s originator.  If, at the time of loan application, the Mortgagor may have qualified for a lower cost credit product than offered by any mortgage lending affiliate of the Mortgage Loan’s originator, the Mortgage Loan’s originator referred the Mortgagor’s application to such affiliate for underwriting consideration;

(lxviii)             Underwriting Methodology. The methodology used in underwriting the extension of credit for each Mortgage Loan employs objective mathematical principles which relate the Mortgagor’s income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the Mortgagor’s equity in the collateral as the principal determining factor in approving such credit extension.  Such underwriting methodology confirmed that at the time of origination (application/approval) the Mortgagor had a reasonable ability to make timely payments on the Mortgage Loan;

(lxix)                Disclosure of Fees. All fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan have been disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation;

(lxx)                 Disclosure of Points. All points and fees related to each Mortgage Loan were disclosed in writing to the related Mortgagor in accordance with applicable state and federal law and regulation.  Except in the case of a Mortgage Loan in an original principal amount of less than $60,000 which would have resulted in an unprofitable origination, no related Mortgagor was charged “points and fees” (whether or not financed) in an amount greater than 5% of the principal amount of such loan, such 5% limitation is calculated in accordance with Fannie Mae’s anti-predatory lending requirements as set forth in the Fannie Mae Guides;

(lxxi)                Credit Reporting Data. Such Seller will transmit full-file credit reporting data for each Mortgage Loan pursuant to Fannie Mae Guide Announcement 95-19 and for each Mortgage Loan, such Seller agrees it shall report one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off;

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(lxxii)               Arkansas Home Loan Protection Act. No Mortgage Loan is a “High Cost Home Loan” as defined in the Arkansas Home Loan Protection Act effective August 16, 2003 (Act 1340 or 2003);

(lxxiii)              Kentucky “High Cost Home Loan”. No Mortgage Loan is a “High Cost Home Loan” as defined in the Kentucky high-cost loan statute effective June 24, 2003 (Ky. Rev. Stat. Section 360.100);

(lxxiv)              Nevada “home loan”. No Mortgage Loan secured by property located in the State of Nevada is a “home loan” as defined in the Nevada Assembly Bill No. 284;

(lxxv)               Oakland Home Loans. No Mortgage Loan originated in the City of Oakland is subject to the City of Oakland, California Ordinance 12361, the “Ordinance”) as a home loan;

(lxxvi)              Oklahoma Home Ownership and Equity Protection Act. No Mortgage Loan is a subsection 10 mortgage under the Oklahoma Home Ownership and Equity Protection Act;

(lxxvii)             Illinois High Risk Home Loan Act. No Mortgage Loan is a “High-Risk Home Loan” (as defined in Illinois High Risk Home Loan Act 93-561);

(lxxviii)            New Jersey Home Ownership Security Act. No Mortgage Loan is a “High-Cost Home Loan” under the New Jersey Home Ownership Security Act of 2002 (the “NJ Act”); and each Mortgage Loan subject to the NJ Act is considered under the NJ Act as, either, a (1) purchase money Home Loan, (2) purchase money Covered Loan, or (3) a rate/term refinance Home Loan;

(lxxix)              New Mexico Home Loan Protection Act. No Mortgage Loan is a “High-Cost Home Loan” as defined in the New Mexico Home Loan Protection Act effective January 1, 2004 (N.M. Stat. Ann. §§ 58-21A-1 et seq.);

(lxxx)               Los Angeles “high-cost refinance home loan”. No Mortgage Loan originated in the city of Los Angeles, California on or after the effective date of the Los Angeles, California anti-predatory lending ordinance is a “high-cost refinance home loan” under such ordinance;

(lxxxi)              CLTV.  No Second Lien Mortgage Loan has a CLTV in excess of 100%;

(lxxxii)             Consent.  Either (a) no consent for the Second Lien Mortgage Loan is required by the holder of the related first lien or (b) such consent has been obtained and is contained in the mortgage file;

(lxxxiii)            Maine Home Loans. No Mortgage Loan that is secured by property located within the State of Maine meets the definition of a (i) “high-rate, high-fee” mortgage loan under Article VIII, Title 9-A of the Maine Consumer Credit Code or (ii) “High-Cost Home Loan” as defined under the Maine House Bill 383 L.D. 494, effective as of September 13, 2003; and

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(lxxxiv)            Arbitration. No Mortgagor agreed to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction.

(lxxxv)             Shares Issued by Cooperative Corporation.  With respect to a Mortgage Loan that is a Cooperative Loan, the shares issued by the Cooperative Corporation that constitute a portion of the related Cooperative Ownership Interest and that are pledged as security for the Mortgage Loan are held by a person as a tenant-stockholder (as defined in Section 216 of the Code) in a Cooperative Corporation (as defined in Section 216 of the Code).

(lxxxvi)            Cooperative Loan.  With respect to a Mortgage Loan that is a Cooperative Loan, the security instruments create a valid, enforceable, subsisting, first priority and perfected security interest in the related cooperative shares securing the related cooperative note, subject only to (x) the lien of the related Cooperative Corporation for unpaid assessments representing the Mortgagor’s pro rata share of payments for a blanket mortgage, if any, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (y) other matters to which like collateral is commonly subject and which do not materially interfere with the benefits of the security intended to be provided.  If such Mortgage Loan is a Cooperative Loan, to such Seller’s knowledge, the Mortgage Note relating to the underlying Mortgaged Property is not in default.

Defined Terms

In addition to terms defined elsewhere in the Loan Sale Agreement, the following terms shall have the following meanings when used in this Schedule 2:

“Adjustable Rate Mortgage Loan” shall mean an Adjustable Rate Mortgage Loan purchased pursuant to this Agreement.

“Appraised Value” shall mean (i) With respect to any First Lien Mortgage Loan, the value of the related Mortgaged Property based upon the appraisal made, if any, for the originator at the time of origination of the Mortgage Loan or the sales price of the Mortgaged Property at such time of origination, whichever is less; provided, however, that in the case of a refinanced Mortgage Loan, such value is based solely upon the appraisal made, if any, at the time of origination of such refinanced Mortgage Loan, and (ii) with respect to any Second Lien Mortgage Loan, the value, determined pursuant to MortgageIT’s underwriting guidelines, of the related Mortgaged Property as of the origination date of the Second Lien Mortgage Loan.

“Assignment of Mortgage” shall mean an assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the transfer of the Mortgage.

“Balloon Loan” shall mean a Mortgage Loan identified on the related Loan Purchase Detail as a balloon mortgage loan.

“Best’s”  shall mean Best’s Key Rating Guide, as the same shall be amended from time to time.

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“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Combined Loan-to-Value Ratio or CLTV” shall mean with respect to any Second Lien Mortgage Loan, the sum of the original principal balance of such Mortgage Loan and the outstanding principal balance of any related first lien as of the date of origination of the Mortgage Loan, divided by the lesser of the Appraised Value of the Mortgage Property as of the origination date or the purchase price of the Mortgaged Property.

“Convertible Mortgage Loan” A Mortgage Loan that by its terms and subject to certain conditions contained in the related Mortgage or Mortgage Note allows the Mortgagor to convert the adjustable Mortgage Interest Rate on such Mortgage Loan to a fixed Mortgage Interest Rate.

“Due Date” shall mean the day on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

“Escrow Payments” shall mean with respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water charges, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and other payments as may be required to be escrowed by the Mortgagor with the Mortgagee pursuant to the terms of any Mortgage Note, Mortgage or any other document.

“Fannie Mae” shall mean Fannie Mae and its successors in interest.

“Fannie Mae Guides”  shall mean the Fannie Mae Sellers’ Guide and the Fannie Mae Servicers’ Guide and all amendments or additions thereto.

“First Lien Mortgage Loan” shall mean a Mortgage Loan secured by a first lien Mortgage on the related Mortgaged Property.

“Freddie Mac” shall mean Freddie Mac and its successors in interest.

“Gross Margin” shall mean, with respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note which amount is added to the Index in accordance with the terms of the related Mortgage Note to determine on each Interest Rate Adjustment Date the Mortgage Interest Rate for such Mortgage Loan.

“Ground Lease” shall mean the original executed instrument evidencing a leasehold estate with respect to a Mortgaged Property.

“Interest Rate Adjustment Date” shall mean with respect to each Adjustable Rate Mortgage Loan, the date set forth in the related Mortgage Note on which the Mortgage Interest Rate on the Mortgage Loan is adjusted in accordance with the terms of the Mortgage Note.

“LTV” shall mean, with respect to any Mortgage Loan, the ratio (expressed as a percentage) of the outstanding principal amount of the Mortgage Loan as of the cut-off date (unless otherwise indicated), to the Appraised Value of the Mortgaged Property.

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“Maximum Mortgage Interest Rate” shall mean with respect to each Adjustable Rate Mortgage Loan, a rate that is set forth on the related Funding Confirmation and in the related Mortgage Note and is the maximum interest rate to which the Mortgage Interest Rate on such Mortgage Loan may be increased on any Interest Rate Adjustment Date.

“Monthly Payment” shall mean with respect to any Mortgage Loan, the scheduled combined payment of principal and interest payable by a Mortgagor under the related Mortgage Note on each Due Date.

“Mortgage Interest Rate” shall mean with respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note.

“Origination Date” shall mean with respect to each Mortgage Loan, the date on which the applicable lien was placed on the related Mortgaged Property.

“PMI Policy” shall mean a policy of primary mortgage guaranty insurance issued by a Qualified Insurer.

“Qualified Insurer” shall mean an insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided, approved as an insurer by Fannie Mae and Freddie Mac and whose claims paying ability is rated in the highest rating category by any of the rating agencies with respect to primary mortgage insurance and in the two highest rating categories by Best’s with respect to hazard and flood insurance.

“Second Lien Mortgage Loan” shall mean a Mortgage Loan secured by a second lien Mortgage on the related Mortgaged Property.

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Schedule 3

SELLERS’ FORMER NAMES AND CURRENT OR FORMER TRADE NAMES,
FICTITIOUS NAMES, ASSUMED NAMES AND OR “DOING BUSINESS AS” NAMES

1.             MortgageIT, Inc.

k.	Prior Name: None

b.	Trade Name:	MIT
MIT Lending
IPI
IPI Skyscraper
IPI Skyscraper Mortgage

2.             MortgageIT Holdings, Inc.

l.	Prior Name: None

b.	Trade Name: None

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Schedule 4

UCC FILING JURISDICTIONS

[SELLER’S JURISDICTION OF ORGANIZATION]

4-1

Annex 1

SELLER’S OFFICER’S CERTIFICATE

I,                         , hereby certify that I am the duly elected                          of [Seller], a [               ] corporation (the “Seller”), and further certify, on behalf of the Seller as follows:

1.             Attached hereto as Attachment I is a true and correct copy of the articles of incorporation and by-laws of the Seller as are in full force and effect on the date hereof.

2.             Attached hereto as Attachment II is a Certificate of Good Standing of the Seller, issued by the Secretary of the State of [            ] dated [DATE]. No event has occurred since [DATE] which has affected the good standing of the Seller under the laws of the State of [            ].

3.             Each person who, as an officer or attorney-in-fact of the Seller, signed the Transaction Documents (as defined in the Definitions List attached as Schedule 1 to the Loan Sale Agreement dated as of August 4, 2004, among MortgageIT, Inc., MortgageIT Holdings, Inc. and MortgageIT SPV I on behalf of the REIT Sub-Trust (the “Definitions List”) to which the Seller is a party and any other document delivered prior hereto or on the date hereof in connection with transactions contemplated in such Transaction Documents, was, at the respective times of such signing and delivery, and is as of the date hereof, duly elected or appointed, qualified and acting as such officer or attorney-in-fact, and the signatures of such persons appearing on such documents are their genuine signatures.

4.             Attached hereto as Attachment III is a true and correct copy of the resolutions duly adopted by the board of directors of the Seller on [DATE] (the “Resolutions”) with respect to the authorization and approval of the transactions contemplated in such Transaction Document; said Resolutions have not been amended, modified, annulled or revoked and are in full force and effect on the date hereof.

5.             All of the representations and warranties of the Seller contained in such Transaction Documents, were true and correct in all material respects as of the date of each such Transaction Documents, and are true and correct in all material respects as of the date hereof and Seller has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied at or prior to the date hereof.

6.             Seller has performed all of its duties and has satisfied all the material conditions on its part to be performed or satisfied pursuant to such Transactions Documents, on or prior to the date hereof.

7.             There are no actions, suits or proceedings pending or, to my knowledge, threatened, against or affecting Seller which, if adversely determined either individually

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or in the aggregate, would adversely affect Seller’s obligations under such Transaction Documents.

8.             No proceedings that could result in the liquidation or dissolution of Seller are pending or contemplated.

9.             Incumbency of Officers.  The below named persons are duly authorized to sign on behalf of Seller, holding the respective office below set opposite his or her name, and the signature below set opposite his or her name is his or her genuine signature.

Name	Office	Signature

All capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Definitions List.

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IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Seller.

Dated:		,
[Seal]

By:
Name:
Title: Chief Financial Officer

By:
Name:
Title: Secondary Marketing Director

I,                            ,  [Assistant] Secretary of                      , hereby certify that                          and                          are the duly elected, qualified and acting Chief Financial Officer and Secondary Marketing Director, respectively, of [Seller] and that the signature appearing above is the genuine signature of such person.

IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:		,
[Seal]

By:
Name:
Title:

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Annex 2

SELLER’S OFFICER’S CERTIFICATE

Each of                          and                         , hereby certify that they are the duly elected Chief Financial Officer and Secondary Marketing Director, respectively, of [Seller], a [            ] corporation (the “Seller”), and further certify on behalf of the Seller as follows:

1.             This officer’s certificate is made in connection with the Loan Sale Agreement (the “Agreement”), dated as of August 4, 2004, by and between the Seller, [other Seller] (together with the Seller, the “Sellers”) and MortgageIT SPV I acting with respect to the REIT Sub-Trust/TRS Sub-Trust (the “Purchaser”).

2.             The attached report details the Seller’s complete inventory of mortgage loans that are in the application, locked and closed stages (the “Pipeline”) together with the Interest Rate Protection Agreements entered into by the Seller associated with the Pipeline.

3.             The attached report (including the mark-to-market calculations included therein) is a complete, true and accurate representation which fairly presents such hedging arrangements, and with respect to all reports delivered to the Trust following the date of the most recently delivered officer’s certificate from Seller (prior to this one), such reports (including the mark-to-market calculations included therein) were complete, true and accurate representations which fairly presented such hedging arrangements as of the date thereof.

4.             The execution by the undersigned evidences each such officer’s determination that such hedging agreements adequately protect Seller from interest rate fluctuations.

The Chief Financial Officer further certifies on behalf of the Seller as follows:

5.             The consolidated Tangible Net Worth of the Sellers is not less than the sum of (i) $175,000,000 and (ii) 90% of capital contributions made since August 4, 2004.

6.             The ratio of the Sellers’ consolidated Total Indebtedness to Tangible Net Worth is [            ], which is not greater than 20:1.

7.             Seller’s Net Income for the last three consecutive fiscal months, before income taxes for such Test Period and distributions made during such Test Period is $[               ], which is not less than $1.00.

8.             Neither Seller nor its partners, principal shareholders and owners, guaranty, endorse or are otherwise in any way responsible for any obligations of Seller or any other Person.

9.             There has been no change in the articles of incorporation and by-laws of Seller since the date such documents were provided to Purchaser and such documents are in full force and effect on the date hereof.

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10.           No event has occurred since the date of the last good standing certificate of Seller provided to Purchaser which has affected the good standing of Seller under the laws of the State of [            ].

11.           All of the representations and warranties of Seller contained in the Transaction Documents to which it is a party are true and correct in all material respects as of the date hereof and Seller has complied with the Transaction Documents to which it is a party and satisfied all of the conditions on its part to be performed or satisfied at or prior to the date hereof.

12.           Seller has performed all of its duties and has satisfied all the material conditions on its part to be performed or satisfied pursuant to the Transaction Documents to which it is a party on or prior to the date hereof.

13.           There are no actions, suits or proceedings pending or, to my knowledge, threatened, against or affecting Seller which, if adversely determined either individually or in the aggregate, would adversely affect Seller’s obligations under the Transaction Documents to which it is a party.

14.           No proceedings that could result in the liquidation or dissolution of Seller are pending or contemplated.

15.           To the best of my knowledge after due inquiry and investigation, no Event of Default has occurred prior to the date hereof or is occurring on the date hereof.

All capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Agreement.

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IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Seller.

Dated:		,
[Seal]

[SELLER]

By:
Name:
				Title:	Chief Financial Officer

IN WITNESS WHEREOF, only with respect to items 1 through 4 of this Seller’s Officer’s Certificate, I have hereunto signed my name and affixed the seal of the Seller.

Dated:		,
[Seal]

[SELLER]

By:
Name:
				Title:	Secondary Marketing Director

I,                            ,  [Assistant] Secretary of [Seller], hereby certify that                          and                          are the duly elected, qualified and acting Chief Financial Officer and Secondary Marketing Director, respectively, of [Seller] and that the signature appearing above is the genuine signature of such person.

IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:		,
[Seal]

[SELLER]

By:
Name:
Title:

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Annex 3

FORM OF FINANCIAL STATEMENT FOOTNOTE

MORTGAGEIT SPV I (the “Trust”) is a Delaware statutory trust which has been established by [MORTGAGEIT, INC./MORTGAGEIT HOLDINGS, INC.] (the “Company”) as a special-purpose warehouse finance subsidiary of the Company.  The Trust has agreed to [issue and] sell to UBS Real Estate Securities Inc. (“UBS”) [mortgage loans (“Mortgage Loans”)/ notes backed by mortgage loans (the “Notes”)].

Under the legal agreements which document the [issuance and] sale of the [Mortgage Loans/Notes]:

•                  all assets which are from time to time owned by the Trust are legally owned by the Trust and not by the Company.

•                  the Trust is a legal entity separate and distinct from the Company and all other affiliates of the Company.

•                  the assets of the Trust are legally assets only of the Trust, and are not legally available to the Company and all other affiliates of the Company or their respective creditors, for pledge to other creditors or to satisfy the claims of other creditors.

•                  none of the Company or any other affiliate of the Company is legally liable on the debts of the Trust, except for an amount limited to 10% of the greater of (i) the total principal amount of Notes then outstanding under the Note Purchase Agreement plus the aggregate outstanding principal of all Mortgage Loans sold under the Loan Repurchase Agreement and the Loan Sale Agreement and (ii) the Facility Limit.

•                  the only assets of the Company which result from the [issuance and] sale of the [Mortgage Loans/ Notes] are:

1)              any cash portion of the purchase price paid from time to time by the Trust in consideration of Mortgage Loans sold to the Trust by the Company and

2)              the value of the Company’s net equity investment in the Trust.

•                  As of    /   /   , the Trust had the following assets:

a)     whole loans: $

b)    REO Properties: $               , and

c)     cash and cash equivalents: $               .

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•                  As of    /   /   , the Trust had the following liabilities and equity:

a)     short-term debt due to UBS: $               , and

b)    $                in members’ equity investment.

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